As submitted to the Securities and Exchange Commission on April 1, 2025.

Registration No. 333-285750

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GBANK FINANCIAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	6712	82-3869786
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

9115 W. Russell Rd., Ste. 110

Las Vegas, Nevada 89148

(702) 851-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward M. Nigro

Executive Chairman of the Board

T. Ryan Sullivan

Chief Executive Officer and President

GBank Financial Holdings Inc.

9115 W. Russell Rd., Ste. 110

Las Vegas, Nevada 89148

(702) 851-4200

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Sklar, Esq.

Henry E. Lichtenberger, Esq.

Thomas E. Puzzo, Esq.

Sklar Williams PLLC

410 South Rampart Blvd., Ste. 350

Las Vegas, Nevada 89145

(702) 360-6000

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2025

PRELIMINARY PROSPECTUS

1,081,081 SHARES OF COMMON STOCK

This prospectus relates to the resale of 1,081,081 shares of our common stock, par value $0.0001 per share, by certain of our selling holders of common stock (the “Selling Stockholders”).

The Selling Stockholders may sell all or a portion of the shares of common stock being offered pursuant to this prospectus at the prevailing market prices at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders. We will bear all costs associated with this registration.

The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute approximately 7.6% of issued and outstanding common stock of GBank Financial Holdings Inc., a Nevada corporation (the “Company”), as of March 31, 2025, assuming that the Selling Stockholders will sell all of the shares offered for sale.

Our common stock is currently quoted on the OTCQX Market under the symbol “GBFH.”  On March 31, 2025, the closing bid price of our common stock on the OTCQX was $37.40 per share. These prices will fluctuate based on the demand for our common stock. Quotes of stock trading prices on an over-the-counter market, such as the OTCQX, may not be indicative of the market price on a national securities exchange, such as the Nasdaq Capital Market. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “GBFH.”  We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq Capital Market, or, if successful, that an active trading market for our common stock on the Nasdaq Capital Market will develop or be sustained. If we are unable to list our common stock on the Nasdaq Capital Market, then our common stock will continue to trade on the OTCQX.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company disclosure standards.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. -

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2025

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About This Prospectus

We and the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any related free writing prospectuses. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common shares offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date. Our business, results of operations, financial condition, and prospects may have changed since that date.

For investors outside the United States: We have not, and the Selling Stockholders have not, done anything that would permit this offering or the possession or distribution of this prospectus or any free writing prospectus in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States.

Market and Industry Data

Within this prospectus, we reference certain market, industry and demographic data and other statistical information. We have obtained this data and information from various independent, third party industry sources and publications. Nothing in the data or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. We believe that these external sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus before investing in our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, references to the “Company,” “we,” “us,” “our,” “GBank”, “Bank”, “GBFH” or similar references mean GBank Financial Holdings Inc.

Overview

GBank Financial Holdings Inc. is a bank holding company headquartered in Las Vegas, Nevada and registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Through our wholly owned bank subsidiary, GBank, we operate two full-service commercial branches in Las Vegas, Nevada to provide a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and affluent individuals in Nevada, California, Utah, and Arizona. Our founding members, including our Executive Chairman of the Board, Edward M. Nigro, recognized a need in the greater Las Vegas area for a solutions-oriented, relationship bank focused on middle market companies and real estate entrepreneurs who generally require loans of $200 thousand to $20 million, a size often overlooked or deprioritized by larger financial institutions. GBank was established in 2007 with the goal of helping these underserved clients build and sustain wealth. By combining the relationship-based focus of a community bank with the extensive suite of financial products and services offered by our largest competitors, we believe that we are well-positioned to continue to capitalize on the significant growth opportunities available not only in the greater Las Vegas and Clark County area, but regionally and nationally through our Small Business Administration (“SBA”) lending, Gaming Fintech, and credit card initiatives. These activities, together with our two strategically located banking centers, generate a stable source of low-cost core deposits and a diverse loan portfolio with attractive risk-adjusted yields. As of December 31, 2024, our assets, loans, deposits and stockholders’ equity totaled $1.1 billion, $816.0 million, $935.1 million and $140.7 million, respectively.

Through our experienced team of commercial relationship managers and our integrated, client-centric approach, we have successfully demonstrated our ability to consistently grow market share by deepening existing client relationships and continually expanding our client base. We have grown our diversified loan portfolio at a 27.16% compound annual growth rate (“CAGR”) since 2016, with the majority of growth sourced from our commercial real estate and commercial and industrial portfolios through our government-guaranteed lending programs. Annual loan growth rates are presented by year since 2016 in the following table:

			Annual %
	Loans, Net (a)	$ Change	Change
2015	93,842	---	---
2016	120,612	26,770	28.5%
2017	122,743	2,131	1.8%
2018	148,605	25,862	21.1%
2019	194,692	46,087	31.0%
2020	292,033	97,341	50.0%
2021	x317,489	25,456	8.7%
2022	368,007	50,518	15.9%
2023	592,146	224,139	60.9%
2024	815,958	223,812	37.8%

(a) Loans, net of deferred fees and costs and excluding loans held for sale

Since initiating our transition to a core-funded institution with the opening of our first banking center in 2007, we have maintained a goal of converting many of our commercial lending clients into full retail relationship banking clients. This focus has enabled us to complement our strong loan growth with a deposit CAGR of 25.35% since 2016. This deposit growth has been fueled primarily by low-cost core deposits (deposits, excluding certificates of deposit greater than $250 thousand and brokered deposits), which represent approximately 86% of total deposits as of December 31, 2024. Annual deposit growth rates are presented by year since 2016 in the following table:

			Annual %
	Deposits	$ Change	Change
2015	122,384	---	---%
2016	132,677	10,293	8.4%
2017	177,272	44,595	33.6%
2018	200,398	23,126	13.0%
2019	296,841	96,443	48.1%
2020	389,300	92,459	31.1%
2021	509,563	120,263	30.9%
2022	555,433	45,870	9.0%
2023	745,700	190,267	34.3%
2024	935,080	189,380	25.4%

As a bank holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System (“FRB”), which is our primary federal regulator. We are required to file with the FRB reports and other information regarding our business operations and the business operations of our subsidiaries. As a state-chartered bank that is a non-member of the Federal Reserve System, GBank is subject to primary supervision, periodic examination and regulation by the Department of Financial Services of the State of Nevada (“NFID”) and by the Federal Deposit Insurance Corporation (“FDIC”) as its primary federal regulator.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

•	we are exempt from the requirement to obtain an attestation and report from our auditors on management's assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation;

•	we are not required to hold non-binding advisory votes on executive compensation or golden parachute arrangements and

•	we have no obligation to comply with any future requirements adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to use this extended transition period, which means that our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.

In this prospectus we have elected to take advantage of the reduced disclosure requirements relating to executive compensation, and in the future we may take advantage of any or all of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended.

Our Products

GBank is a full-service, innovative, independent bank focusing on business and professional clients in our markets who would be better served by an adaptive and nimble banking institution. It provides (i) general commercial banking services with an emphasis on serving the needs of small- and medium-sized businesses, high net worth individuals, professionals, and investors, (ii) a full complement of consumer deposit and loan products, with an emphasis on consumer credit cards, focused on delivering a premium level of service, (iii) guaranteed lending through Small Business Administration loans, and (iv) other niche products, such as Pooled Player Accounts™ and Pooled Consumer Accounts™ offered through the Bank’s Gaming FinTech business area.

During 2024, the Company generated $75.2 million in interest income and $16.2 million in non-interest income resulting in total revenue of $91.4 million. Interest on commercial real estate loans accounted for 65.5% of the revenue while 13.2% of the revenue was generated through gain on sale related to selling the guaranteed portion of SBA and United States Department of Agriculture (“USDA”) loan balances in the secondary market. The remaining revenue was split between the investment of excess liquid funds in securities, interest-bearing accounts at other financial institutions, loan servicing rights and other lending activities of the Bank.

Commercial and Consumer Banking Services

The Bank focuses its non-SBA and USDA lending efforts within its defined strategic area of Nevada, Arizona, California and Utah.

GBank offers traditional deposit products including business and personal checking accounts, NOW accounts, money market accounts, regular savings accounts, and time certificates of deposit. Sweep accounts are offered in cooperation with an approved third party.

GBank’s loan products include: (i) commercial and residential real estate loans, (ii) Small Business Administration loans, (iii) commercial and industrial loans, and (iv) to a lesser extent, construction and land development loans and consumer loans to include credit cards. GBank’s lending efforts continue to focus on meeting the needs of its business customers requiring funding for commercial and commercial real estate enterprises.

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Along with deposit and loan products, GBank offers convenient services including cash management, internet banking, courier service, mobile banking, remote deposit capture, and electronic bill payment to conveniently serve our target markets.

A significant portion of GBank’s client base reflects the associates and clients of the Board of Directors of the Company and GBank as well as the executive officers and key employees of GBank (the “Executive Management Team”). These current and potential clients include healthcare professionals, accounting professionals, attorneys, wholesalers, retailers, realtors, contractors and developers, some gaming businesses, financial services companies, insurance agents and brokers, service companies and a limited number of affluent consumers wishing to receive higher levels of personal service.

Prepaid Debit Cards

On April 14, 2015, the Bank entered into a Sponsorship and Program Management Agreement Bankcard Services, LLC (“BCS”), which agreement was subject to several amendments, then Amended and Restated on June 23, 2022 and replaced in full with that certain Second Amended and Restated Sponsorship Agreement on May 17, 2023 along with a First Amendment effective as of June 1, 2023 and Second Amendment effective March 1, 2025 (collectively, the “Sponsorship Agreement”).  The Sponsorship Agreement enables the Bank to serve as the issuing bank for Visa, MasterCard, or Discover Network Prepaid Debit Cards (“PDC”) to fund digital apps and consumer retail activities. An issued PDC permits cardholders to move funds electronically to and from digital app providers. In connection with these activities, the Bank and BCS contracted with Sightline Interactive LLC’s Loyalty Card Plus™ Program and have entered several key contractual arrangements with Discover, Mastercard and Visa (the Network Providers), BCS/Sightline (the Program Managers), i2c (the Issuing Processor), and Worldpay (formerly Vantiv, the Merchant Acquirer).

Electronic Prepaid Access Programs

BCS is in the business of providing program manager services for its electronic prepaid access programs (the “BCS Services”) offered through banks in the United States, including the Bank. BCS offers Pooled Player Account™ and Pooled Consumer Account™ prepaid access programs (collectively, the “Prepaid Programs”) to gaming and consumer digital wallet/app providers under the terms and conditions of the Sponsorship Agreement and its ongoing relationship with the Bank. The Prepaid Programs provide consumer protection to the operator’s users.  A user opens a subledger deposit account with the Bank through the operator’s app and offers full consumer protection that includes, among others, the Federal Reserve’s Regulation E, bankruptcy, and FDIC insurance. The ledger accounts are reconciled, settled, and distributed by the Bank and a digital representation of the account holder’s balance is maintained on the operator’s wallet/user application.

For the Prepaid Programs and being granted the rights provided for in the Sponsorship Agreement, the Bank acts as the sponsor, maintaining full oversight and control over those programs. The Prepaid Programs include the BCS Services which grant the Bank use and access to BCS’ proprietary Player and Consumer Information Management System (“PIMS/CIMS™”).  Without the Sponsorship Agreement, the Bank’s ability to offer and/or participate in products like the Prepaid Programs would require the Company to incur significant start-up and ongoing costs and expenses. The Prepaid Programs are offered, managed and operated in accordance with the terms of the Sponsorship Agreement, including obtaining all of the BCS Services.

The Bank’s Gaming FinTech activities are reliant upon its Sponsorship Agreement to receive the BCS Services as discussed above. Four (4) directors of the Company (Messrs. Edward and Todd Nigro, Finley and Sklar) as well as three (3) directors of the Bank (Messrs. Herbst and Nelson and Ms. Lowe) have an ownership interest in BCS along with certain of the Company’s shareholders. The Executive Chairman of the Company and the Bank along with certain directors of the Company and the Bank have extensive experience in licensed gaming operator entities. The Sponsorship Agreement, as well as all prior amendments, restatements, modifications, and addendums, has been approved by the Gaming/Fintech Committee. The directors of the Company and the Bank do not serve on this Committee as it is comprised entirely of members that do not have ownership in BCS. The Gaming/Fintech Committee determines whether the terms and conditions of any agreements, including any transactions with BCS, are fair and reasonable to the Bank. Additionally, the Gaming FinTech Committee provides ongoing monitoring of Gaming FinTech activities to ensure compliance with all relevant laws and regulations.

Without the Sponsorship Agreement, GBank and the Company would not be able to use the BCS Proprietary Prepaid Access Programs (PPA & PCA) which are important patented technology and account architecture that provide substantive consumer protections for Custodial Accounts.

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Credit Cards

The Bank launched its Visa Signature® Card during the second quarter of 2023 for prime and super -prime consumers. The Bank, through its eight years of experience in issuing over one million Play Plus DPCs for funding digital gaming wallet/apps, recognized an opportunity to fund these digital wallets/apps with a credit card. Digital consumer wallet/apps funding sources include “ACH”, non-bank payments entities (PayPal, Venmo, etc.), cash, prepaid cards, and credit cards among other sources.

The Bank’s Visa Signature® Card reward program provides a 1% cash reward on funding digital gaming wallet/apps and 2% cash reward on all other purchases.

Small Business Administration Lending

As part of ongoing initiatives to improve performance through strategic business lines that promote the generation of non-interest revenue, the Bank launched its Small Business Administration lending business area in May 2015. The Bank’s first SBA 7(a) loan closed in June 2015 and the Bank received its designation as a lender under the SBA Preferred Lender Program (“PLP”) in October 2015.

GBank originates, sells, and services loans guaranteed by the SBA and the USDA across 39 states. Upon full funding, the Company will generally sell the guaranteed portion of the loan and retain the unguaranteed portion as a loan held for investment and retain servicing rights on the sold portion of the loan.

Lending Risk Management

GBank’s Board of Directors have adopted appropriate policy thresholds and sub-limits to manage its CRE exposures. Regulatory Defined NOO CRE (Construction & Land CRE, Non-Owner Occupied CRE, and Multifamily CRE) has been set to 375% of Unimpaired Capital & Surplus (UCS) for outstanding balances and a sublimit for Construction and Land CRE has been established at 100% of UCS. Other loan concentration thresholds established include:

Loan Product	Outstanding as % of UCS

Non-Owner Occupied CRE	375%
Multifamily CRE	375%
Owner Occupied CRE	400%
1-4 Residential (not defined as CRE)	200%
HELOC (not defined as CRE)	200%
Commercial & Industrial	250%
Other Consumer	35%
Consumer Credit Cards	65%
Out of Territory	250%
SBA Unguaranteed	250%
SBA Unguaranteed by NAICS	250%
SBA/USDA Guaranteed	250%
Pari Passu	100%
Leveraged Finance	50%
Total Real Estate (all product types)	580%

Note: Concentration limits are net of guaranteed portions, when applicable.

GBank plans to continue to monitor all loan concentrations on at least a monthly basis. Since it commenced operations, GBank has utilized enhanced risk management and continues to do so. This risk management framework is designed to effectively identify, monitor, and control its CRE loan risks. GBank understands that an effective risk management process includes the following key elements:

• Board of Directors & Executive Management Team oversight
• portfolio management
• market analysis
• credit underwriting
• management information systems
• credit risk review
• portfolio stress testing

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Our Market Area

Since inception, GBank’s geographical service area has been identified as the greater Las Vegas area which includes North Las Vegas, Henderson, and Boulder City, as well as Clark County. The area contains over 99% of the County’s bank deposits and similarly large percentages of population and economic activity. However, as the Bank continues to look at its growth opportunities across all its banking services, it has determined the appropriate commercial market area includes the states of Nevada, California, Utah, and Arizona.

Additionally, the Bank originates deposits, credit card accounts and government-guaranteed loans across the United States. As of December 31, 2024, the largest concentration of loan principal balances and related undisbursed loan proceeds by state were in Nevada at 24.4%, North Carolina at 14.6%, and Ohio at 7.3%.

Experienced Management

Our leadership team consists of senior managers with an average of over 28 years of experience in the banking and non-banking financial services industries. All of our senior management team has deep expertise in the City of Las Vegas and Clark County market and most have experience working at larger financial institutions. We believe the experience, relationships, and entrepreneurial culture of our management team as well as our board of directors have been and will continue to be key drivers of our growth.

Recent Events

On October 11, 2024, we entered into Subscription Agreements with sixty-five purchasers pursuant to which the Company offered and sold an aggregate of 1,081,081 shares of common stock, par value $0.0001 per share, for aggregate proceeds of $20.0 million. The Company paid placement agency fees of $663 thousand, resulting in net proceeds of $19.3 million. The Company made the offering pursuant to the exemptions from registration afforded by Section 4(a)(2) of the Securities Act, Rule 501(a)(1)-(3) and (7) and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was a “institutional accredited investor” or “accredited investor” within the meaning of Rule 501 of Regulation D. In connection with this recent sale of the shares, we also entered into a Registration Rights Agreement with each purchaser pursuant to which the Company is obligated to register the shares.

On June 25, 2024, the Company entered into a Securities Exchange Agreement with BankCard Services, LLC (“BCS”). Under the Securities Exchange Agreement the Company received 143,371 shares of non-voting common shares in BCS, representing a 32.99% ownership interest in BCS. BCS received 231,508 shares of non-voting common stock in the Company, which at the time of closing, represented a 1.71% ownership interest in the Company. The non-voting common stock must be held by BCS for a minimum of one year and can only be converted into voting shares upon a disposition by BCS, in accordance with applicable Federal Reserve regulations. Members of the Company’s Board of Directors also have an ownership interest in BCS. Our executive chairman, through an affiliated entity is the sole manager of BCS. The GBank Holding Company along with the Bank established a joint special committee consisting of members of the boards of both the Company and GBank that did not have an ownership interest in BCS.

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision in our common stock. These risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include the following:

•	Because we intend to continue to increase our commercial loans, our credit risk may increase;
•	A substantial portion of our loan portfolio consists of multifamily real estate loans and commercial real estate loans, which have a higher degree of risk than other types of loans;

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•	A large portion of our loan portfolio is unseasoned. Errors in judging the collectability of our unseasoned loans may lead to additional provisions for loan losses or charge-offs, which would reduce our profits;
•	As a business operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions;
•	A substantial majority of our loans and operations are in the greater Las Vegas and Clark County area, and therefore our business is particularly vulnerable to a downturn in the greater Las Vegas and Clark County area economy;
•	Changes in card network fees could impact our operations;
•	Changes in card network rules or standards could adversely affect our business;
•	Our business could suffer if there is a decline in the use of debit cards as a payment mechanism or if there are adverse developments with respect to the financial services industry in general;
•	We operate in a highly competitive industry and face significant competition from other financial institutions and financial services providers, which may decrease our growth or profits;
•	We rely heavily on our executive management team and other key employees, and we could be adversely affected by the unexpected loss of their services;
•	A lack of liquidity could adversely affect our financial condition and results of operations;
•	We have lower lending limits and different lending risks than certain of our larger, more diversified competitors;
•	We face risks related to our operational, technological and organizational infrastructure;
•	A failure in our operational systems or infrastructure, or those of third parties, could impair our liquidity, disrupt our businesses, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses;
•	Our business, financial condition, results of operations and future prospects could be adversely affected by the highly regulated environment and the laws and regulations that govern our operations, corporate governance, executive compensation and accounting principles, or changes in any of them; and
•	An active, liquid trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price, or at all.

Corporate Information

Our executive offices are located at 9115 West Russell Road, Suite 110, Las Vegas, Nevada 89148, and our telephone number is (702) 851-4200. Our website address is www.gbankfinancialholdings.com. We do not incorporate information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through our website as a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We were incorporated under the laws of the State of Nevada on December 5, 2017.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year, and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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The Offering

Common Stock offered by Selling Stockholders:	This prospectus relates to the resale of 1,081,081 shares of our common stock, held by the Selling Stockholders.

Common Stock outstanding before the Offering:	14,270,912 shares of common stock.

Common stock outstanding immediately after the offering:	14,270,912 shares of common stock.
Terms of the Offering

The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus. The prices at which the Selling Stockholders may sell the shares of common stock in this offering will be determined by the prevailing market price for the shares of common stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the common stock has been sold pursuant to this prospectus.

Trading Market	Our common stock is quoted on the OTCQX Market under the symbol “GBFH.”

Use of proceeds

The Company is not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the proceeds from the offer and sale of the shares of common stock covered by this prospectus. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully read “Risk Factors” on page 12 in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

Nasdaq symbol

In connection with this offering, we have applied for our common stock to be listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GBFH.” The closing of this offering is not contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

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SUMMARY FINANCIAL DATA

The following tables summarize our historical financial data as of and for the periods indicated. We derived the summary statement of operations data for the years ended December 31, 2024 and 2023, set forth below from our audited financial statements contained elsewhere in this prospectus. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section are not intended to replace the financial statements and related notes included elsewhere in this prospectus and are qualified in their entirety by those financial statements and related notes. Our historical results are not necessarily indicative of our future results.

In the table below, amounts are rounded to nearest thousands, except share and per share amounts.

GBank Financial Holdings Inc.

Selected Consolidated Historical Financial Data

	For the years ended December 31,
($'s in 000, except per share data)	2024	2023
Selected Financial Condition Data
Total Assets	$1,122,364	$918,380
Cash and Equivalents	124,122	97,933
Securities Available For Sale, at Fair Value	65,609	2,660
Securities Held to Maturity	40,569	97,719
Loans, Net of Allowance for Credit Losses	806,844	585,058
Deposits	935,080	745,700
Stockholders' Equity	140,700	98,427

Selected Operating Data
Interest Income	$75,229	$51,283
Interest Expense	29,029	13,188
Net Interest Income	46,200	38,095
Provision for Credit Losses	2,243	1,092
Net Interest Income After Provision for Credit Losses	43,957	37,003
Non-interest Income	16,185	7,679
Non-interest Expense	36,232	31,156
Income Before Taxes	23,910	13,526
Income Tax Expense	5,274	2,606
Net Income	$18,636	$10,920

Per Share Data
Shares Outstanding - End of Period	14,252,435	12,746,649
Earnings Per Common Share - Basic	$1.41	$0.86
Earning Per Common Share - Diluted	1.39	0.84
Cash Dividends Per Share	-	-
Book Value Per Share	9.87	7.72

Performance Ratios
Return on Average Assets	1.85%	1.51%
Return on Average Equity	16.14%	11.78%
Interest Rate Spread	3.34%	3.96%
Net Interest Margin	4.79%	5.55%
Noninterest Expenses to Average Assets	3.60%	4.31%
Efficiency Ratio	58.08%	68.07%
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	148.12%	182.52%
Average Equity to Average Assets	11.48%	12.82%

Capital Ratios
Common Equity to Assets	12.5%	10.7%
Tier 1 Leverage Ratio - Bank	12.90%	14.06%
Average Assets	$1,005,749	$722,874
Average Equity	115,491	92,697

Asset Quality Ratios
Allowance for Credit Losses as a Percentage of Gross Loans	1.12%	1.20%
Allowance for Credit Losses as a Percentage of Non-Performing Loans	64.3%	112.4%
Allowance for Credit Losses as a Percentage of Non-Accrual Loans	64.5%	263.7%
Non-Accrual Loans as a Percentage of Gross Loans	1.73%	0.45%
Net Charge-Offs (Recoveries) to Average Outstanding Loans	0.02%	0.15%
Non-Performing Loans as a Percentage of Gross Loans	1.74%	1.06%
Non-Performing Loans as a Percentage of Total Assets	1.26%	0.69%
Non-Performing Assets as a Percentage of Total Assets	1.26%	0.69%

Other
Number of Full-Service Branch Offices	2	2
Number of Full-Time Equivalent Employees	169	163

11

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors. These risk factors contain, in addition to historical information, forward looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In such event, the value of our securities could decline, and you could lose all or a substantial portion of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a complete loss of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus.

Risks Related to Our Business

Because we intend to continue to increase our commercial loans, our credit risk may increase.

At December 31, 2024, our commercial loans totaled $783.4 million, or 96% of total loans, net of deferred fees and costs. We intend to increase our originations of commercial loans, including Small Business Association lending, commercial real estate loans, working capital lines of credit, equipment financing, accounts receivable and inventory financing, and medical and professional loans. These loans generally have more risk than one- to four-family residential mortgage loans and commercial loans secured by real estate. Since repayment of commercial loans depends on the successful management and operation of the borrower’s businesses, repayment of such loans can be affected by adverse conditions in the local and national economy. In addition, commercial loans generally have a larger average size as compared with other loans such as residential loans, and the collateral for commercial loans is generally less readily-marketable. Our plans to increase our origination of these loans could result in a material adverse impact on our financial condition and results of operations. An adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan or a commercial real estate loan.

A substantial portion of our loan portfolio consists of multifamily real estate loans and commercial real estate loans, which have a higher degree of risk than other types of loans.

At December 31, 2024, we had $17.4 million of multifamily loans, and $719.4 million of commercial real estate loans. Multifamily and commercial real estate loans represented 90% of our total gross loan portfolio at December 31, 2024.

Multifamily and commercial real estate loans are often larger and involve greater risks than other types of loans. Because payments on such loans are often dependent on the successful operation or development of the property or business involved, repayment of such loans is often more sensitive than other types of loans to adverse conditions in the real estate market or the general business climate and economy. Accordingly, a downturn in the real estate market and a challenging business and economic environment may increase our risk related to multifamily and commercial real estate loans. Unlike residential mortgage loans, which generally are made on the basis of the borrowers’ ability to make repayment from their employment and other income and which are secured by real property whose value tends to be more easily ascertainable, multifamily and commercial real estate loans typically are made on the basis of the borrowers’ ability to make repayment from the cash flow of the commercial venture. If the cash flow from business operations is reduced, the borrower’s ability to repay the loan may be impaired. In addition, due to the larger average size of each multifamily and commercial real estate loan as compared with other loans such as residential loans, as well as collateral that is generally less readily-marketable, losses incurred on a small number of multifamily and commercial real estate loans could have a material adverse impact on our financial condition and results of operations.

In recent years, commercial real estate markets have been experiencing substantial growth, and increased competitive pressures have contributed significantly to historically low capitalization rates and rising property values. Commercial real estate prices, according to many U.S. commercial real estate indices, are currently above the 2007 peak levels that contributed to the financial crisis. In addition, we are exposed to the Nevada commercial real estate market in particular. If the local economy, and particularly the real estate market, declines, the rates of delinquencies, defaults, foreclosures, bankruptcies and losses in our loan portfolio would likely increase. A failure to adequately implement enhanced risk management policies, procedures and controls could adversely affect our ability to increase this portfolio going forward and could result in an increased rate of delinquencies in, and increased losses, from this portfolio. At December 31, 2024, non-performing commercial real estate mortgage loans totaled $12.6 million, or 2% of our total portfolio of commercial real estate mortgage loans.

In addition, commercial real estate loan concentration is an area that has experienced heightened regulatory focus. Under joint guidance entitled “Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices” (the “CRE Guidance”) issued by the FRB, the Office of the Comptroller of the Currency (“OCC”) and the FDIC, banks with holdings of commercial real estate, land development, construction, and certain multi-family loans in excess of certain thresholds must employ heightened risk management practices. These loans are also subject to written policies that are required by applicable regulations and that establish certain limits and standards. See “Supervision and Regulation—Lending Standards and Guidance.” Any limitations on our commercial real estate, multi-family or construction lending, as a result of our need to comply with applicable regulations, regulatory guidance or supervisory expectations or otherwise, could have an adverse impact on our net interest income and could have a material adverse effect on our financial condition and results of operations.

12

A large portion of our loan portfolio is unseasoned. Errors in judging the collectability of our unseasoned loans may lead to additional provisions for loan losses or charge-offs, which would reduce our profits.

Our net loan portfolio has grown 38% during the year ended December 31, 2024. At December 31, 2024, commercial real estate – non-owner occupied, commercial real estate – owner occupied, commercial and industrial, and multifamily loans made up 77%, 10%, 8% and 2% of our loan portfolio, respectively. At that same date, the average age of our commercial real estate – non-owner occupied, commercial real estate – owner occupied, commercial and industrial and multifamily loans was 2.6 years, 3.5 years, 1.7 years and 5.3 years, respectively. It is difficult to assess the future performance of our loan portfolio due to the recent origination of many of our loans. As a result, we may experience more non-performing and delinquent loans than we have anticipated, which would adversely affect our results of operations.

We must maintain and follow high loan underwriting standards to grow safely.

Our ability to grow our assets safely depends on maintaining disciplined and prudent underwriting standards and ensuring that our relationship managers and lending personnel follow those standards. The weakening of these standards for any reason, such as to seek higher yielding loans, or a lack of discipline or diligence by our employees in underwriting and monitoring loans, may result in loan defaults, foreclosures and additional charge-offs and may necessitate that we significantly increase our allowance for credit losses, any of which could adversely affect our net income. As a result, our business, results of operations, financial condition or future prospects could be adversely affected.

As a business operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions.

Our business and operations, which primarily consist of lending money to customers in the form of loans, borrowing money from customers in the form of deposits and investing in securities, are sensitive to general business and economic conditions in the United States. If the U.S. economy weakens, our growth and profitability from our lending, deposit and investment operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium and long-term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. In addition, economic conditions in foreign countries, including uncertainty over the stability of the euro currency, could affect the stability of global financial markets, which could hinder U.S. economic growth. Weak economic conditions are characterized by deflation, fluctuations in debt and equity capital markets, a lack of liquidity and/or depressed prices in the secondary market for mortgage loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower home sales and commercial activity. The current economic environment is also characterized by uncertainty regarding the levels of interest rates, which impacts our ability to attract deposits and to generate attractive earnings through our investment portfolio. All of these factors are detrimental to our business, and the interplay between these factors can be complex and unpredictable. Our business is also significantly affected by monetary and related policies of the U.S. federal government and its agencies. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond our control. Adverse economic conditions and government policy responses to such conditions could have a material adverse effect on our business, financial condition, results of operations and prospects.

A substantial majority of our loans and operations are in Nevada, and therefore our business is particularly vulnerable to a downturn in the City of Las Vegas and Clark County economy.

Unlike larger financial institutions that are more geographically diversified, a large portion of our business is concentrated primarily in the state of Nevada, and in the City of Las Vegas in particular. As of December 31, 2024, 21% of our loan portfolio was in the greater Las Vegas and Clark County area and our loan portfolio had concentrations of 16% in the City of Las Vegas. If the local economy, and particularly the real estate market, declines, the rates of delinquencies, defaults, foreclosures, bankruptcies and losses in our loan portfolio would likely increase. As a result of this lack of diversification in our loan portfolio, a downturn in the local economy generally and real estate market specifically could significantly reduce our profitability and growth and adversely affect our financial condition.

13

Interest rate shifts may reduce net interest income and otherwise negatively impact our financial condition and results of operations.

The majority of our banking assets are monetary in nature and subject to risk from changes in interest rates. Like most financial institutions, our earnings and cash flows depend to a great extent upon the level of our net interest income, or the difference between the interest income we earn on loans, investments and other interest earning assets, and the interest we pay on interest bearing liabilities, such as deposits and borrowings. Changes in interest rates can increase or decrease our net interest income, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes.

When interest bearing liabilities mature or reprice more quickly, or to a greater degree than interest earning assets in a period, an increase in interest rates could reduce net interest income. Similarly, when interest earning assets mature or reprice more quickly, or to a greater degree than interest bearing liabilities, falling interest rates could reduce net interest income. Additionally, an increase in interest rates may, among other things, reduce the demand for loans and our ability to originate loans and decrease loan repayment rates. A decrease in the general level of interest rates may affect us through, among other things, increased prepayments on our loan portfolio and increased competition for deposits. Accordingly, changes in the level of market interest rates affect our net yield on interest earning assets, loan origination volume and our overall results. Although our asset-liability management strategy is designed to control and mitigate exposure to the risks related to changes in market interest rates, those rates are affected by many factors outside of our control, including governmental monetary policies, inflation, deflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets.

The Bank holds large balances of adjustable-rate loans as well as other variable rate assets such as securities and cash. This is offset with the deposit liabilities that are a mix of non-interest bearing, variable rate and time deposits. The time deposits are mainly short-term, maturing within 18 months. This puts the bank in a position to be asset-sensitive, which will result in decreased income when interest rates fall and increase income as interest rates rise. In addition, the Bank invests in SBA and USDA loans that are 75% to 90% guaranteed by the Federal Government. The guaranteed portion of these loans may be sold off in the secondary market. Pricing for the loans tends to increase as interest rates fall and decrease in a rising rate environment. This provides a natural hedge to the asset-sensitive position of the Bank.

The current interest rate environment is one of rising interest rates; increases in interest rates have in the past resulted in, and could in the future result in, unrealized losses on our investment securities portfolio.

As of December 31, 2024, we held approximately 9% of our assets in an investment securities portfolio containing primarily U.S. government bonds that are sensitive to broad economic conditions, especially interest rates.  Interest rate increases have recently resulted in, and could in the future result in, unrealized losses in our investment securities portfolio, as increases in interest rates ordinarily decrease the estimated fair value of fixed income securities and result in decreased unrealized gains or increased unrealized losses on fixed income securities. We recognize the accumulated change in estimated fair value of these fixed income securities in net income when we realize a gain or loss upon the sale of the security. As of December 31, 2024, our net unrealized losses on securities available for sale, net of tax, totaled $1.3 million and our net unrealized losses on securities held to maturity, net of tax, totaled $136 thousand, which collectively equaled 1% of our Tier 1 capital. If we were required to sell all or a material portion of our investment securities portfolio, we may recognize losses that would adversely affect our business, results of operations or financial condition and reduce our regulatory capital ratios.

If interest rates continue to increase, such as they have been in the current interest rate environment, the average interest rate we pay on our deposits will likely increase, and our cost of funds would rise.

Non-interest bearing deposits represent a significant portion of our total deposit portfolio and are an important funding source of the Bank. As of December 31, 2024, over 25% of our deposits were non-interest-bearing. During periods of high or increasing interest rates, our clients may shift their funds to accounts or financial institutions that offer higher interest rates. Such movements increase our cost of funds and adversely affect our business, financial condition or results of operations and could cause our current business strategy to become unprofitable. Further, to the extent clients withdraw their deposits and move their funds to competitors or alternative investments, we would lose a lower-cost source of funding, which would be expected to adversely affect our business, financial condition or results of operations.

Continued increases in interest rates could result in a decrease in the market value of our loans.

As of December 31, 2024, variable rate loans, which include floating and adjustable rate structures, comprised 91% of our loan portfolio. Our variable rate loans primarily consist of commercial and residential real estate loans that adjust every quarter, therefore a substantial part of our loan portfolio remains sensitive to interest rate changes for extended periods.

When interest rates rise, such as they have been in the current interest rate environment, the market value of loans with longer fixed-rate periods decreases. Unlike our available-for-sale investment securities, our loans are carried at amortized cost on our balance sheet. As a result, increases in interest rates create unrealized losses in our loan portfolio that are not immediately reflected in our financial statements.

These unrealized losses could become realized if we were to sell loans or if the Bank were to be acquired. Additionally, the reduced market value of our loan portfolio in a rising rate environment could negatively impact the economic value of our equity, even if not immediately apparent from our reported financial results. This could potentially affect our ability to raise capital or impact our valuation in a merger or acquisition. See Note 13, “Fair Value Accounting” to our consolidated financial statements included elsewhere in this prospectus for further information regarding the estimated fair value of our loan portfolio as of December 31, 2024.

Our smaller size makes it more difficult for us to compete.

Our smaller size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. In addition, we compete with many larger financial institutions and other financial companies who operate in the cash management solutions business. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. As a smaller institution, we are also disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

We may not be able to grow, and if we do we may have difficulty managing that growth.

Our business strategy is to continue to grow our assets and expand our operations, including through potential strategic acquisitions. While we continue to explore acquisition opportunities as they arise, there are no plans or arrangements to make any acquisitions in the near future.  Our ability to grow depends, in part, upon our ability to expand our market share, successfully attract core deposits, and to identify loan and investment opportunities as well as opportunities to generate fee-based income. We can provide no assurance that we will be successful in increasing the volume of our loans and deposits at acceptable levels and upon terms acceptable to us. We also can provide no assurance that we will be successful in expanding our operations organically or through strategic acquisition while managing the costs and implementation risks associated with this growth strategy.

We expect to continue to experience growth in the number of our employees and customers and the scope of our operations, but we may not be able to sustain our historical rate of growth or continue to grow our business at all. Our success will depend upon the ability of our officers and key employees to continue to implement and improve our operational and other systems, to manage multiple, concurrent customer relationships, and to hire, train and manage our employees. In the event that we are unable to perform all these tasks and meet these challenges effectively, including continuing to attract core deposits, our operations, and consequently our earnings, could be adversely impacted.

14

Any future acquisitions will subject us to a variety of risks, including execution risks, failure to realize anticipated transaction benefits, and failure to overcome integration risks, which could adversely affect our growth and profitability.

We plan to grow our businesses organically. Although we do not currently have any plans, arrangements or understandings to make any acquisitions in the near-term, from time to time in the future we may consider acquisition opportunities that we believe support our businesses and enhance our profitability. In the event that we do pursue acquisitions, we may have difficulty executing on acquisitions and may not realize the anticipated benefits of any transaction we complete. Any of the foregoing matters could materially and adversely affect us.

Generally, any acquisition of target financial institutions, branches or other banking assets by us will require approval by, and cooperation from, a number of governmental regulatory agencies, possibly including the FRB, NFID, and the FDIC. Such regulators could deny our application, which would restrict our growth, or the regulatory approvals may not be granted on terms that are acceptable to us. For example, we could be required to sell branches as a condition to receiving regulatory approvals, and such a condition may not be acceptable to us or may reduce the benefit of an acquisition.

As to any acquisition that we complete, we may fail to realize some or all of the anticipated transaction benefits if the integration process takes longer or is more costly than expected or otherwise fails to meet our expectations.

In addition, acquisition activities could be material to our business and involve a number of risks, including the following:

•	incurring time and expense associated with identifying and evaluating potential acquisitions and negotiating potential transactions, resulting in our attention being diverted from the operation of our existing business;

•	using inaccurate estimates and judgments to evaluate credit, operations, management and market risks with respect to the target institution or assets;

•	projected results may vary significantly from actual results;

•	intense competition from other banking organizations and other inquirers for acquisitions;

•	potential exposure to unknown or contingent liabilities of banks and businesses we acquire;

•	unexpected asset quality problems;

•	the time and expense required to integrate the operations and personnel of the combined businesses;

•	experiencing higher operating expenses relative to operating income from the new operations;

•	creating an adverse short-term effect on our results of operations;

•	losing key employees and customers as a result of an acquisition that is poorly received;

•	significant problems relating to the conversion of the financial and customer data of the entity;

•	integration of acquired customers into our financial and customer product systems;

•	risk of assuming businesses with internal control deficiencies; or

•	risks of impairment to goodwill or impairment of investment securities.

Depending on the condition of any institution or assets or liabilities that we may acquire, that acquisition may, at least in the near term, adversely affect our capital and earnings and, if not successfully integrated with our organization, may continue to have such effects over a longer period. We may not be successful in overcoming these risks or any other problems encountered in connection with potential acquisitions, and any acquisition we may consider will be subject to prior regulatory approval. Also, acquisitions may involve the payment of a premium over book and market values and, therefore, some dilution of our book value and net income per common share may occur in connection with any future transaction. Our inability to overcome these risks could have a material adverse effect on our profitability, return on equity and return on assets, our ability to implement our business strategy and enhance stockholder value, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

15

Changes in card network fees could impact our operations.

From time to time, the card networks increase the fees (known as interchange fees) that they charge to acquirers and that we charge to our merchants. It is possible that competitive pressures will result in us absorbing a portion of such increases in the future, which would increase our costs, reduce our profit margin and adversely affect our business and financial condition. In addition, the card networks require certain capital requirements. An increase in the required capital level would further limit our use of capital for other purposes.

Changes in card network rules or standards could adversely affect our business.

In order to provide our debit card and cash management solutions, we are members of the Visa and MasterCard networks. As such, we are subject to card network rules that could subject us to a variety of fines or penalties that may be assessed on us. The termination of our membership or any changes in card network rules or standards, including interpretation and implementation of existing rules or standards, could increase the cost of operating our merchant servicer business or limit our ability to provide debit card and cash management solutions to or through our customers, and could have a material adverse effect on our business, financial condition and results of operations.

Our business could suffer if there is a decline in the use of debit cards as a payment mechanism or if there are adverse developments with respect to the financial services industry in general.

As the financial services industry evolves, consumers may find debit financial services to be less attractive than traditional or other financial services. Consumers might not use debit card financial services for any number of reasons, including the general perception of our industry. If consumers do not continue or increase their usage of debit cards, including making changes in the way debit cards are loaded, our operating revenues and debit card deposits may remain at current levels or decline. Any projected growth for the industry may not occur or may occur more slowly than estimated. If consumer acceptance of debit financial services does not continue to develop or develops more slowly than expected or if there is a shift in the mix of payment forms, such as cash, credit cards, traditional debit cards and debit cards, away from our products and services, it could have a material adverse effect on our financial position and results of operations.

We are subject to certain operational risks, including, but not limited to, customer or employee fraud and data processing system failures and errors.

Employee errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to financial claims for negligence.

We maintain a system of internal controls and insurance coverage to mitigate against operational risks, including data processing system failures and errors and customer or employee fraud. If our internal controls fail to prevent or detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

If the allowance for credit losses is not sufficient to cover actual credit losses, earnings could decrease.

Loan customers may not repay their loans according to the terms of their loans, and the collateral securing the payment of their loans may be insufficient to assure repayment. We may experience significant credit losses, which could have a material adverse effect on our operating results. Various assumptions and judgments about the collectability of the loan portfolio are made, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of many loans. In determining the amount of the allowance for credit losses, management reviews the loans and the loss and delinquency experience and evaluates economic conditions.

16

At December 31, 2024, our allowance for credit losses as a percentage of total loans, net of deferred costs and unamortized discount, was 1.12%. The determination of the appropriate level of allowance is subject to judgment and requires us to make significant estimates of current credit risks and future trends, all of which are subject to material changes. If assumptions prove to be incorrect, the allowance for loan credit may not cover probable incurred losses in the loan portfolio at the date of the financial statements. Significant additions to the allowance would materially decrease net income. Non-performing loans may increase and non-performing or delinquent loans may adversely affect future performance. We had $14.2 million in non-performing loans at December 31, 2024. In addition, federal and state regulators periodically review the allowance for credit losses, the policies and procedures we use to determine the level of the allowance and the value attributed to nonperforming loans or to real estate acquired through foreclosure. Such regulatory agencies may require an increase in the allowance for credit losses or recognize further loan charge-offs. Any significant increase in our allowance for credit losses or loan charge-offs as required by these regulatory agencies could have a material adverse effect on our results of operations and financial condition.

Changes in the valuation of our securities portfolio could hurt our profits and reduce our stockholders’ equity.

Our securities portfolio may be impacted by fluctuations in market value, potentially reducing accumulated other comprehensive income and/or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for impairment on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a debt issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, industry analysts’ reports and, to a lesser extent given the relatively insignificant levels of depreciation in our debt portfolio, spread differentials between the effective rates on instruments in the portfolio compared to risk-free rates. In analyzing an equity issuer’s financial condition, management considers industry analysts’ reports, financial performance and projected target prices of investment analysts within a one-year time frame. If this evaluation shows impairment to the actual or projected cash flows associated with one or more securities, a potential loss to earnings may occur. Changes in interest rates can also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are impacted by fluctuations in interest rates. We increase or decrease our stockholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. Declines in market value could result in impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Securities Portfolio.”

We may not be able to adequately measure and limit the credit risk associated with our loan portfolio, which could adversely affect our profitability.

As a part of the products and services that we offer, we make commercial loans and commercial real estate loans. The principal economic risk associated with each class of loans is the creditworthiness of the borrower, which is affected by the strength of the relevant business market segment, local market conditions, and general economic conditions. Additional factors related to the credit quality of commercial loans include the quality of the management of the business and the borrower’s ability both to properly evaluate changes in the supply and demand characteristics affecting our market for products and services, and to effectively respond to those changes. Additional factors related to the credit quality of commercial real estate loans include tenant vacancy rates and the quality of management of the property. A failure to effectively measure and limit the credit risk associated with our loan portfolio could have an adverse effect on our business, financial condition, and results of operations.

Changes in economic conditions could cause an increase in delinquencies and nonperforming assets, including loan charge-offs, which could depress our net income and growth.

Our loan portfolio includes many real estate secured loans, demand for which may decrease during economic downturns as a result of, among other things, an increase in unemployment, a decrease in real estate values and, a slowdown in housing. If we see negative economic conditions develop in the United States as a whole or our Nevada market, we could experience higher delinquencies and loan charge-offs, which would reduce our net income and adversely affect our financial condition. Furthermore, to the extent that real estate collateral is obtained through foreclosure, the costs of holding and marketing the real estate collateral, as well as the ultimate values obtained from disposition, could reduce our earnings and adversely affect our financial condition.

17

We operate in a highly competitive industry and face significant competition from other financial institutions and financial services providers, which may decrease our growth or profits.

Consumer and commercial banking as well as cash management solutions are highly competitive industries. Our market area contains not only a large number of community and regional banks, but also a significant presence of the country’s largest commercial banks. We compete with other state and national financial institutions, as well as savings and loan associations, savings banks, and credit unions, for deposits and loans. In addition, we compete with financial intermediaries, such as consumer finance companies, specialty finance companies, commercial finance companies, mortgage banking companies, insurance companies, securities firms, mutual funds, and several government agencies, as well as major retailers, all actively engaged in providing various types of loans and other financial services, including cash management solutions. We also face significant competition from many larger institutions. Some of these competitors may have a long history of successful operations nationally as well as in our market area and greater ties to businesses and more expansive banking relationships, as well as more established depositor bases, fewer regulatory constraints, and lower cost structures than we do. Competitors with greater resources may possess an advantage through their ability to maintain numerous banking locations in more convenient sites, to conduct more extensive promotional and advertising campaigns, or to operate a more developed technology platform. Due to their size, many competitors may offer a broader range of products and services, as well as better pricing for certain products and services than we can offer. For example, in the current low interest rate environment, competitors with lower costs of capital may solicit our customers to refinance their loans with a lower interest rate. Further, increased competition among financial services companies due to the recent consolidation of certain competing financial institutions may adversely affect our ability to market our products and services. Technology has lowered barriers to entry and made it possible for banks and specifically finance companies to compete in our market area and for non-banks to offer products and services traditionally provided by banks.

The financial services industry could become even more competitive as a result of legislative, regulatory, and technological changes and continued consolidation. Banks, securities firms, and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting), and merchant banking.

Our ability to compete successfully depends on a number of factors, including:

•	our ability to develop, maintain, and build upon long-term customer relationships based on quality service and market knowledge;

•	our ability to attract and retain qualified employees to operate our business effectively;

•	our ability to expand our market position;

•	the scope, relevance, and pricing of products and services that we offer to meet customer needs and demands;

•	customer satisfaction with our level of service; and

•	industry and general economic trends.

Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could harm our business, financial condition, and results of operations.

We rely heavily on our executive management team and other key employees, and we could be adversely affected by the unexpected loss of their services.

Our success depends in large part on the performance of our key personnel, as well as on our ability to attract, motivate and retain highly qualified senior and middle management and other skilled employees. Competition for employees is intense, and the process of locating key personnel with the combination of skills and attributes required to execute our business plan may be lengthy. We may not be successful in retaining our key employees, and the unexpected loss of services of one or more of our key personnel could have a material adverse effect on our business because of their skills, knowledge of our primary markets, years of industry experience and the difficulty of promptly finding qualified replacement personnel. If the services of any of our key personnel should become unavailable for any reason, we may not be able to identify and hire qualified persons on terms acceptable to us, or at all, which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

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Further, our ability to retain key officers and employees may be impacted by legislation and regulation affecting the financial services industry. In 2016, the FRB and several other federal financial regulators revised and re-proposed rules to implement Section 956 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Section 956 directed regulators to jointly prescribe regulations or guidelines prohibiting incentive-based payment arrangements, or any feature of any such arrangement, at covered financial institutions, which includes a bank or bank holding company with $1 billion or more in assets, such as the Company and GBank, that encourage inappropriate risks by providing excessive compensation or that could lead to a material financial loss. Further, the rule imposes enhanced risk management controls and governance and internal policy and procedure requirements with respect to incentive compensation. Accordingly, we may be at a disadvantage to offer competitive compensation compared to other financial institutions (as referenced above) or companies in other industries, which may not be subject to the same requirements.

A lack of liquidity could adversely affect our financial condition and results of operations.

Liquidity is essential to our business. We rely on our ability to generate deposits and effectively manage the repayment and maturity schedules of our loans to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our most important source of funds is deposits. Deposit balances can decrease when customers perceive alternative investments as providing a better risk/return tradeoff, which are strongly influenced by such external factors as the direction of interest rates, whether actual or perceived; local and national economic conditions and competition for deposits in the markets we serve. If customers move money out of bank deposits and into other investments such as money market funds, we would lose a relatively low-cost source of funds, increasing our funding costs and reducing our net interest income and net income. Any changes we make to the rates offered on our deposit products to remain competitive with other financial institutions may also adversely affect our profitability and liquidity. Further, the demand for the deposit products we offer may be reduced due to a variety of factors such as demographic patterns, changes in customer preferences, reductions in consumers’ disposable income, the monetary policy of the FRB, regulatory actions that decrease customer access to particular products or the availability of competing products.

Other primary sources of funds consist of cash flows from operations, maturities and sales of investment securities, and proceeds from the issuance and sale of our equity securities to investors. We also may borrow funds from third-party lenders, such as other financial institutions. Our access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Our access to funding sources could also be affected by a decrease in the level of our business activity as a result of a downturn in our markets or by one or more adverse regulatory actions against us.

Any decline in available funding could adversely impact our ability to originate loans, invest in securities, meet our expenses, or to fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

Our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring, and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers, and caring about our customers. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected. Further, negative public opinion can expose us to litigation and regulatory action as we seek to implement our growth strategy, which would adversely affect our business, financial condition and results of operations.

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We have lower lending limits and different lending risks than certain of our larger, more diversified competitors.

We are a community banking institution that provides banking services to the local communities in the market areas in which we operate. Our ability to diversify our economic risks is limited by our own local markets and economies. We lend primarily to individuals and to small and medium-sized businesses, which may expose us to greater lending risks than those of banks that lend to larger, better-capitalized businesses with longer operating histories. In addition, our legally mandated lending limits are lower than those of certain of our competitors that have more capital than we do. As a result of our size, at December 31, 2024, our legal lending limit was $36.7 million. Our lower lending limits may discourage borrowers with lending needs that exceed our limits from doing business with us. We may try to serve such borrowers by selling loan participations to other financial institutions; however, this strategy may not succeed.

We face risks related to our operational, technological and organizational infrastructure.

Our ability to grow and compete is dependent on our ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure as we expand. Similar to other large corporations, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or outside persons and exposure to external events. As discussed below, we are dependent on our operational infrastructure to help manage these risks. In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage our internal financial and other systems. Our ability to develop and deliver new products that meet the needs of our existing customers and attract new ones depends on the functionality of our technology systems. Additionally, our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. Our future success will depend in part upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience as well as to provide secure electronic environments and create additional efficiencies in our operations as we continue to grow and expand our market area. We continuously monitor our operational and technological capabilities and make modifications and improvements when we believe it will be cost effective to do so. In some instances, we may build and maintain these capabilities ourselves. In connection with implementing new operational and technology enhancements or products in the future, we may experience certain operational challenges (e.g. human error, system error, incompatibility, etc.) which could result in us not fully realizing the anticipated benefits from such new technology or require us to incur significant costs to remedy any such challenges in a timely manner. Many of our larger competitors have substantially greater resources to invest in operational and technological infrastructure and have invested significantly more than us in operational and technological infrastructure. As a result, they may be able to offer additional or more convenient products compared to those that we will be able to provide, which would put us at a competitive disadvantage. Accordingly, we may not be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to our clients, which could impair our growth and profitability.

We also outsource some of our operational and technological infrastructure, including modifications and improvements to these systems, to third parties. Specifically, we depend on third parties to provide our core systems processing, essential web hosting and other internet systems, deposit processing and other processing services. In connection with our debit card and cash management solutions business, we rely on various third parties to provide processing and clearing and settlement services to us in connection with card transactions. If these third-party service providers experience difficulties, fail to comply with banking regulations or terminate their services and we are unable to replace them with other service providers, our operations could be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition and results of operations could be adversely affected, perhaps materially. Even if we are able to replace them, it may be at a higher cost to us, which could adversely affect our business, financial condition and results of operations. We also face risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into its existing businesses.

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A failure in our operational systems or infrastructure, or those of third parties, could impair our liquidity, disrupt our businesses, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses.

Our business, and in particular, our debit card and cash management solutions business, is partially dependent on our ability to process and monitor, on a daily basis, a large number of transactions, many of which are highly complex, across numerous and diverse markets. These transactions, as well as the information technology services we provide to clients, often must adhere to client-specific guidelines, as well as legal and regulatory standards. Due to the breadth of our client base and our geographical reach, developing and maintaining our operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. Our financial, accounting, data processing or other operating systems and facilities, and, as discussed above, those of the third-party service providers upon which we depend, may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, such as a spike in transaction volume, cyber-attack or other unforeseen catastrophic events, which may adversely affect our ability to process these transactions or provide services.

The occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents could have a material adverse effect on our business, financial condition and results of operations.

Our operations rely on the secure processing, storage and transmission of confidential and other sensitive business and consumer information on our computer systems and networks and third party providers. Under various federal and state laws, we are responsible for safeguarding such information. For example, our business is subject to the Gramm-Leach-Bliley Act which, among other things: (i) imposes certain limitations on our ability to share nonpublic personal information about our customers with nonaffiliated third parties; (ii) requires that we provide certain disclosures to customers about our information collection, sharing and security practices and afford customers the right to “opt out” of any information sharing by us with nonaffiliated third parties (with certain exceptions); and (iii) requires that we develop, implement and maintain a written comprehensive information security program containing appropriate safeguards based on our size and complexity, the nature and scope of our activities, and the sensitivity of customer information we process, as well as plans for responding to data security breaches. Ensuring that our collection, use, transfer and storage of personal information complies with all applicable laws and regulations can increase our costs.

Although we take protective measures to maintain the confidentiality, integrity and availability of information across all geographic and product lines, and endeavor to modify these protective measures as circumstances warrant, the nature of the threats continues to evolve. As a result, our computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability of service, computer viruses or other malicious code, cyber-attacks and other events that could have an adverse security impact. Despite the defensive measures we take to manage our internal technological and operational infrastructure, these threats may originate externally from third parties such as foreign governments, organized crime and other hackers, and outsource or infrastructure-support providers and application developers, or may originate internally from within our organization. Furthermore, we may not be able to ensure that all of our clients, suppliers, counterparties and other third parties have appropriate controls in place to protect the confidentiality of the information that they exchange with us, particularly where such information is transmitted by electronic means. Given the increasingly high volume of our transactions, certain errors may be repeated or compounded before they can be discovered and rectified. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.

In particular, information pertaining to us and our customers is maintained, and transactions are executed, on the networks and systems of us, our customers and certain of our third-party partners, such as our online banking or reporting systems. The secure maintenance and transmission of confidential information, as well as execution of transactions over these systems, are essential to protect us and our customers against fraud and security breaches and to maintain our clients’ confidence. While we have not experienced any such breaches of information security, such breaches may occur through intentional or unintentional acts by those having access or gaining access to our systems or our customers’ or counterparties’ confidential information, including employees. In addition, increases in criminal activity levels and sophistication, advances in computer capabilities, new discoveries, vulnerabilities in third-party technologies (including browsers and operating systems) or other developments could result in a compromise or breach of the technology, processes and controls that we use to prevent fraudulent transactions and to protect data about us, our customers and underlying transactions, as well as the technology used by our customers to access our systems. We cannot be certain that the security measures we or processors have in place to protect this sensitive data will be successful or sufficient to protect against all current and emerging threats designed to breach our systems or those of processors. Although we have developed, and continue to invest in, systems and processes that are designed to detect and prevent security breaches and cyber-attacks and periodically test our security, a breach of our systems, or those of processors, could result in losses to us or our customers; loss of business and/or customers; damage to our reputation; the incurrence of additional expenses (including the cost of notification to consumers, credit monitoring and forensics, and fees and fines imposed by the card networks); disruption to our business; our inability to grow our online services or other businesses; additional regulatory scrutiny or penalties; or our exposure to civil litigation and possible financial liability — any of which could have a material adverse effect on our business, financial condition and results of operations.

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If our enterprise risk management framework is not effective at mitigating risk and loss to us, we could suffer unexpected losses and our results of operations could be materially adversely affected.

Our enterprise risk management framework seeks to achieve an appropriate balance between risk and return, which is critical to optimizing stockholder value. We have established processes and procedures intended to identify, measure, monitor, report and analyze the types of risk to which we are subject, including credit, liquidity, operational, regulatory compliance and reputational. However, as with any risk management framework, there are inherent limitations to our risk management strategies as there may exist, or develop in the future, risks that we have not appropriately anticipated or identified. If our risk management framework proves ineffective, we could suffer unexpected losses and our business and results of operations could be materially adversely affected.

Changes in accounting standards could materially impact our financial statements.

From time to time, the Financial Accounting Standards Board or the SEC may change the financial accounting and reporting standards that govern the preparation of our financial statements. Such changes may result in us being subject to new or changing accounting and reporting standards. In addition, the bodies that interpret the accounting standards (such as banking regulators, outside auditors or management) may change their interpretations or positions on how these standards should be applied. These changes may be beyond our control, can be hard to predict, and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retrospectively, or apply an existing standard differently, also retrospectively, in each case resulting in our needing to revise or restate prior period financial statements.

We could be subject to environmental risks and associated costs on our foreclosed real estate assets, which could materially and adversely affect us.

A material portion of our loan portfolio is comprised of loans collateralized by real estate. There is a risk that hazardous or toxic waste could be discovered on the properties that secure our loans. If we acquire such properties as a result of foreclosure, we could be held responsible for the cost of cleaning up or removing this waste, and this cost could exceed the value of the underlying properties and materially and adversely affect us.

Risks Related to Our Industry and Regulation

Our business, financial condition, results of operations and future prospects could be adversely affected by the highly regulated environment and the laws and regulations that govern our operations, corporate governance, executive compensation and accounting principles, or changes in any of them.

As a bank holding company, we are subject to extensive examination, supervision and comprehensive regulation by various federal and state agencies that govern almost all aspects of our operations. These laws and regulations are not intended to protect our stockholders. Rather, these laws and regulations are intended to protect customers, depositors, the Deposit Insurance Fund (the “DIF”) and the overall financial stability of the U.S. These laws and regulations, among other matters, prescribe minimum capital requirements, impose limitations on the business activities in which we can engage, limit the dividend or distributions that GBank can pay to us, restrict the ability of institutions to guarantee our debt, and impose certain specific accounting requirements on us that may be more restrictive and may result in greater or earlier charges to earnings or reductions in our capital than generally accepted accounting principles would require. Compliance with these laws and regulations is difficult and costly, and changes to these laws and regulations often impose additional compliance costs. Our failure to comply with these laws and regulations, even if the failure follows good faith effort or reflects a difference in interpretation, could subject us to restrictions on our business activities, fines and other penalties, the commencement of informal or formal enforcement actions against us, and other negative consequences, including reputational damage, any of which could adversely affect our business, financial condition, results of operations, capital base and the price of our securities. Further, any new laws, rules and regulations could make compliance more difficult or expensive.

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Likewise, the Company operates in an environment that imposes income taxes on its operations at both the federal and state levels to varying degrees. Strategies and operating routines have been implemented to minimize the impact of these taxes. Consequently, any change in tax legislation could significantly alter the effectiveness of these strategies.

The net deferred tax asset reported on the Company’s balance sheet generally represents the tax benefit of future deductions from taxable income for items that have already been recognized for financial reporting purposes. The bulk of these deferred tax assets consists of deferred loan loss deductions, deferred compensation deductions and unrealized losses on available-for-sale securities. The net deferred tax asset is measured by applying currently-enacted income tax rates to the accounting period during which the tax benefit is expected to be realized. As of December 31, 2024, the Company’s net deferred tax asset was $1.1 million.

Federal and state regulators periodically examine our business, and we may be required to remediate adverse examination findings.

The FRB and the NFID periodically examine our business, including our compliance with laws and regulations. If, as a result of an examination, a federal banking agency were to determine that our financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of any of our operations had become unsatisfactory, or that we were in violation of any law or regulation, it may take a number of different remedial actions as it deems appropriate. These actions include the power to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in our capital, to restrict our growth, to assess civil monetary penalties against our officers or directors, to remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is an imminent risk of loss to depositors, to terminate our deposit insurance and place us into receivership or conservatorship. If we become subject to any regulatory actions, it could have a material adverse effect on our business, results of operations, financial condition and growth prospects.

Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.

We operate in a highly regulated industry with multiple regulators and are subject to a changing regulatory environment. The Dodd-Frank Act, among other things, imposed higher capital requirements on bank holding companies; changed the base for FDIC insurance assessments to a bank’s average consolidated total assets minus average tangible equity, rather than upon its deposit base; permanently raised the current standard deposit insurance limit to $250 thousand; and expanded the FDIC’s authority to raise insurance premiums. The Dodd-Frank Act established the Consumer Financial Protection Bureau (“CFPB”) as an independent entity within the FRB, which has broad rulemaking, supervisory and enforcement authority over consumer financial products and services, including deposit products, debit cards, residential mortgages, home-equity loans and credit cards and contains provisions on mortgage-related matters, such as steering incentives, determinations as to a borrower’s ability to repay and prepayment penalties. Although the applicability of certain elements of the Dodd-Frank Act is limited to institutions with more than $10 billion in assets, there can be no guarantee that such applicability will not be extended in the future or that regulators or other third parties will not seek to impose such requirements on institutions with less than $10 billion in assets, such as GBank.

Compliance with the Dodd-Frank Act and its implementing regulations has and will continue to result in additional operating and compliance costs that could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

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While most of the changes required by the Dodd-Frank Act that impact the Company have been implemented or are expected to follow a known trajectory, new changes under the Trump administration, including their nature, timing and impact, cannot yet be determined with any degree of certainty. Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied. Certain aspects of current or proposed regulatory or legislative changes to laws applicable to the financial industry, if enacted or adopted, may impact the profitability of our business activities, require more oversight or change certain of our business practices, including the ability to offer new products, obtain financing, attract deposits, make loans and achieve satisfactory interest spreads and could expose us to additional costs, including increased compliance costs. These changes also may require us to invest significant management attention and resources to make any necessary changes to operations to comply and could have an adverse effect on our business, financial condition and results of operations.

New and future rulemaking from the CFPB may have a material effect on our operations and operating costs.

The CFPB has the authority to issue new consumer finance regulations and is authorized, individually or jointly with bank regulatory agencies, to conduct investigations to determine whether any person is, or has, engaged in conduct that violates new and existing consumer financial laws or regulations. However, because GBank has less than $10 billion in total consolidated assets, the FRB and NFID, not the CFPB, are responsible for examining and supervising GBank’s compliance with these consumer protection laws and regulations. In addition, in accordance with a memorandum of understanding entered into between the CFPB and U.S. Department of Justice, the two agencies have agreed to coordinate efforts related to enforcing the fair lending laws, which includes information sharing and conducting joint investigations, and have done so on a number of occasions.

We are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act (“CRA”), the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. With respect to GBank, the NFID, FRB, the United States Department of Justice and other federal and state agencies are responsible for enforcing these laws and regulations. A successful regulatory challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on mergers and acquisitions activity and restrictions on expansion. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition and results of operations.

FDIC deposit insurance assessments may continue to materially increase in the future, which would have an adverse effect on earnings.

As an institution the deposits of which are insured by the FDIC, our subsidiary, GBank, is assessed a quarterly deposit insurance premium. Failed banks nationwide have significantly depleted the insurance fund and reduced the ratio of reserves to insured deposits. The FDIC has adopted a Deposit Insurance Fund Restoration Plan, which requires the FDIC’s DIF to attain a 1.35% reserve ratio by 2028. As a result of this requirement, GBank could be required to pay significantly higher premiums or additional special assessments, which would adversely affect its earnings, thereby reducing the availability of funds to pay dividends to us.

Monetary policies and regulations of the FRB could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the FRB. An important function of the FRB is to regulate the money supply and credit conditions. Among the instruments used by the FRB to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary policies and regulations of the FRB have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

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We face a risk of noncompliance and enforcement action with the federal Bank Secrecy Act (the “BSA”) and other anti-money laundering and counter terrorist financing statutes and regulations.

The BSA, the USA PATRIOT Act and other laws and regulations require financial institutions, among others, to institute and maintain an effective anti-money laundering compliance program and to file reports such as suspicious activity reports and currency transaction reports. Our products and services, including our debit card issuing business, are subject to an increasingly strict set of legal and regulatory requirements intended to protect consumers and to help detect and prevent money laundering, terrorist financing and other illicit activities. We are required to comply with these and other anti-money laundering requirements. The federal banking agencies and the U.S. Treasury Department’s Financial Crimes Enforcement Network are authorized to impose significant civil money penalties for violations of those requirements and have recently engaged in coordinated enforcement efforts against banks and other financial services providers with the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. We are also subject to increased scrutiny of compliance with the regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control. If we violate these laws and regulations, or our policies, procedures and systems are deemed deficient, we would be subject to liability, including fines and regulatory actions, which may include restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including our acquisition plans.

Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us. Any of these results could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The FRB may require us to commit capital resources to support GBank.

Federal law requires that a bank holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the FRB may require a bank holding company to make capital injections into a troubled subsidiary bank and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to borrow the funds or raise capital. Any loans by a holding company to its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by the Company to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations.

We could be adversely affected by the soundness of other financial institutions and other third parties we rely on.

Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks and other institutional customers. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when our collateral cannot be foreclosed upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due. Furthermore, successful operation of our debit card and cash management solutions business depends on the soundness of third party processors, clearing agents and others that we rely on to conduct our merchant business. Any losses resulting from such third parties could adversely affect our business, financial condition and results of operations.

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We depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions with our existing and potential customers and counterparties, we may rely on information furnished to us by or on behalf of our existing and potential customers and counterparties, including financial statements and other financial information. We also may rely on representations of our existing and potential customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. In deciding whether to extend credit, we may rely upon our existing and potential customers’ representations that their respective financial statements conform to U.S. generally accepted accounting principles, or GAAP, and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. We also may rely on customer and counterparty representations and certifications, or other auditors’ reports, with respect to the business and financial condition of our existing and potential customers and counterparties. Our financial condition, results of operations, financial reporting and reputation could be negatively affected if we rely on materially misleading, false, incomplete, inaccurate or fraudulent information provided by us by or on behalf of our existing or potential customers or counterparties.

Our accounting estimates and risk management processes and controls rely on analytical and forecasting techniques and models and assumptions, which may not accurately predict future events.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Our management must exercise judgment in selecting and applying many of these accounting policies and methods so they comply with GAAP and reflect management’s judgment of the most appropriate manner to report our financial condition and results. In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which may be reasonable under the circumstances, yet which may result in our reporting materially different results than would have been reported under a different alternative.

Certain accounting policies are critical to presenting our financial condition and results of operations. They require management to make difficult, subjective or complex judgments about matters that are uncertain. Materially different amounts could be reported under different conditions or using different assumptions or estimates. These critical accounting policies include the allowance for credit losses and income taxes. Because of the uncertainty of estimates involved in these matters, we may be required to do one or more of the following: significantly increase the allowance for credit losses or sustain loan losses that are significantly higher than the reserve provided; reduce the carrying value of an asset measured at fair value; or significantly increase our accrued tax liability. Any of these could have a material adverse effect on our business, financial condition or results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Our internal controls, disclosure controls, processes and procedures, and corporate governance policies and procedures are based in part on certain assumptions and can provide only reasonable (not absolute) assurances that the objectives of the system are met. Any failure or circumvention of our controls, processes and procedures or failure to comply with regulations related to controls, processes and procedures could necessitate changes in those controls, processes and procedures, which may increase our compliance costs, divert management attention from our business or subject us to regulatory actions and increased regulatory scrutiny. Any of these could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to the Offering and an Investment in Our Common Stock

We will incur increased costs as a result of operating as a reporting issuer with the SEC, and our management will be required to devote substantial time to new compliance initiatives.

As a reporting issuer with the SEC, we will incur significant legal, accounting, and other expenses that we did not incur as a company trading on the OTCQX Market. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly, and current reports with respect to our business and financial condition. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and an exemption from the requirement to obtain an attestation from our auditors on management's assessment of our internal control over financial reporting. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them.

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We expect the rules and regulations applicable to companies reporting with the SEC to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results, and our ability to operate our business could be harmed.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. In connection with this offering, we intend to begin the process of documenting, reviewing, and improving our internal controls and procedures for compliance with Section 404 of the Sarbanes-Oxley Act, which will require annual management assessment of the effectiveness of our internal control over financial reporting. We have begun recruiting additional finance and accounting personnel with certain skill sets that we will need as a public company.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes, and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm the price of our securities and make it more difficult for us to effectively market and sell any of our present or future product candidates that may receive regulatory approval.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon completion of this offering, we will become subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

The market price of our common stock may be volatile, which could result in substantial losses for purchasers of our securities in this offering or could subject us to litigation.

The market price of our common stock following this offering may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include, among other things:

•	general economic conditions and overall market fluctuations;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

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•	changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and stock price performance of other comparable companies;
•	the trading volume of our common stock;
•	new technology used, or services offered, by competitors;
•	changes in business, legal or regulatory conditions, or other developments affecting the financial services industry, participants in our industry, and publicity regarding our business or any of our significant customers or competitors; and
•	future sales of our common stock by us, directors, executives and significant stockholders.

The realization of any of the risks described in this “Risk Factors” section could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market experiences extreme volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect investor confidence and could affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, we could incur substantial costs and it could divert the attention of senior management and have a material adverse effect on our business, financial condition and results of operations.

The trading market for our common stock has been limited, and you may not be able to resell your securities at or above the public offering price.

Prior to this offering, the public market for shares of our common stock has been limited to the OTCQX Market, where on February 20, 2025, the average trading volume has been limited to approximately 8,690 shares per day. Although we have applied to list shares of our common stock on The Nasdaq Capital Market, an active trading market greater than our current average daily trading volume for our common stock on the Nasdaq Capital Market may never develop or be sustained following this offering. There can be no assurance that following this offering our shares of common stock will trade at a price equal to or greater than the offering price. In the absence of an active trading market for our securities, investors may not be able to sell their securities at or above the offering price or at the time that they would like to sell.

The reduced disclosures and relief from certain other significant disclosure requirements that are available to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not “emerging growth companies.” These exemptions include the following:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	less extensive disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	exemptions from the requirements to hold nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, even if we comply with the greater obligations of public companies that are not emerging growth companies immediately after this offering, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future, so long as we are an emerging growth company.

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We will remain an emerging growth company for up to five years, though we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of such five years, we are deemed to be a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700 million). Investors and securities analysts may find it more difficult to evaluate our common stock because we will rely on one or more of these exemptions. If, as a result, some investors find our common stock less attractive, there may be a less active trading market for our common stock, which could result in a reduction of and greater volatility in the prices of our common stock.

We may not be able to satisfy the initial listing criteria of the Nasdaq Stock Market. If our common shares do become traded on the Nasdaq Stock Market, we cannot assure you that the market for our common shares will become sufficiently active for you to liquidate your shares.

We cannot assure you that we will be able to meet the initial listing standards of the Nasdaq Stock Market, or that we will be able to maintain any such listing.  If our common stock is not approved for trading on the Nasdaq, our shares of common stock will continue to be quoted on the OTCQX, an over-the-counter market maintained by OTC Markets Group, Inc. On the over-the-counter markets, however, an investor may find it difficult to obtain accurate quotations as to the market price of our common shares. In addition, if our common shares fail to meet certain criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further adversely affect their liquidity. This would also make it more difficult for us to raise additional capital.

Our failure to meet the continuing listing requirements of The Nasdaq Capital Market could result in a de-listing of our securities.

If our common stock is listed on the Nasdaq Capital Market and we fail to satisfy the continuing listing requirements of Nasdaq, such as the corporate governance, stockholders’ equity or minimum closing bid price requirements, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we would likely take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our securities will rely in part on the research and reports that industry or financial analysts publish about us or our business. We may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause the price of our securities to decline.

If securities or industry analysts adversely change their recommendations regarding our securities or if our operating results do not meet their expectations, the price of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of our securities or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our securities or if our operating results do not meet their expectations, the price of our securities could decline.

Raising additional capital may cause dilution to our stockholders, including purchasers of units in this offering, restrict our operations or require us to relinquish rights to our technologies or current or future product candidates.

In addition to growing retained earnings from income, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution, or licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that materially adversely affect your rights as a common stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

If we raise funds through additional collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams, research programs or current or future product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, scale back or discontinue the development and commercialization of one or more of our product candidates, delay our pursuit of potential in-licenses or acquisitions or grant rights to develop and market current or future product candidates that we would otherwise prefer to develop and market ourselves.

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We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our securities, which may adversely affect the market price of our common stock and warrants.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. Except as otherwise described in this prospectus, we will not be restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing stockholders or reduce the market price of our common stock and warrants, or both. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preferred stock, upon our liquidation, holders of our debt securities and preferred stock, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

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The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our securities.

Sales of a substantial number of shares of our common stock in the public markets, or the perception by the market that those sales could occur, could depress the market price of our securities, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or warrants would have on the market price of our securities.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because we are a smaller company, and smaller companies tend to experience greater volatility in the price of their securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These forward-looking statements include, but are not limited to, statements about:

•	our ability to continue as a going concern;
•	availability of additional funds in the future on acceptable terms or at all;
•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;
•	our ability to retain and recruit key personnel, including the continued development of our sales and marketing infrastructure;
•	our ability to maintain intellectual property protection for our products;
•	developments relating to our competitors and our industry;
•	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;
•	our expected use of our existing cash and cash equivalents and the proceeds from this offering.
•	the impact of pandemics on our business and operations;
•	other events or factors, including those resulting from war or incidents of terrorism;
•	anticipated trends and challenges in our business and the markets in which we operate; and
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

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Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any, or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section entitled “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements.

In addition, forward-looking statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. You should not place undue reliance on our forward-looking statements.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, statistical data and other information concerning our industry, market and competitive position from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived.

In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Industry data and other third-party information have been obtained from sources believed to be reliable, but we have not independently verified any third-party information. In addition, while we believe the industry, market and competitive position data included in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

USE OF PROCEEDS

The Selling Stockholders may sell all of the common stock offered by this prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock.

We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF THE OFFERING PRICE

The market for our common stock is currently limited to trading on the OTCQX Market. The Selling Stockholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

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SELLING STOCKHOLDERS

Common Stock

On October 11, 2024, we entered into a Subscription Agreement with each of the Selling Stockholders, pursuant to which the Company offered and sold an aggregate of 1,081,081 shares (the “Shares”) of common stock, par value $0.0001 per share, for aggregate proceeds of $20 million. The Company paid placement agency fees of $663 thousand, resulting in net proceeds of $19.3 million.  In connection with this recent sale of the Shares, we also entered into a Registration Rights Agreement with each purchaser pursuant to which the Company is obligated to register the Shares.

The Company offered and sold the Shares to the Selling Stockholders pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended, Rule 501(a)(1)-(3) and (7) and Rule 506 of Regulation D, promulgated thereunder, and corresponding provisions of state securities laws. The transaction did not involve a public offering, each of the Selling Stockholders was a “institutional accredited investor” or “accredited investor” and had access to registration-type information about us and the investment.

Selling Stockholders Table

The following table sets forth the names of the Selling Stockholders, the number of shares of common stock beneficially owned by each Selling Stockholder as of the date hereof and the number of shares of common stock being offered by each Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the Selling Stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders. The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

To our knowledge, the none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Stockholders to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering(1)	Number of Shares to be Offered	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
Edward M. Giles IRA #1 (3)	41,900	41,900	0	*
Edward M. Giles Revocable Trust (4)	26,800	26,800	0	*
EMG Roth IRA (5)	24,000	24,000	0	*
Isles Capital LLC (6)	16,000	16,000	0	*
JMG Investment Trust (7)	4,600	4,600	0	*
Walter Giles Roth IRA (8)	7,200	7,200	0	*
Walter Giles	5,500	5,500	0	*
Carolyn A. Giles	5,600	5,600	0	*
Stephen V. Giles	3,300	3,300	0	*
Elizabeth Hartigan Giles Trust (9)	2,900	2,900	0	*
Robin Walter Giles Trust (10)	2,900	2,900	0	*
Katherine Morgan Giles 2016 Trust (11)	2,700	2,700	0	*
Sarah Venable Giles 2013 Trust (12)	2,700	2,700	0	*
Mary Alice Giles 2009 Trust (13)	2,700	2,700	0	*
Edward Anton Giles 2009 Trust (14)	2,700	2,700	0	*
Emily Robertson Giles 2019 Trust (15)	2,500	2,500	0	*
Parthiv Patel	72,228	39,708	32,520	*
Blue Lion Opportunity Master Fund LP (16)	527,715	108,108	416,905	2.92%
Charles William Griege Jr	527,715	2,702	416,905	2.92%
Kunal H Dave	200,102	151,352	48,750	*
Down Range Capital Opportunity Fund, LP (17)	100,000	100,000	0	*
ECHO Health Inc. (18)	46,513	13,513	33,000	*
Michael C. Voinovich	75,651	1,351	74,300	*
Carl P Feinberg Revocable Trust (19)	13,500	13,500	0	*
Ledyard Capital Management, LLC (20)	27,000	27,000	0	*
Joseph Adam Wilkie & Mary Liane Wilkie JTWROS	2,700	2,700	0	*
EVOL Capital Holdings LLC (21)	347,820	5,405	342,415	2.39%
David Alexander	2,702	2,702	0	*
Leonard Himelsein Revocable Trust (22)	2,702	2,702	0	*
Nicholas Nigro	2,702	2,702	0	*
Jake Christensen	1,351	1,351	0	*
Peter A. Appel	243,681	81,081	162,600	1.16%
David Balistreri	10,000	10,000	0	*
Teri L. Griege Trust (23)	2,000	2,000	0	*
George Sertl	54,054	54,054	0	*
Trumbo Family Revocable Trust 4/24/15 (24)	5,400	5,400	0	*
MPR Family, LLC (25)	1,730	1,730	0	*
Asacar Company LLC (26)	10,000	10,000	0	*
Eugene DePaul Revocable Trust (27)	10,800	10,800	0	*
Michael F Mariano & Dana Marie Mariano JTWROS	1,300	1,300	0	*
Christopher McElwee & Colette McElwee Jt Ten	27,000	27,000	0	*
Christopher Gibbins	10,000	2,500	7,500	*
Abby Nigro	540	540	0	*
Brooke Nigro	540	540	0	*
Jared Nigro	540	540	0	*
MN Capital Holdings LLC (28)	177,145	9,189	167,956	1.17%
Jamie Nigro	1,081	1,081	0	*
Maria Olivieri	1,300	1,300	0	*
Patricia Jane Rinschler	8,500	1,000	7,500	*
John Gregory McStravick Revocable Trust (29)	27,000	27,000	0	*
Jerry F. Naples Sr. Revocable Living Trust DTD 5/21/01 (30)	6,700	6,700	0	*
Hans J. Theisen	4,000	4,000	0	*
Nicholas D Farrell & Linda B Farrell JTWROS	5,400	5,400	0	*
Mary Jane Galantino	3,500	3,500	0	*
Michael Galantino & Angela Galantino	5,400	5,400	0	*
Mark Naples	5,400	5,400	0	*
Chandrakant Patel	12,324	12,324	0	*
Rati Hospitality LLC (31)	34,702	34,702	0	*
Jayesh Patel	12,324	12,324	0	*
Raj Hashilkar	40,850	24,590	16,260	*
Keval Patel	57,110	24,590	32,520	*
Kay Sharon Burgess & James Richard Burgess JTWROS	54,000	54,000	0	*
Kyle Griege	1,500	1,500	0	*
Anthony Labozzetta	5,400	5,400	0	*
Dana Dougherty	5,400	5,400	0	*
	2,951,022	1,081,081	1,759,131

_________

* Less than 1%

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(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the Selling Stockholders will sell all of the shares being offered in this offering.
(3)	Edward M. Giles has voting and investment power over the shares beneficially owned by Edward M. Giles IRA.
(4)	Edward M. Giles is Trustee of, and has voting and investment power over the shares beneficially owned by, Edward M. Giles Revocable Trust.
(5)	Edward M. Giles has voting and investment power over the shares beneficially owned by EMG Roth IRA.
(6)	Walter Giles is General Partner of, and has voting and investment power over the shares beneficially owned by, Isles Capital LLC.
(7)	Walter Giles is Trustee of, and has voting and investment power over, the shares beneficially owned by JMG Investment Trust.
(8)	Walter Giles has voting and investment power over the shares beneficially owned by Walter Giles Roth IRA.
(9)	Zachary Wydra is Trustee of, and has voting and investment power over the shares beneficially owned by, Elizabeth Hartigan Giles Trust.
(10)	Zachary Wydra is Trustee of, and has voting and investment power over the shares beneficially owned by, Robin Walter Giles Trust.
(11)	Anna Giles is Trustee of, and has voting and investment power over the shares beneficially owned by, Robin Walter Giles Trust.
(12)	Anna Giles is Trustee of, and has voting and investment power over the shares beneficially owned by, Sarah Venable Giles 2013 Trust.
(13)	Anna Giles is Trustee of, and has voting and investment power over the shares beneficially owned by, Mary Alice Giles 2009 Trust.
(14)	Anna Giles is Trustee of, and has voting and investment power over the shares beneficially owned by, Edward Anton Giles 2009 Trust.
(15)	Anna Giles is Trustee of, and has voting and investment power over the shares beneficially owned by, Emily Robertson Giles 2019 Trust.
(16)	Charles W. Griege, Jr., has voting and investment power over the shares beneficially owned by, Blue Lion Opportunity Master Fund LP. Mr. Griege is also a Director of the Company.
(17)	Brad Rinschler voting and investment power over the shares beneficially owned by, Down Range Capital Opportunity Fund, LP.
(18)	Kris Kern is Chief Financial Officer of ECHO Health, Inc. and has voting and investment power over the shares beneficially owned by ECHO Health Inc.
(19)	Carl P. Feinberg is Trustee of, and has voting and investment power over, the shares beneficially owned by Carl P Feinberg Revocable Trust.
(20)	Russell Echlov is Manger of, and has voting and investment power over, the shares beneficially owned by Ledyard Capital Management, LLC.
(21)	Todd A. Nigro is Manager of, and has voting and investment power over, the shares beneficially owned by EVOL Capital Holdings LLC.
(22)	Leonard Himelsein is Trustee of, and has voting and investment power over, the shares beneficially owned by Leonard Himelsein Revocable Trust.
(23)	Teri L. Griege and David Griege are the Trustees of and have voting and investment power over the shares beneficially owned by the Teri L. Griege Trust.
(24)	Michelle Trumbo is Manager of, and has voting and investment power over the shares beneficially owned by, Trumbo Family Revocable Trust 4/24/15.
(25)	Michelle Trumbo is Manager of, and has voting and investment power over the shares beneficially owned by, MPR Family, LLC.
(26)	Christopher DePaul is Manager of, and has voting and investment power over the shares beneficially owned by Asacar Company LLC.
(27)	Eugene DePaul is Trustee of, and has voting and investment power over the shares beneficially owned by, Eugene DePaul Revocable Trust.
(28)	Michael Nigro is Manager of, and has voting and investment power over the shares beneficially owned by, MN Capital Holdings LLC.
(29)	John Gregory McStarvick is Trustee of, has voting and investment power over the shares beneficially owned by, John Gregory McStravick Revocable Trust.
(30)	Jerry F. Naples is Trustee of, and has voting and investment power over the shares beneficially owned by, Jerry F. Naples Sr. Revocable Living Trust DTD 5/21/01.
(31)	Chandrakant Patel is Manager of, and has voting and investment power over the shares beneficially owned by, Rati Hospitality LLC.

35

PLAN OF DISTRIBUTION

This prospectus relates to the resale of the shares, by the Selling Stockholders, which includes 1,081,081 shares of common stock, par value $0.0001 per share.

The Selling Stockholders may, from time to time sell any or all of their shares of common stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

The Selling Stockholders or their respective pledgees, donees, transferees, or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Stockholders.

The Selling Stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder. If any of these other expenses exists, we expect the Selling Stockholders to pay those expenses. We estimate that the expenses of the offering to be borne by us will be approximately $2 million. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Stockholders.

36

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue (i) 50,000,000 shares of common stock, par value $0.0001 per share, (ii) 30,000,000 shares of Parent Nonvoting Common Stock, and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2025, there were issued and outstanding 14,270,912 shares of our common stock and 231,508 shares of non-voting common stock. No shares of preferred stock are issued or outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available, therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no pre-emptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Parent Nonvoting Common Stock

Rights and preferences of our Parent Nonvoting Common Stock are identical to our common stock, except that the holders of our Parent Nonvoting Common Stock are not entitled to any voting rights.

Undesignated Preferred Stock

Under the terms of our Articles of Incorporation, our board of directors is authorized to issue shares of our undesignated preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing changes in control or management of our company.

Once our board of directors approves the rights and preferences for a series of preferred stock, we will file a Certificate of Designation for such series of preferred stock with the Secretary of State of the State of Nevada formally establishing such rights and preferences.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Warrants

We have no warrants issued or outstanding.

Registration Rights

In connection with the offering of the Shares to the Selling Stockholders on October 11, 2024, we entered into a Registration Rights Agreement with the Selling Stockholders dated October 11, 2024, pursuant to which the Company is obligated to register the Shares.

We must use commercially reasonable best efforts to keep such registration statement continuously effective until all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect.

All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company shall be borne by the Company.

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Transfer Agent and Registrar

Our transfer agent is Computershare Limited (“Computershare”), whose address P.O. Box 43078, Providence, Rhode Island 02940. Computershare’s telephone number is (781) 575-3086.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of his or her heirs.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements, the related notes, and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual business, financial condition and results of operations could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under “Risk Factors.” See also “Special Note Regarding Forward-Looking Statements.” Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Executive Summary

The Company generates the majority of its revenue through net interest income, calculated as the difference between interest earned on loans and investments and interest paid on deposits and borrowings. Growth in net interest income is dependent upon balance sheet growth and maintaining or increasing the net interest margin, which is calculated as net interest income as a percentage of average interest-earning assets. The Company also generates revenue through fees earned on the various services and products offered to its customers and through gains on sales of assets, generally the guaranteed portion of SBA and USDA loans. Offsetting these revenue sources are provisions for credit losses, non-interest expenses and income taxes.

The following table presents a summary of the Company's earnings and selected performance ratios:

	Years Ended December 31,
(Dollars in thousands, except per share data)	2024	2023
Net Income	$18,636	$10,920
Diluted Earnings Per Share	$1.39	$0.84
Return on Average Assets	1.85%	1.51%
Return on Average Equity	16.14%	11.78%
Net Interest Margin	4.79%	5.55%
Non-Performing Assets to Total Assets	1.26%	0.69%
Net Charge-Off to Average Loans	0.02%	0.17%

For the years ended December 31, 2024 and 2023, the Company experienced strong balance sheet growth, primarily driven by increases in commercial real estate loans (due to both organic growth and the repurchase of the guaranteed portion of certain SBA loans previously sold) and interest-bearing deposits.  The Company also experienced favorable volume and rate-driven increases in net interest income, which was partially offset by higher funding costs.

Financial highlights for the year ended December 31, 2024 are presented below:

•	Net income of $18.6 million and diluted earnings per share of $1.39

•	Net interest margin of 4.79%

•	Loan growth of $223.8 million, or 38%

•	Principal balances of loans sold of $316.4 million, an increase of $172.8 million or 120% compared to principal balances of loans sold of $143.6 million of during the year ended December 31, 2023

•	Gain on sale of loans of $12.1 million, an increase of $6.5 million or 117% compared to $5.6 million of gain on sale of loans for the year ended December 31, 2023

•	On-balance sheet guaranteed loans totaled $231.0 million as of December 31, 2024 compared to $205.0 million at December 31, 2023

•	Non-performing assets of $14.2 million at December 31, 2024, representing 1.26% of total assets compared to $6.3 million of non-performing assets at December 31, 2023

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Business Strategy

The Company’s primary business strategy is to be a forward-thinking provider of tailored financial solutions designed to create opportunities and meet the needs of our employees, customers, and communities while creating lasting value for our shareholders through the operation of a successful, people-focused institution.  GBFH differentiates itself from its competitors by striving to provide Your Best Banking Experience, Ever! ® through personalized service, priority service, availability, and innovative solutions.  Highlights of our current business strategy include:

•

Continued focus on growth and enhancement of our government guaranteed lending.  Historically, our primary lending focus has been the origination of commercial real estate loans partially guaranteed by the U.S. Small Business Administration.  We intend to continue to expand this portfolio of loans by hiring and developing experienced lending personnel to increase our presence not only within our market area, but also nation-wide, while maintaining a high level of asset quality through the utilization of conservative underwriting standards.

•

Targeted expansion of our Gaming FinTech relationships.  The Company, in partnership with BankCard Services, LLC ("BCS"), will continue to identify and develop tools and resources necessary to scale and innovate within the payments industry.

•

Maintaining a strong emphasis on the continued development of the Company’s Credit Card portfolio. The Company will continue to market its GBank Visa Signature ® card throughout the local market area and nationwide through marketing referral agreements and other strategic partnerships.

•

Increase core deposits with an emphasis on non-interest bearing deposits. As the main source of funding for lending and investment, the Company is committed to increasing low-cost deposits while minimizing reliance on higher-cost certificates of deposit to facilitate margin expansion. We are dedicated to growing core deposits by utilizing our business development officers and fostering our commercial lending and retail relationships.

•

Recruiting, retaining, and investing in top talent and personnel. During the periods presented, GBank has appointed a Chief Operating Officer and a Chief Risk Officer to its executive management team to support and facilitate the Company's growth. Given our strong capital levels and expansion strategy, we believe we have the ability to continue to opportunistically hire talented individuals and develop top performers to facilitate the future successes of the Company.

Critical Accounting Policies

In preparing the Company’s Consolidated Financial Statements, accounting policies are applied that require significant judgment and estimates, which can materially impact the Company’s financial position and results of operations. The following are the critical accounting policies that have the most significant impact on the Company’s financial statements because they require significant judgments and assumptions about highly complex and inherently uncertain matters. The use of reasonably different estimates and assumptions could have a material impact on our results of operations or financial condition.

For further information about the Company’s accounting policies, see Note 1 to our consolidated financial statements appearing elsewhere in this Form S-1.

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Allowance for Credit Losses

The allowance for credit losses reflects management’s best estimate of credit losses over the remaining life of the loan portfolio and is presented as a valuation account deducted from the loan portfolio’s amortized cost basis to present the net amount expected to be collected on the loans.

The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. GBank has segregated its held-for-investment loan portfolio into segments based on federal call report codes which classify loans based on the primary collateral supporting the loan. The segments are reviewed by management no less than annually to ensure instruments are properly segregated into groups having similar risk characteristics and new segments may be required as the Company offers new loan products.

The Company’s loan portfolio includes certain loans which are partially guaranteed by the U.S. Small Business Administration. The Current Expected Credit Losses (“CECL”) model does not require an entity to measure expected credit losses on an instrument, or pool of instruments, if historical information adjusted for current conditions and reasonable and supportable forecasts result in zero expected credit losses in all scenarios. The guaranteed portion of the loan pools range from 75 percent to 90 percent. For purposes of the assessment of credit losses, Company management ascertains the guaranteed portion of these loans has zero repayment risk due to the full guarantee of the U.S. government.

The Company measures the allowance for credit losses using the average charge-off method and calculates an estimate of expected credit losses based on actual losses incurred during a historic look-back period. The Company has chosen to use the historic losses of similarly insured institutions for each of its loan segments with the exception of commercial real estate loans for which Company management has defined a custom peer group of institutions having a large focus on government guaranteed lending.

To account for the model’s quantitative limitations when estimating credit losses, management also considers certain qualitative adjustments, including considerations of:

•	changes in lending policies, underwriting standards, and collection practices

•	changes in economic and business conditions

•	changes in volume and severity of past due and adversely classified loans, including nonaccrual volume

•	changes in nature, volume, and terms of loans

•	changes in the experience, ability, and depth of lending management and staff

•	changes in underlying collateral values

•	effect of concentrations (loan types) as a percentage of capital

•	changes in the quality of the loan review system

•	effects of other factors (unemployment, loss of benefits, depreciation, loss of net worth, etc.)

GBank considers financial assets on an individual basis when the financial asset has unusual risk characteristics not matching an existing segment and may assign a specific reserve to the financial asset having unusual risk characteristics. The specific reserve component is calculated as the Company's evaluation of credit loss on individually evaluated loans based on the fair value of the collateral less estimated selling costs if collateral dependent or based on the present value of expected future cash flows discounted at the loan's initial effective interest rate if not collateral dependent. The majority of the Company's loans subject to individual evaluation are considered collateral dependent. The Company uses the practical expedient as permitted under ASC 326 to measure individually evaluated loans as collateral dependent and/or when repayment is expected to be provided substantially through the operation or sale of the collateral. Expected credit losses are based on the fair value at the reporting date, adjusted for selling costs as appropriate. For collateral dependent loans, credit loss is measured as the difference between the amortized cost basis in the loan and the fair value of the underlying collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral.

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Emerging Growth Company

Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by the Financial Accounting Standards Board (“FASB”) or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We have elected to use the extended transition period for complying with new or revised accounting standards affecting public companies, which means that our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.

Although we are still evaluating the JOBS Act, we may take advantage of some of the reduced regulatory and reporting requirements that are available to it so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Results of Operations – Year Ended December 31, 2024 vs. Year Ended December 31, 2023

Overview

Net income was $18.6 million, or $1.39 per diluted share, for the year ended December 31, 2024 compared to net income of $10.9 million, or $0.84 per diluted share, for the year ended December 31, 2023.

Net interest income increased 21% to $46.2 million for the year ended December 31, 2024, compared to $38.1 million for the year ended December 31, 2023. The positive growth within net interest income was primarily volume driven, as average loans increased to $792.4 million for the year ended December 31, 2024, an increase of $297.4 million or 60% when compared to average loans of $495.0 million for the year ended December 31, 2023.

The provision for credit losses was $2.2 million for the year ended December 31, 2024 compared to $1.1 million for the year ended December 31, 2023.  The allowance for credit losses was $9.1 million at December 31, 2024 compared to $7.1 million at December 31, 2023.  Additional discussion of the provision for credit losses is included under the heading Provision Expense and Allowance for Credit Losses - Loans.

Noninterest income increased $8.5 million or 110% to $16.2 million for the year ended December 31, 2024, compared to $7.7 million for the year ended December 31, 2023.  The increase was primarily attributable to an increase in gain on sale of government guaranteed loans of $6.5 million year-over-year due primary to higher sale volume when comparing 2024 to 2023. Also contributing to the positive increase in noninterest income was a $1.3 million increase in net interchange fees on credit cards, primarily driven by increases in credit cards issued and credit card transaction volume when comparing the year ended December 31, 2024 to the year ended December 31, 2023.

Noninterest expense increased $5.1 million or 16% to $36.2 million for the year ended December 31, 2024, compared to $31.2 million for the same period of 2023.  The increase was largely driven by higher salaries and benefits expense resulting from (i) an increase in full-time equivalent employees to 169 on December 31, 2024, compared to 163 for the same period of 2023, (ii) increased bonuses and commissions commensurate with loan origination and sales volume during the year, and (iii) stock compensation expense related to a one-time employee stock grant distributed in November 2024 totaling $367 thousand.

On December 31, 2024, total assets were $1.122 billion, an increase of $204.0 million or 22% compared to total assets of $918.4 million as of December 31, 2023. Balance sheet growth during 2024 was driven by record loan originations within the commercial loan portfolio, with loan growth funded primarily by increases in non-interest bearing demand and savings deposit accounts as well as certificates of deposits.

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Beginning in the third quarter of 2023, the Company (i) elected to retain $47.5 million of originated guaranteed loans, and (ii) initiated a program whereby GBank repurchased $106.1 million of the guaranteed portions of previously sold SBA loans.  This program continued through the end of the first quarter of 2024, during which $44.2 million of the guaranteed portion of previously sold loans was repurchased in the three-month period ending March 31, 2024. The balance of guaranteed loans at December 31, 2024 was $231.0 million, representing 27.2% of gross loans.  Comparatively, at December 31, 2023, the Company had $205.0 million of guaranteed loan balances representing 30.0% of gross loans.  Please reference the heading “Loans” within this Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information regarding repurchased loans.

Return on average assets for the years ended December 31, 2024 and 2023 was 1.85% and 1.51%, respectively.  Return on average equity for the years ended December 31, 2024 and 2023 was 16.14% and 11.78%, respectively.

Net Interest Income and Net Interest Margin

Net interest income is calculated as the excess of interest earned from the Company’s interest-bearing assets, such as loans and investments, and the interest expense incurred on interest-bearing liabilities, like deposits and borrowed funds. Net interest income represents the core earnings of the Company’s primary activities of lending and investing, less the costs of obtaining funds.

Net interest margin is expressed as net interest income as a percentage of average earning assets and reflects the Company's ability to generate income from its interest-earning assets relative to the costs of funding those assets.  Net interest income is affected by changes in interest rates, as well as composition and volume fluctuations in the average balances of interest-earning assets and interest-bearing liabilities.

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Average balances, interest income or expense, and the interest yield or rate for the Company’s interest-sensitive assets and liabilities are presented in the table below.  Average balances are calculated on a daily basis.  The Company had no tax equivalent adjustments for the years ended December 31, 2024 or 2023.

	For the Years Ended
	December 31, 2024			December 31, 2023
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS:
Interest Bearing Deposits With Banks	$81,479	$4,604	5.65%	$81,594	$4,448	5.45%
Investment Securities:
Taxable	85,799	3,983	4.64%	106,684	4,435	4.16%
Loans, Net (1)	792,360	66,267	8.36%	495,042	42,143	8.51%
Federal Home Loan Bank Stock	4,234	375	8.86%	2,824	257	9.10%
Total Earning Assets	963,872	75,229	7.80%	686,144	51,283	7.47%

Cash and Due From Banks	6,043			6,051
Other Assets	35,834			30,679
Total Assets	1,005,749			$722,874

LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
Interest-bearing Demand	$65,776	$1,594	2.42%	$72,252	$1,561	2.16%
Money Market and Savings	224,037	8,797	3.93%	147,703	4,523	3.06%
Certificates of Deposit	332,816	17,383	5.22%	123,838	5,623	4.54%
Total Interest-Bearing Deposits	622,629	27,774	4.46%	343,793	11,707	3.41%

Short-Term Borrowings	2,046	113	5.52%	6,166	339	5.50%
Subordinated Debentures	26,049	1,142	4.38%	25,974	1,142	4.40%
Total Interest-Bearing Liabilities	650,724	29,029	4.46%	375,933	13,188	3.51%

Noninterest-bearing Deposits	219,395			239,358
Other Liabilities	20,139			14,886
Shareholders' Equity	115,491			92,697
Total Liabilities & Shareholders' Equity	$1,005,749			$722,874

Net Interest Income		$46,200			$38,095

Total Yield on Earning Assets			7.80%			7.47%
Cost on Interest-Bearing Liabilities			4.46%			3.51%
Average Interest Spread			3.34%			3.96%
Net Interest Margin			4.79%			5.55%

(1)	Balances of non-accrual loans of $14.1 million at December 31, 2024 and $2.7 million at December 31, 2023 are included in the average loan balances for each year, respectively.

Net interest income increased $8.1 million or 21% to $46.2 million for the year ended December 31, 2024, compared to $38.1 million for the year ended December 31, 2023.

Interest income increased $24.0 million as the result of a $277.7 million increase in average interest-earning assets over the twelve month period ending December 31, 2024 as well as higher yields on interest bearing deposits with banks and investment securities.  This increase was partially offset by lower loan yields driven by both (i) yield reductions on adjustable-rate loans, securities, and other liquid assets driven by three federal funds rate decreases totaling 100 basis points initiated by the Federal Open Market Committee (“FOMC”) during the second half of 2024, and (ii) certain non-recurring interest income adjustments relating to nonaccrual loans totaling $463 thousand during 2024.

Investment yields were 4.64% for the year ended December 31, 2024, compared to 4.16% for the year ended December 31, 2023. The increase in investment yield when comparing 2024 to 2023 was the result of the purchase of $66.0 million of investment securities during the previous twelve months to replace certain lower-yielding U.S. Treasury securities that matured during the year ended December 31, 2024.

Net interest income was also impacted by an increase in interest expense from $13.2 million for the year ended December 31, 2023 to $29.0 million for the year ended December 31, 2024.  The increase in interest expense was driven by both higher funding costs to maintain competitive pricing, and growth in average interest-bearing liabilities to fund interest-earning asset growth.

44

For the year ended December 31, 2024, GBFH’s net interest margin was 4.79% versus 5.55% for the year ended December 31, 2023.  The decrease in net interest margin was primarily due to increased interest expense driven by both volume and rate increases on interest bearing liabilities utilized to fund asset growth, which more than offset favorable volume-driven increases in interest income during the year ended December 31, 2024.

The following table presents the effects of changing rates and volumes on net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated to volume.

	Years Ended
	December 31, 2024 vs. December 31, 2023
	Increase (Decrease)
(Dollars in thousands)	Volume	Rate	Net
INTEREST INCOME:
Interest Bearing Deposits With Banks	$(6)	$162	$156
Investment Securities:
Taxable	(868)	416	(452)
Loans, Net	25,311	(1,187)	24,124
Federal Home Loan Bank Stock	128	(10)	118
Total Interest Income	24,565	(619)	23,946

INTEREST EXPENSE:
Interest Bearing Deposits:
Interest-bearing Demand	(140)	173	33
Money Market and Savings	2,338	1,936	4,274
Certificates of Deposit	9,489	2,271	11,760
Total Interest-Bearing Deposits	11,687	4,380	16,067

Short-Term Borrowings	112	(338)	(226)
Subordinated Debentures	3	(3)	-
Total Interest Expense	11,802	4,039	15,841

NET INTEREST INCOME	$12,763	$(4,658)	$8,105

Provision Expense and Allowance for Credit Losses - Loans

For the year ended December 31, 2024, the Company recorded a $2.2 million provision for credit losses related to loans, compared to $1.1 million for the year ended December 31, 2023.  The allowance for credit losses was $9.1 million at December 31, 2024, compared to $7.1 million at December 31, 2023. The allowance for credit losses to total net loans was 1.12% at December 31, 2024, compared to 1.20% at December 31, 2023.

Net charge-offs of $164 thousand were recorded during the twelve months ended December 31, 2024, compared to $864 thousand for the same period of 2023.  The net charge-offs recorded during 2024 were comprised of $132 thousand of charge-offs related to one commercial real estate – non-owner occupied loan relationship as well as $108 thousand of credit card charge-offs.  These charge-offs were partially offset by $76 thousand of recoveries attributable to one commercial real estate – non-owner occupied loan. The net charge-offs recorded during 2023 were related to three loan relationships comprised of two commercial real estate – non-owner occupied loans and two commercial and industrial loans.

45

A summary of the ratio of net charge-offs (recoveries) to total average gross loans outstanding is presented in the table below.

(Dollars in thousands)	Net charge-offs (Recoveries)	Average Gross Loans Outstanding (1)	Ratio of Net Charge-offs (Recoveries) to Total Average Loans Outstanding
Year Ended December 31, 2024
Commercial and industrial	$-	$53,830	-%
Commercial real estate - non-owner occupied	56	544,150	0.010
Commercial real estate - owner occupied	-	161,600	-
Construction and land development	-	1,113	-
Multifamily	-	17,347	-
Single Family Sr. Lien	-	8,177	-
Single Family Jr. Lien	-	3,206	-
Single Family HELOC	-	674	-
Consumer	108	1,037	10.415
Total	$164	$791,134	0.021%

Year Ended December 31, 2023
Commercial and industrial	$199	$33,548	0.593%
Commercial real estate - non-owner occupied	665	337,900	0.197
Commercial real estate - owner occupied	-	96,756	-
Construction and land development	-	541	-
Multifamily	-	17,048	-
Single Family Sr. Lien	-	8,246	-
Single Family Jr. Lien	-	3,219	-
Single Family HELOC	-	407	-
Consumer	-	247	-
Total	$864	$497,912	0.174%

(1) average balances do not include deferred fees and costs or unamortized discount.

Noninterest Income

The following table presents the components of total noninterest income for each of the past two years.

	Years Ended December 31,
(Dollars in thousands)	2024	2023	$ Variance	% Variance
Gain on sale of loans	$12,082	$5,568	$6,514	117.0
Loan servicing income	1,757	1,081	676	62.5
Service charges and fees	184	164	20	12.2
Net interchange fees	1,344	24	1,320	5,500.0
Other income	818	842	(24)	(2.9)
Total Noninterest Income	$16,185	$7,679	$8,506	110.8

Gain on sale of loans increased 117% to $12.1 million for the year ended December 31, 2024, compared to $5.6 million during the year ended December 31, 2023. Average pretax gain on loan sales as a percentage of the loan originated decreased to 3.82% for the year ended December 31, 2024, compared to 3.88% for the same period of 2023. The significant year-over-year increase in gain on sale of loans is due to an increase in the volume of loans sold from $143.6 million of loan sold in 2023 to $316.4 million of loans sold in 2024.

For the year ended December 31, 2024, loan servicing income increased 63% to $1.8 million, compared to $1.1 million for the year ended December 31, 2023 primarily due to an increase in the principal balance of loans serviced during 2024.  Loan servicing income was impacted by the write-off of certain servicing assets relating to the repurchase of the guaranteed portions of previously sold SBA loans totaling $401 thousand and $762 thousand for the years ended December 31, 2024 and 2023, respectively.

Net interchange fees totaled $1.3 million for the year ended December 31, 2024 compared to $24 thousand for the year ended December 31, 2023.  The increase in net interchange fees when comparing the twelve months ended December 31, 2024 to December 31, 2023 is attributable to transaction volume growth within GBank’s Visa Signature® Card product.

46

Noninterest Expense

The following table presents the components of total noninterest expense for each of the past two years.

	Years Ended December 31,
(Dollars in thousands)	2024	2023	$ Variance	% Variance
Salaries and employee benefits	$22,349	$19,797	$2,552	12.9
Data processing	3,674	3,077	597	19.4
Occupancy expense	1,667	1,636	31	1.9
Legal and professional fees	2,240	2,112	128	6.1
Loan related costs	1,678	835	843	101.0
Audits and exams	659	536	123	22.9
Advertising and marketing	562	344	218	63.4
FDIC insurance	454	291	163	56.0
Other	2,949	2,528	421	16.7
Total Noninterest Expense	$36,232	$31,156	$5,076	16.3

For the year ended December 31, 2024, noninterest expense increased 16% to $36.2 million, compared to $31.2 million for the year ended December 31, 2023.

For the year ended December 31, 2024, salaries and employee benefits increased 13% to $22.3 million, compared to $20.0 million for the year ended December 31, 2023. The increase was driven by (i) an increase in full-time equivalent employees to 169 on December 31, 2024, compared to 163 for the same period of 2023, (ii) increased bonuses and commissions commensurate with loan origination and sales volume during the year, and (iii) stock compensation expense related to a one-time employee stock grant distributed in November 2024 totaling $367 thousand.

Data processing expense increased $597 thousand, or 19%, from $3.1 million for the year ended December 31, 2023 to $3.7 million for the year ended December 31, 2024.  This increase reflects the full-year impact of data processing costs related to credit cards as the credit card program was launched during the second quarter of 2023, as well as higher costs from transactional-based charges given the volume increases in loans and deposits during the year ended December 31, 2024.

Loan related costs were $1.7 million for the year ended December 31, 2024, an increase of $843 thousand or over 100% when compared to $835 thousand during the year ended December 31, 2023.  This increase corresponds with the record loan origination volume during 2024, resulting in higher costs associated with loan originations.

For the year ended December 31, 2024, audits and exam expense totaled $659 thousand, an increase of 23% or $123 thousand when compared to $536 thousand for the year ended December 31, 2023.  This increase was largely driven by increased audit scope due to growth of the organization as well as increased loan-related audit and exam expense.

For the year ended December 31, 2024, advertising and marketing expense totaled $562 thousand, an increase of 63% or $218 thousand when compared to $344 thousand for the year ended December 31, 2023.  The twelve months ended December 31, 2024 reflected additional advertising and promotional item expenses to increase recognition and knowledge of GBank’s Visa Signature® Card product.

FDIC insurance expense was $454 thousand for the year ended December 31, 2024, an increase of $163 thousand or 56% compared to $291 thousand for the year ended December 31, 2023.  The increased FDIC assessment aligns with the year-over-year growth of the average assets of GBank on which the assessment is based.

For the year ended December 31, 2024, other noninterest expense totaled $2.9 million, an increase of $421 thousand or 17% compared to $2.5 million for the year ended December 31, 2023.  The year-over-year increase was the result of growth within the organization, with increases reflected across several categories of expense including business development, employee education, memberships, and other costs.

Income Taxes

Income tax expense was $5.3 million for the year ended December 31, 2024, an increase of over 100% or $2.7 million compared to $2.6 million for the year ended December 31, 2023. The increase in income tax expense was primarily due to higher pre-tax earnings and additional tax expense related to increased state tax liabilities as the Company continues to expand its lending footprint.  The effective tax rate for the year ended December 31, 2024 was 22.0% compared to 19.3% for the year ended December 31, 2023.  The increase in the effective tax rate is attributable to income tax rates for the states in which the Company has operations, offset by favorable discrete items related to excess tax benefits from stock-based compensation.

Comparison of Financial Condition – December 31, 2024 and December 31, 2023

Total Assets

Total assets increased 22% to $1.122 billion at December 31, 2024 compared to $918.4 million at December 31, 2023 primarily due to an increase in net loans of $221.8 million and an increase in cash and equivalents of $26.2 million during the year ended December 31, 2024. These increases were partially offset by a decrease in loans held for sale of $58.9 million.

Cash and Cash Equivalents

Cash and cash equivalents increased 27% from $97.9 million at December 31, 2023 to $124.1 million at December 31, 2024 as cash inflows from both deposit growth and loan sales more than offset cash outflows to fund loan growth and pay down short-term borrowings over the twelve month period.

Investments

The Company maintains an investment security portfolio to generate income through interest and potential sales, manage liquidity for funding needs, support interest rate risk management, and meet regulatory requirements for high-quality liquid assets.

The investment security portfolio is comprised of held-to-maturity securities recorded at amortized cost and available for sale securities recorded at fair value.  Held-to-maturity securities decreased $57.2 million to $40.6 million as of December 31, 2024, as compared to $97.7 million as of December 31, 2023.  Available-for-sale securities increased $62.9 million from $2.6 million at December 31, 2023 to $65.6 million at December 31, 2024.

The following table presents the maturity composition and the weighted average yields of the investment portfolio as of December 31, 2024.  Mortgage-backed security maturities are based on paydown trends in the most recent three-month period.  Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Weighted-average yield is calculated based on the amortized cost of each security.

	Maturing
(Dollars in thousands)	One Year		After One Year		After Five Years		After
	or Less		Through Five Years		Through Ten Years		Ten Years
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
As of December 31, 2024	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Available for sale securities, at fair value:
Residential mortgage-backed securities	$-	0.00%	$4,685	4.46%	$34,416	4.81%	$26,508	4.41%
Total available for sale securities	$-	0.00%	$4,685	4.46%	$34,416	4.81%	$26,508	4.41%

Held to maturity securities, at amortized cost:
Residential mortgage-backed securities	$1,450	7.80%	$-	0.00%	$39,119	5.02%	$-	0.00%
Total held to maturity securities	$1,450	7.80%	$-	0.00%	$39,119	5.02%	$-	0.00%

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Loans

Total loans, net of deferred loan costs and unamortized discounts, increased 38% to $816.0 million, compared to $592.1 million for the same period of 2023. Year-to-date through December 31, 2024, total loan originations, including government guaranteed and non-guaranteed commercial loans, increased 37% to $539.9 million, compared to $393.6 million for the same period of 2023.

The following table presents the ending balance of gross loans outstanding, by type.

	December 31, 2024		December 31, 2023
(Dollars in thousands)		Percent of		Percent of
	Balance	Total Loans	Balance	Total Loans
Commercial and industrial	$64,000	7.8%	$41,244	7.0%
Commercial real estate - non-owner occupied	630,551	77.3	420,057	70.9
Commercial real estate - owner occupied	88,802	10.9	100,181	16.9
Construction and land development	2,934	0.4	386	0.1
Multifamily	17,374	2.1	17,073	2.9
Single Family Sr. Lien	5,992	0.7	9,159	1.5
Single Family Jr. Lien	3,203	0.4	3,210	0.5
Single Family HELOC	1,389	0.2	414	0.1
Consumer	1,713	0.2	422	0.1
Loans, Net	815,958	100.0%	592,146	100.0%
Allowance for credit losses	(9,114)		(7,088)
Loans, net of allowance	$806,844		$585,058

In the third quarter of 2023 the Company began to repurchase previously sold guaranteed SBA loans by initiating a change in loan terms with certain borrowers, at the borrowers’ option, to convert variable loans to five-year fixed rate loans at lower current interest rates. The repurchase program was initiated in response to a rapid rise in the Wall Street Journal Prime Rate which has the potential to significantly impact our borrowers, the majority of whom are in variable rate loans. The Prime Rate increased from 3.25% to 8.50% between March 2022 and July 2023, an increase of 525 basis points. The Company received requests from borrowers due to the higher payments affecting borrowers’ cash flow and operations. Given the predicted economic outlook and anticipated interest rate reductions likely being delayed until late 2024, the Company decided to evaluate converting the variable rate structure to a fixed-rate based on a current credit evaluation. In response, the Bank reached out to request annual tax returns and updated financial information from borrowers. The Company began to repurchase previously sold guaranteed SBA loans by initiating a change in loan terms with certain borrowers, at the borrowers’ option, to convert variable loans to five-year fixed rate loans at the current market terms.

The process for evaluating, approving, and submitting repurchase packages to SBA was consistent with SOP 50 57 (3) and Section 7.6 of the Agreement. Updated financials from each borrower were reviewed to assess the viability of the business before preparing an interest rate modification document. Once the interest rate modification was approved internally, GBank sought approval for modifications, and submitted requests to the SBA to repurchase these SBA loans. According to the SOP, SBA shall review the repurchase request package, and based on the financial and other information provided determine whether an emergency repurchase of the SBA loan is appropriate for that specific borrower. This activity resulted in the repurchase of $106.1 million of United States government guaranteed loan balances within the commercial and industrial and commercial real estate segments during the year ended December 31, 2023.  This program continued through the end of the first quarter of 2024, during which $44.2 million of the guaranteed portion of previously sold loans was repurchased in the three-month period ending March 31, 2024.  The balance of guaranteed loans at December 31, 2024 was $231.0 million, representing 27.2% of gross loans.  Comparatively, at December 31, 2023, the Company had $205.0 million of guaranteed loan balances representing 30.0% of gross loans.  Given the stabilization of the interest rate environment the Company is not anticipating any material repurchases in the foreseeable future.

48

As of December 31, 2024, the Company had no PPP loans outstanding.  As of December 31, 2023, PPP loans totaling $105 thousand were included in the Commercial and Industrial category and were fully guaranteed by the SBA. There was no allowance for credit loss allocated to PPP loan balances.

Net deferred loan costs totaled $8.2 million and $7.1 million at December 31, 2024 and 2023, respectively.  Net deferred loan costs represent the costs incurred to originate loans, net of fees paid by the borrower, which are measured and recorded at the date the loan is originated. Unamortized discount totaled $8.9 million and $6.3 million at December 31, 2024 and 2023, respectively.  The unamortized discount relates to the retained portion of government guaranteed loans and is based on the relative fair value of the retained loan as calculated by an independent consulting firm. Loan costs and discount are amortized over the life of the loan and are recorded as an adjustment to interest income on the loan.

Loans held for sale totaled $32.6 million at December 31, 2024 and consisted of commercial real estate – non-owner occupied, commercial real estate – owner occupied, and commercial and industrial loans.  Loans held for sale totaled $91.6 million at December 31, 2023 and consisted of commercial real estate – non-owner occupied, commercial real estate – owner occupied, and commercial and industrial loans. The balance of unguaranteed portions to be retained are reported as held for investment.

The following table sets forth the dispersion of loan principal balances with amounts and the percentage of the total balances in the states with five percent of total gross loans:

(Dollars in thousands)	December 31, 2024
	Amounts	Percentage
Nevada	$181,373	22.23%
North Carolina	130,722	16.02%
Ohio	57,876	7.09%
California	55,514	6.80%
Illinois	54,535	6.68%
Indiana	45,878	5.62%
Texas	43,775	5.36%
Virginia	41,315	5.06%
Other	204,970	25.12%
	$815,958	100.00%

49

Maturity distribution by contractual maturity date and rate sensitivity information related to the loan portfolio is reflected in the table below.

(Dollars in thousands)	One Year	One to	Five to Fifteen	Over Fifteen
As of December 31, 2024	and Less	Five Years	Years	Years	Total
Commercial and industrial	$24,600	$16,755	$22,292	$353	$64,000
Commercial real estate - non-owner occupied	716	17,141	50,253	562,441	630,551
Commercial real estate - owner occupied	2,051	21,020	44,346	21,385	88,802
Construction and land development	2,545	-	-	389	2,934
Multifamily	6,021	11,353	-	-	17,374
Single Family Sr Lien	2,327	1,016	2,649	-	5,992
Single Family Jr Lien	3,203	-	-	-	3,203
Single Family HELOC	-	-	-	1,389	1,389
Consumer	1,713	-	-	-	1,713
Total loans held in portfolio	$43,176	$67,285	$119,540	$585,957	$815,958
Predetermined (fixed) interest rates:
Commercial and industrial	$333	$8,737	$2,200	$-	$11,270
Commercial real estate - non-owner occupied	-	4,243	11,974	-	16,217
Commercial real estate - owner occupied	2,052	13,584	8,908	-	24,544
Construction and land development	-	-	-	-	-
Multifamily	6,021	11,353	-	-	17,374
Single Family Sr Lien	2,322	-	-	-	2,322
Single Family Jr Lien	701	-	-	-	701
Single Family HELOC	-	-	-	-	-
Consumer	-	-	-	-	-
Total predetermined (fixed) interest rates	11,429	37,917	23,082	-	72,428
Floating interest rates:
Commercial and industrial	$24,266	$8,018	$20,092	$354	$52,730
Commercial real estate - non-owner occupied	715	12,900	38,279	562,440	614,334
Commercial real estate - owner occupied	-	7,434	35,439	21,385	64,258
Construction and land development	2,545	-	-	389	2,934
Multifamily	-	-	-	-	-
Single Family Sr Lien	6	1,016	2,648	-	3,670
Single Family Jr Lien	2,502	-	-	-	2,502
Single Family HELOC	-	-	-	1,389	1,389
Consumer	1,713	-	-	-	1,713
Total floating interest rates	31,747	29,368	96,458	585,957	743,530

Total fixed and floating interest rates	$43,176	$67,285	$119,540	$585,957	$815,958

Credit Quality, Credit Risk, and Allowance for Credit Losses

During the first quarter of 2023, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the Allowance for Credit Losses methodology.  Results for reporting periods beginning after January 1, 2023, are presented under ASC 326, while prior period amounts continue to be reported in accordance with previously applicable GAAP.

In accordance with CECL guidance, the Company has grouped its loan portfolio into segments with similar risk characteristics based on factors such as loan type, credit risk profile, borrower characteristics, and other relevant attributes that influence the risk of default. By dividing loans into these segments, the Company can apply more tailored loss estimation techniques that reflect the specific credit risks associated with each segment.

50

Evaluations of the Company’s loan portfolio, its segments, and individual credits are inherently subjective and require significant judgements dependent on the circumstances at the time of the evaluation. As such, current period results are not an indication of future performance, and future evaluations may result in substantial changes to the allowance for credit losses and related provision expense as a result of changing economic conditions, asset quality, or loan portfolio composition in future periods.

For more information on the Company’s allowance for credit losses methodology, including the quantitative and qualitative factors used in the calculation, please see “Note 1 – Nature of Business” and "Note 4 – Loans and Allowance for Credit Losses – Loans" within Notes to Consolidated Financial Statements.

The following table presents the allowance for credit loss as a percentage of total loans:

(In Thousands)
As of December 31, 2024	Total ACL - Loans	Total Loans	% of Total Loans Outstanding	Allowance as a % of Loan Category
Commercial and industrial	$496	$64,000	7.8%	0.8%
Commercial real estate - non-owner occupied	7,837	630,551	77.3	1.2
Commercial real estate - owner occupied	537	88,802	10.9	0.6
Construction and land development	49	2,934	0.4	1.7
Multifamily	39	17,374	2.1	0.2
Single Family Sr Lien	33	5,992	0.7	0.6
Single Family Jr Lien	14	3,203	0.4	0.4
Single Family HELOC	11	1,389	0.2	0.8
Consumer	98	1,713	0.2	5.7
Total	$9,114	$815,958	100.0%	1.1%

(In Thousands)
As of December 31, 2023	Total ACL - Loans	Total Loans	% of Total Loans Outstanding	Allowance as a % of Loan Category
Commercial and industrial	$295	$41,244	7.0%	0.7%
Commercial real estate - non-owner occupied	5,681	420,057	70.9	1.4
Commercial real estate - owner occupied	877	100,181	16.9	0.9
Construction and land development	13	386	0.1	3.4
Multifamily	102	17,073	2.9	0.6
Single Family Sr Lien	41	9,159	1.5	0.4
Single Family Jr Lien	33	3,210	0.5	1.0
Single Family HELOC	6	414	0.1	1.4
Consumer	40	422	0.1	9.5
Total	$7,088	$592,146	100.0%	1.2%

The allowance for credit losses increased from $7.1 million at December 31, 2023 to $9.1 million at December 31, 2024 due to both (i) increases in non-government guaranteed loan balances year-over-year, and (ii) increases in specific reserves on certain nonperforming loans.  The allowance as a percentage of loan balances decreased from 1.2% at December 31, 2023 to 1.1% at December 31, 2024.

51

The following table presents non-performing assets and related ratios as of the periods presented.

	Years Ended December 31,
(Dollars in thousands)	2024	2023
Non-performing assets:
Total nonaccrual loans	$14,128	$2,688
Loans 90 days past due and accruing	40	3,610
Total non-performing loans	14,168	6,298
Other real estate owned	-	-
Total non-performing assets	$14,168	$6,298

Non-performing loans to net loans	1.74%	1.06%
Nonaccrual loans to net loans	1.73%	0.45%
ACL to nonaccrual loans	64.51%	263.69%
ACL to gross loans	1.12%	1.20%
Net chargeoffs to gross loans	0.02%	0.15%

The Company had $14.2 million of non-performing loans as of December 31, 2024, compared to $6.3 million of non-performing loans as of December 31, 2023. As of December 31, 2024, the balance of non-performing loans was comprised of certain commercial real estate – non-owner occupied, commercial real estate – owner occupied, commercial and industrial loans, and consumer loans totaling $14.2 million, of which $9.3 million is guaranteed by the SBA and specific credit loss reserves of $1.4 million have been assigned.  As of December 31, 2023, the balance of non-performing loans was comprised of one loan relationship, of which $2.0 million was guaranteed by the SBA, and one accruing loan that was 90 days past due of $3.6 million, of which $2.7 million was guaranteed by the SBA.  ACL to gross loans was 1.12% at December 31, 2024 compared to 1.20% at December 31, 2023.

The Company had no other real estate owned as of December 31, 2024 or December 31, 2023.

Operating Lease Right of Use Asset

The operating lease right of use asset decreased $816 thousand from $5.3 million at December 31, 2023 to $4.5 million at December 31, 2024 due to amortization of the right of use asset. There were no lease extensions, renewals, or new lease agreements entered into during the year ended December 31, 2024.

Loan Servicing Assets

Loan servicing assets increased $1.9 million from $7.1 million at December 31, 2023 to $9.0 million at December 31, 2024 primarily due the addition of servicing rights of $6.7 million relating to loans sold during the twelve months ended December 31, 2024.  This increase was partially offset by both (i) loan servicing asset amortization of $4.4 million, and (ii) the write-off of servicing assets of $401 thousand due to the repurchase of the guaranteed portion of previously sold loans.

Federal Home Loan Bank Stock, At Cost

Federal Home Loan Bank (“FHLB”) stock increased $1.5 million from $3.2 million at December 31, 2023 to $4.7 million at December 31, 2024.  As a member of the FHLB, GBank is required to hold capital stock with this balance dependent upon GBank’s borrowing capacity with the FHLB.

Other Assets

Other assets were $19.4 million at December 31, 2024, an increase of $6.2 million or 48% when compared to $13.1 million at December 31, 2023.  The largest contributors to this increase were (i) a $3.3 million increase attributable to the investment in BCS during the second quarter of 2024, and (ii) growth of the organization driving increases in loan interest receivable, deferred tax assets, and other miscellaneous receivables.

52

Total Liabilities

The Company’s total liabilities increased $161.7 million or 20% to $981.7 million at December 31, 2024 compared to $820.0 million at December 31, 2023. The increase in total liabilities was primarily attributable to an increase in total deposits of $189.4 million with the largest increases within time deposits and savings accounts.  The increase in deposits was partially offset by the paydown of $30 million of short-term borrowings.

Deposits and Other Funding Sources

Total deposits increased 25% to $935.1 million, compared to $745.7 million for the same period of 2023. Year-to-date decreases in interest bearing deposits were offset by increases in time deposits, savings deposits, and non-interest bearing demand deposits. The increase in time deposit was partially offset by a net decrease of approximately $2.7 million of brokered deposits since December 31, 2023.

The following table presents the average balances of deposits by type and the related average interest rates for the periods presented:

	Years Ended
	December 31, 2024		December 31, 2023
(Dollars in thousands)	Balance	Rate	Balance	Rate
Noninterest-bearing Deposits	$219,395	-%	$239,358	-%
Interest-bearing Demand	65,776	2.42	72,252	2.16
Money Market and Savings	224,037	3.93	147,703	3.06
Certificates of Deposit	332,816	5.22	123,838	4.54
	$842,024	3.30%	$583,151	2.01%

Federal Deposit Insurance Corporation (“FDIC”) deposit insurance covers $250 thousand per depositor, per FDIC-insured bank, for each account ownership category. As of December 31, 2024, uninsured deposits were approximately $385.7 million compared to $288.5 million as of December 31, 2023.

The maturities of time deposits over $250 thousand were as follows:

(Dollars in thousands)	December 31, 2024
Three months or less	$13,663
Over three months to six months	5,077
Over six months to twelve months	25,660
Over twelve months	6,476
$50,876

Short-term Borrowings and Subordinated Debt

The Company had no short-term borrowings as of December 31, 2024.  Short-term borrowings were $30 million as of December 31, 2023 consisting entirely of one borrowing arrangement maturing in January 2024 and executed with the Federal Reserve Bank of San Francisco.

Subordinated debt totaled $26.1 million as of December 31, 2024 compared to $26.0 million as of December 31, 2023.  See "Note 8 - Subordinated Debt, Other Borrowings, and Available Lines of Credit", within Notes to Consolidated Financial Statements.

Operating Lease Liability

Operating lease liability decreased $658 thousand, from $5.5 million at December 31, 2023 to $4.8 million at December 31, 2024 reflecting payments made on existing operating leases.  No new leases or amendments were added during the year ended December 31, 2024.

53

Other Liabilities

Other liabilities totaled $15.7 million at December 31, 2024, an increase of $2.9 million or 23% when compared to $12.7 million at December 31, 2023.  This increase was driven by (i) higher accrued interest payable due to volume and rate increases within interest-bearing deposits, and (ii) increases in accrued expenses and other liabilities to support growth within the organization.

Stockholders’ Equity and Capital

Stockholders' equity increased 43% to $140.7 million at December 31, 2024 compared to $98.4 million for the same period of 2023 with this increase driven by (i) increases in common stock and paid-in capital as a result of the $20.0 million Private Placement Offering during the fourth quarter of 2024, (ii) increases in capital resulting for the issuance of non-voting common shares related to the Company’s investment in BCS during the second quarter of 2024, and (iii) the net income generated over the previous twelve months.

The sufficiency of a bank's capital to cover its risk exposures and absorb potential losses, and thus ensuring stability and solvency, is a key element of capital adequacy.  Regulatory frameworks set minimum capital requirements that are typically expressed as a percentage of the bank's risk-weighted assets and include common equity tier 1, tier 1, and total capital ratios. These minimum capital requirements have been established so that banks maintain a buffer of capital to protect against financial shocks, sustain operations during economic downturns, and safeguard depositors and the financial system as a whole.

On November 4, 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio (“CBLR”) framework, for qualifying community banking organizations, consistent with Section 201 of the Economic Growth, Regulatory Relief, and Consumer Protection Act. The final rule was effective on January 1, 2020 and allows qualifying community banking organizations to calculate a leverage ratio to measure capital adequacy. Banks opting into the CBLR framework are not required to calculate or report risk-based capital. The Company adopted the CBLR standards with its Call Report filed with the federal banking agencies for the quarter ended September 30, 2020.

Qualifying community banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than 9 percent are considered to have satisfied the risk-based and leverage capital requirements in the agencies’ generally applicable capital rule. Additionally, such insured depository institutions are considered to have met the well-capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act.

The main components and requirements of the community bank leverage ratio framework are as follows:

•	Tier 1 Capital Leverage ratio greater than 9 percent

•	Less than $10 billion in average total consolidated assets

•	Off-balance-sheet exposures of 25 percent or less of total consolidated assets

•	Trading assets plus trading liabilities of 5 percent or less of total consolidated assets

•	Not an advanced approaches banking organization

As of December 31, 2024 and 2023, the Company and GBank were in compliance with the CBLR requirements.

54

The table below presents a summary of the main components and requirements of the CBLR:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Bank Tier 1 Capital Leverage Ratio	12.90%	14.06%
Average Total Consolidated Assets	$1,076,785	$835,610
Off-Balance-Sheet Exposures	$38,762	$26,823
Ratio of Off-Balance-Sheet Exposures to Total Assets	3.47%	2.93%
Trading Assets	None	None
Advances Approaching Banking Organization	No	No

The Company's common equity to assets ratio was 12.5% as of December 31, 2024, compared to 10.7% as of December 31, 2023. The Company's book value per share was $9.87 as of December 31, 2024, an increase of 28% from $7.72 as of December 31, 2023.

Contractual Obligations

The Company’s aggregate contractual obligations to make future cash payments as of December 31, 2024 are presented in the table below.

		Payments Due by Period
(Dollars in thousands)	Total	One Year or Less	One to Three Years	Three to Five Years	More Than Five Years
Operating lease obligations	$5,758	$907	$1,318	$1,476	$2,057
Certificates of deposit	370,552	297,310	60,492	12,750	-
Subordinated debt	26,088	-	-	-	26,088
Total	$402,398	$298,217	$61,810	$14,226	$28,145

Liquidity

Liquidity management encompasses the Company’s ability to meet its funding obligations at a reasonable cost. Maintaining an adequate level of liquidity depends on the Company’s ability to efficiently meet both expected and unexpected funding events without adversely affecting the daily operations or the financial condition of the Company.

The Company’s primary sources of funding are deposits, proceeds from the sale or maturity of investment securities, payments received on loans and mortgage-backed securities, loan sales, and borrowing capacity available from various correspondent banks.

The Company has a line of credit available from the FHLB of San Francisco. The unused borrowing capacity at December 31, 2024 and 2023 with the FHLB of San Francisco, as collateralized by qualifying securities and pledged loans, was approximately $85.0 million and $117.8 million, respectively. No draws have been made on the line and on December 31, 2024 and 2023 the balance was zero.

During 2023, GBank was approved to pledge loans under the Federal Reserve Bank’s Borrower-In-Custody (“BIC”) Program. As of December 31, 2024 and 2023, the Company had pledged loans and securities with an approximate carrying value of $590.5 million and $422.4 million, respectively, to the BIC Program.  Unused borrowing capacity at the Federal Reserve Bank totaled $362.6 million and $164.5 million for the years ended December 31, 2024 and 2023, respectively.

55

As of December 31, 2024, the Company had no short-term borrowings.

Management reviews the Company’s liquidity position daily and overall believes that the liquidity position of the Company is strong.  On at least a quarterly basis, a comprehensive liquidity analysis is reviewed by the Asset Liability Committee and Board of Directors.  The Company is not aware of any current trends, demands, commitments or events that are reasonably likely to result in a decrease in liquidity in the near term.  In order to ensure the Bank maintains adequate liquidity the Board has established certain limits and ratios regarding liquidity and funding which are monitored by management daily and reported monthly to the Board of Directors. The following tables present the required limits and ratios and the position of the Bank:

	Policy Limits		December 31,	December 31,
Liquidity Ratios	& Targets		2024	2023

Liquidity Ratio	Minimum	5%	24.0%	25.2%
Total Liquidity/Total Assets	Minimum	15%	66.9%	63.6%
Portfolio Loans/Total Assets	Maximum	85%	75.6%	64.7%
Unfunded Loan Commitments/Total Assets	Maximum	25%	5.2%	3.5%
12 Month CD Maturities vs. Primary Liquidity	Maximum	100%	46.3%	38.3%

	Policy Limits		December 31,	December 31,
Funding Concentration Limits	& Targets		2024	2023

Brokered Deposits/Total Assets	Maximum	25%	7.1%	10.0%
Deposit Listing Service/Total Assets	Maximum	25%	6.5%	8.9%
FHLB Advances/FHLB available Limit	Maximum	55%	0.0%	0.0%
Borrowings/Total Assets	Maximum	20%	0.0%	3.3%
Fed Funds Purchased/Total Assets	Maximum	15%	0.0%	0.0%
Repurchase Agreements/Total Assets	Maximum	15%	0.0%	0.0%
Total Wholesale Funding Source/Total Assets	Maximum	40%	15.3%	24.7%

The Company’s Consolidated Statement of Cash Flows presents additional information regarding the sources and uses of cash for the year ended December 31, 2024.  Operating activities resulted in a net increase in cash of $26.5 million, primarily due to cash inflows from loan sales which more than offset cash outflows for the origination of loans held for sale.  Investing activities resulted in a net decrease in cash of $179.1 million primarily due to loans originated and held for investment, as well as purchases of available for sale securities.  Financing activities resulted in a net increase to cash of $178.8 million, primarily due to a net increase in deposits during 2024.

Off-Balance Sheet Arrangements

The Company makes contractual commitments to extend credit and extends lines of credit which are subject to the Company's credit approval and monitoring procedures. As of December 31, 2024, commitments to extend credit amounted to $75.6 million compared to $33.5 million as of December 31, 2023.

The Company also issues standby letters of credit to its customers. The risk associated with standby letters of credit is essentially the same as the credit risk involved in loan extensions to customers. Standby letters of credit were $797 thousand at December 31, 2024 compared to $967 thousand at December 31, 2023.

Recent Accounting Pronouncements

See Note 2 - Summary of Significant Accounting Policies” to the notes to the consolidated financial statements for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

56

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented in this prospectus have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Risk Management

Effectively managing risk is crucial for the success of a financial institution. Our primary risk exposures include credit risk, interest rate risk, and market risk. Credit risk refers to the possibility of failing to collect interest or principal on loans or investments when due. Interest rate risk involves potential decreases in interest income due to changes in interest rates. Market risk stems from fluctuations in interest rates that can affect the value of financial instruments, such as available-for-sale securities measured at fair value. Additionally, we face operational risk, liquidity risk, and reputation risk. Operational risk encompasses issues related to fraud, regulatory compliance, processing errors, technology, and disaster recovery. Liquidity risk refers to the potential inability to meet obligations to depositors, lenders, or borrowers. Reputation risk involves the threat that negative publicity, whether true or not, could diminish our customer base or revenue.

We seek to mitigate the impacts of risk through various means while acknowledging that the impacts of the primary risk exposures can never been fully eliminated.  The key strategic elements utilized to limit the risk of loss relating to each primary risk exposure identified include but are not limited to (i) effective asset liability management to limit interest rate risk, liquidity risk, and market risk, (ii) conservative lending and underwriting standards to limit credit risk, (iii) hiring skilled personnel, providing ongoing training, and enforcing detailed policies and procedures to limit operational and reputational risks.

Market Risk Management

The Company’s primary market risk is interest rate risk, as most of our assets and liabilities are affected by fluctuations in interest rates. Consequently, a key objective of our operations is to manage this risk and minimize the impact of market interest rate changes on our financial health and performance. Our Asset/Liability Management Committee, composed of senior management as well as certain members of the Board of Directors, is tasked with assessing the interest rate risk associated with our assets and liabilities and determining an appropriate risk level aligned with our business strategy, operating environment, capital, liquidity, and performance goals. This committee manages risk in accordance with the policies and guidelines established by our Board of Directors. We also use a third-party modeling program, updated quarterly, to analyze our sensitivity to interest rate changes, ensuring our approach aligns with the approved guidelines.

The Company has implemented the following strategies to minimize the exposure of earnings and capital to changes in market interest rates:

•	Continued emphasis on growing and retaining core deposit relationships;

•	Maintaining capital levels that exceed federal regulation levels for well-capitalized status;

•	Diversification of the loan portfolio to include various loan types, loan maturities, as well as variable and fixed interest rates;

•	Purchasing investment securities to match the current asset liability management objectives of the Company;

•	Managing our utilization of wholesale funding; and

•	Holding higher levels of liquidity (primarily cash and cash equivalents and available for sale investment securities), when appropriate;

57

These strategies position the Company to react to increases and decreases in market interest rates quickly and effectively.

We have not engaged in hedging activities, such as engaging in futures or options. We may consider these activities in the future.

We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. Through the net interest income model, we estimate our net interest income for the next twelve months and compare that estimate with the net interest income calculated assuming various U.S. Treasury rate increases or decreases.  For the purposes of the model, these U.S. Treasury rate increases or decreases are modeled to impact the yield curve instantaneously by various basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The table below sets forth, as of December 31, 2024, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2024
Change In Interest Rates	Net Interest Income Year 1 Forecast	Year 1 Change From
(Basis Points) (1)	(Dollars in thousands)	Level
400	$68,953	25.9%
300	65,344	19.3%
200	61,792	12.9%
100	58,254	6.4%
-	54,753	0.0%
(100)	51,484	-6.0%

(1)	A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.

Overall, our December 31, 2024 results are within our policy guidelines.

58

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

59

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of GBank Financial Holdings Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GBank Financial Holdings Inc. and its subsidiary (the Company) as of December 31, 2024 and 2023, the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

 /s/RSM US LLP

We have served as the Company’s auditor since 2007.

Las Vegas, Nevada

March 12, 2025

F-1

GBank Financial Holdings Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2024 and 2023

(Dollars in thousands, except per share data)
ASSETS	December 31, 2024	December 31, 2023
Cash and due from banks	$9,262	$5,227
Interest-bearing deposits with other financial institutions	114,860	92,706
Total cash and cash equivalents	124,122	97,933

Investment securities:
Available for sale, at fair value (amortized cost of $67,308 (2024) and $2,992 (2023))	65,609	2,660
Held to maturity, at amortized cost (fair value of $40,392 (2024) and $96,403 (2023))	40,569	97,719
Loans held for sale	32,649	91,576
Loans, net of deferred fees and costs	815,958	592,146
Less: Allowance for credit losses	(9,114)	(7,088)
Loans, net	806,844	585,058

Premises and equipment, net	835	895
Operating lease right of use asset	4,518	5,334
Bank-owned life insurance	14,236	13,831
Loan servicing assets, net	8,976	7,053
Federal Home Loan Bank stock, at cost	4,652	3,222
Other assets	19,354	13,099
Total Assets	$1,122,364	$918,380

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits:
Noninterest-bearing demand	$239,672	$216,900
Interest-bearing demand	68,132	78,961
Savings	256,724	175,097
Time	370,552	274,742
Total deposits	935,080	745,700

Short-term borrowings	-	30,000
Subordinated debt	26,088	26,013
Operating lease liability	4,839	5,497
Other liabilities	15,657	12,743
Total liabilities	981,664	819,953

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, par value $0.0001; 50,000,000 shares authorized; 14,252,435 (2024) and 12,746,679 (2023) shares issued and outstanding	1	1
Additional paid-in capital	77,571	52,877
Retained earnings	64,437	45,801
Accumulated other comprehensive loss	(1,309)	(252)
Total Stockholders' Equity	140,700	98,427
Total Liabilities and Stockholders' Equity	$1,122,364	$918,380

See Notes to Consolidated Financial Statements.

F-2

GBank Financial Holdings Inc. and Subsidiary
Consolidated Statements of Income
Years Ended December 31, 2024 and 2023

(Dollars in thousands, except per share data)	Years Ended December 31,
INTEREST INCOME	2024	2023
Interest and fees on loans	$66,267	$42,143
Interest on deposits with other financial institutions	4,979	4,705
Taxable interest on investment securities	3,983	4,435
Total interest income	75,229	51,283

INTEREST EXPENSE
Interest on deposits	27,774	11,707
Interest on short-term borrowings	113	339
Interest on subordinated debt	1,142	1,142
Total interest expense	29,029	13,188
Net Interest Income	46,200	38,095
PROVISION FOR CREDIT LOSSES	2,243	1,092
Net interest income after provision for credit losses	43,957	37,003

NONINTEREST INCOME
Gain on sale of loans	12,082	5,568
Loan servicing income	1,757	1,081
Service charges and fees	184	164
Net interchange fees	1,344	24
Other income	818	842
Total noninterest income	16,185	7,679

NONINTEREST EXPENSE
Salaries and employee benefits	22,349	19,797
Data processing	3,674	3,077
Occupancy expense	1,667	1,636
Legal and professional fees	2,240	2,112
Loan related costs	1,678	835
Audits and exams	659	536
Advertising and marketing	562	344
FDIC insurance	454	291
Other	2,949	2,528
Total noninterest expense	36,232	31,156
INCOME BEFORE PROVISION FOR INCOME TAXES	23,910	13,526
Provision for income taxes	5,274	2,606
NET INCOME	$18,636	$10,920

PER COMMON SHARE DATA
Basic earnings per common share	$1.41	$0.86
Diluted earnings per common share	$1.39	$0.84

See Notes to Consolidated Financial Statements.

F-3

GBank Financial Holdings Inc. and Subsidiary
Consolidated Statements of Comprehensive Income
Years Ended December 31, 2024 and 2023

(Dollars in thousands)	December 31, 2024	December 31, 2023
Net income	$18,636	$10,920

Other comprehensive (loss), before tax:
Unrealized (losses) on securities available for sale	(1,367)	(55)
Income tax benefit related to unrealized losses on securities available for sale	310	13
Total other comprehensive (loss), net of tax	(1,057)	(42)
Comprehensive income	$17,579	$10,878

See Notes to Consolidated Financial Statements.

F-4

GBank Financial Holdings Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2024 and 2023

					Accumulated
			Additional		Other
	Common Shares		Paid-In	Retained	Comprehensive
(Dollars in thousands)	Number	Amount	Capital	Earnings	Income (Loss)	Total
Balance, December 31, 2022	12,691,119	$1	$52,124	$34,881	$(210)	$86,796

Net income	-	-	-	10,920	-	10,920
Other comprehensive loss, net of tax	-	-	-	-	(42)	(42)
Stock compensation expense	-	-	746	-	-	746
Exercise of stock options	3,000	-	4	-	-	4
Director Compensation Plan	20,550	-	-	-	-	-
Restricted stock activity	31,980	-	-	-	-	-
Stock option loans and other	-	-	3	-	-	3

Balance, December 31, 2023	12,746,649	$1	$52,877	$45,801	$(252)	$98,427

Net income	-	-	-	18,636	-	18,636
Other comprehensive loss, net of tax	-	-	-	-	(1,057)	(1,057)
Common stock issued in private placement offering	1,081,081	-	19,337	-	-	19,337
Common stock issued to BCS	231,508	-	3,299	-	-	3,299
Exercise of stock options	82,875	-	124	-	-	124
Director Compensation Plan	22,687	-	383	-	-	383
Employee stock grant	13,600	-	367	-	-	367
Restricted stock activity	74,035	-	1,184	-	-	1,184
Balance, December 31, 2024	14,252,435	$1	$77,571	$64,437	$(1,309)	$140,700

See Notes to Consolidated Financial Statements.

F-5

GBank Financial Holdings Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2024 and 2023

	Years Ended December 31,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$18,636	$10,920
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for credit losses	2,243	1,092
Depreciation	254	341
Amortization and writeoff of loan servicing assets	4,848	5,551
Amortization of operating lease right of use assets	816	1,317
Amortization of subordinated debt issuance costs	75	74
Net accretion of investment security discount	(393)	(599)
Stock compensation expense	1,934	746
Gain on sale of loans	(12,082)	(5,568)
Gross originations of loans held for sale	(328,316)	(202,101)
Proceeds from sale of loans held for sale	339,262	152,501
Income from bank owned life insurance	(405)	(378)
Net change in deferred income taxes	(443)	1,331
Increase in accrued interest receivable	(1,597)	(1,916)
Increase in other assets	(606)	(4,863)
Net change in operating lease liability	(658)	(1,224)
Increase in accrued interest payable and other liabilities	2,914	5,190
Net cash provided by (used in) operating activities	26,482	(37,586)

Cash flows from investing activities:
Purchases of premises and equipment	(194)	(328)
Purchase of securities available for sale	(66,036)	-
Maturities and repayments of investment securities available for sale	1,915	259
Purchases of held to maturity securities	-	(4,786)
Maturities and repayments of investment securities held to maturity	57,348	12,213
Purchase of FHLB stock	(1,430)	(1,332)
Purchased loans	(44,184)	(106,105)
Net change in loans	(126,553)	(121,112)
Net cash used in investing activities	(179,134)	(221,191)

Cash flows from financing activities:
Net increase in deposits	189,380	190,267
Net change in short-term borrowings	(30,000)	30,000
Repayment of stock option loans	-	3
Net proceeds from issuance of common stock	19,461	4
Net cash provided by financing activities	178,841	220,274

Net increase (decrease) in cash and cash equivalents	26,189	(38,503)
Cash and cash equivalents beginning of year	97,933	136,436
Cash and cash equivalents end of year	$124,122	$97,933

Supplemental disclosures of cash flow information:
Cash payments for interest	$27,495	$11,794
Cash payments for income tax	5,549	3,016

Supplemental schedule of noncash investing and financing activities
Right of use asset and lease liabilities	$-	$3,740
Capitalized mortgage servicing rights	6,771	3,245
Loans held for sale transferred to held for investment	53,292	-
Investment in BCS	3,299	-

See Notes to Consolidated Financial Statements.

F-6

Note 1 - Nature of Business

These financial statements are prepared on a consolidated basis for GBank Financial Holdings Inc. (“GBFH”) and its wholly owned subsidiary, GBank (the “Bank”), formerly known as Bank of George. References herein to “Company” refer to the consolidated entity and its financial statements.

GBFH is a bank holding company whose subsidiary, GBank, provides banking services to commercial and consumer customers. GBFH is subject to regulation by the Federal Reserve Bank of San Francisco, California (“FRB”) and the State of Nevada Department of Business and Industry, Financial Institutions Division (“NFID”). As a state-chartered bank, GBank is subject to regulation by the Federal Deposit Insurance Corporation (“FDIC”) and the NFID.

GBFH was formed in 2017 to become the parent bank holding company for GBank. In 2017 the stockholders of GBank exchanged their common stock in GBank for common stock in GBFH. The transaction was accounted for at historical cost, similar to that in pooling-of-interests accounting.

GBank was incorporated on May 11, 2007 and commenced operations on September 24, 2007. GBank’s business is concentrated in the Las Vegas, Nevada area and is subject to the general economic conditions of that area. GBank‘s primary market for deposit customers is in Las Vegas and Clark County, Nevada, although GBank accepts deposits from deposit listing services as needed to support its funding needs. GBank’s lending operations are carried out in two distinct departments:

·	“Local Market” Department, which originates conventional and Small Business Administration (“SBA”) 504 loans in Nevada, California, Utah and Arizona, and

·

“National Market” Department, which originates, sells and services loans guaranteed by the SBA and the United States Department of Agriculture (“USDA”) in forty states. In addition, the Department originates conventional loans, but these are not significant in relation to the overall National Market loan portfolio.

Concentration of credit risk: Most of the Company’s activities are with customers located in forty states, with the largest concentration in the state of Nevada, with 24% of all loans and loan commitments to borrowers or for collateral located in Nevada. Note 2 discusses the types of loans in which the Company invests and the geographic dispersion of the loans.

Note 2 - Summary of Significant Accounting Policies

The accounting and reporting policies followed by the Company are in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”) and conform to practices within the financial services industry.

Principles of consolidation: The consolidated financial statements as of and for the years ended December 31, 2024 and 2023 include the accounts of GBFH and GBank. All significant intercompany balances and transactions were eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the financial statements, and (iii) the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. Material estimates that are susceptible to significant changes in the near term relate to the determination of the allowance for credit losses.

Reclassifications: Certain amounts reported in prior periods have been reclassified in the consolidated financial statements to conform to the current presentation. The reclassifications have no effect on previously reported net income or stockholders’ equity.

F-7

Segments: Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Bank’s CODM is T. Ryan Sullivan, CEO and President. The Company’s CODM monitors the revenue streams and significant expenses of its various products and services, as well as budget to actual results, in assessing the Company’s segments. The evaluation of significant expenses include salaries and employee benefits, data processing, occupancy, and legal and professional fees. Overall, operations are managed, and financial performance is evaluated, on a Company-wide basis using the Company’s consolidated net income to monitor actual results versus budget, in competitive analyses by benchmarking to the Corporation’s peers, and in decision making pertaining to executive compensation levels, new product decisions, expansion plans, and capital expenditure spending. Accordingly, all of the Company’s operations are considered by management to be aggregated in one reportable segment.

Accounting policies for the Company’s single reportable segment follow those detailed in this footnote. The measure of segment assets is reported on the consolidated balance sheets and segment results are presented on the consolidated statements of income.

Recent accounting pronouncements: The following paragraphs discuss recently adopted accounting pronouncements as well as accounting pronouncements pending adoption.

Accounting Pronouncements Adopted in 2024

The Company adopted ASU No. 2023-07, Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures ("ASU 2023-07") during the first quarter of 2024. ASU 2023-07 enhances segment reporting under Topic 280 by expanding the breadth and frequency of segment disclosures. ASU 2023-07 requires disclosure of incremental segment information, including significant segment expenses that are regularly provided to the chief operating decision maker. ASU 2023-07 also requires disclosure of other segment items, which is the difference between reported segment revenue less the significant segment expenses and the reported measure(s) of a segment’s profit or loss. ASU 2023-07 also clarifies that single reportable segment entities are subject to Topic 280 in its entirety. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Recently Issued Accounting Pronouncements Pending Adoption

ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures (“ASU 2023-09”), was issued in December 2023 to enhance income tax disclosures primarily through the disaggregation of the rate reconciliation and disclosure of income taxes paid to each federal and state jurisdiction (net of refunds). ASU 2023-09 is effective for the Company for fiscal years beginning after December 15, 2024, with early adoption permitted. The provisions under ASU 2023-09 should be applied on a prospective basis, however retrospective application is also permitted. ASU 2023-09 is not expected to have a material impact on the Company’s financial statements.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) – Disaggregation of Income Statement Expenses(“ASU 2024-03”) was issued in November 2024 and requires additional disclosure about specified categories of expenses included in relevant expense captions presented on the face of the consolidated statements of income. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively to consolidated financial statements issued for reporting periods after the effective date of ASU 2024-03, or retrospectively to all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact that ASU 2024-03 will have on its disclosures.

F-8

Emerging Growth Company Accounting Election: We qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided by the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended.

Cash and cash equivalents: For purposes of the consolidated statements of cash flows, the Company considers cash on hand, amounts due from banks, and interest-bearing deposits at other financial institutions that have original maturities of three months or less to be cash and cash equivalents. Cash flows from loans originated by the Company and deposits are reported net.

The Company maintains amounts due from banks which, at times, may exceed federally insured limits. No losses have been experienced in such accounts.

Investment securities: The Company holds a portfolio of investment securities consisting of residential mortgage-backed debt securities. Securities classified as available-for-sale are those debt securities that the Company intends to hold for an indefinite period, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains are reported as a separate component of other comprehensive income, while unrealized losses are assessed under ASC 326-13 as discussed in more detail under the heading “Allowance for credit losses – available for sale securities” below. The amortization of premiums and accretion of discounts are recognized in interest income over their contractual lives. Realized gains or losses, determined based on the cost of specific securities sold, are included in earnings.

If the Company has the intent and ability at the time of purchase to hold debt securities until maturity, they are classified as held to maturity and are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income over their contractual lives.

Allowance for credit losses – available for sale securities: Beginning January 1, 2023, in accordance with the adoption of ASC 326-13, the Company began to evaluate available for sale securities in an unrealized loss position on an individual basis to determine whether (i) the Company intends to sell the security, or (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding a potential sale of the security is met, the security’s amortized cost basis is written down to fair value through income.

F-9

For available for sale securities that do not meet the potential sale criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit loss is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as provision for credit loss expense (or reversal). Losses are charged against the allowance for credit losses when management believes the uncollectibility of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met. No allowance for credit losses was recorded related to available for sale securities as of December 31, 2024 or 2023.

The Company has made an accounting policy election to exclude accrued interest receivables on financial instruments from the calculation of the allowance for credit losses under ASC 326-20-30-5A as the Company writes off uncollectable accrued interest in a timely manner, generally ninety days. Accrued interest receivable totaling $194 thousand and $6 thousand as of December 31, 2024 and 2023, respectively, is excluded from the estimate of credit losses for available for sale securities and is reported in other assets on the consolidated balance sheets. No interest receivable was written off related to available for sale securities during the years ended December 31, 2024 or 2023.

Allowance for credit losses – held to maturity securities: Beginning January 1, 2023, in accordance with the adoption of ASC 326-13, the Company began to evaluate held to maturity securities on a collective (pooled) basis when similar risk characteristics exist. GBank’s held-to-maturity investment portfolio segments consisted of GNMA MBS securities and Investment Grade CMO securities at December 31, 2024.

Management believes that, based on historical credit loss information, adjusted for current conditions, the expectation of nonpayment of the amortized cost basis of the Company’s held to maturity GNMA securities is zero. These security classes are widely recognized as “risk-free” with high credit ratings and are guaranteed by the United States government.

The probability of default/loss given default method is used to determine the credit loss for Investment Grade CMO securities, and as of December 31, 2024, no credit loss allowance was warranted related to these securities.

The Company has made an accounting policy election to exclude accrued interest receivables on financial instruments from the calculation of the allowance for credit losses under ASC 326-20-30-5A as the Company writes off uncollectable accrued interest in a timely manner, generally ninety days. Accrued interest receivable totaling $170 thousand and $420 thousand as of December 31, 2024 and 2023, respectively, and is excluded from the estimate of credit losses for held to maturity securities and is reported in other assets on the consolidated balance sheets. No interest receivable was written off related to held to maturity securities during the years ended December 31, 2024 or 2023.

Equity securities: During the second quarter of 2022, the Company entered into a Limited Partnership Agreement with a venture capital fund under which the Company has committed up to $2 million in capital contributions to the partnership. The Company is a limited partner of the partnership with no controlling financial interests. In accordance with ASC Topic 321, The Company is reporting this investment as an equity security without a readily determinable fair value at cost, less impairment. The carrying amount of the investment was $660 thousand and $360 thousand as of December 31, 2024 and 2023, respectively, and is included in other assets on the consolidated balance sheets. No impairment was recognized related to this investment during the years ended December 31, 2024 or 2023.

During the second quarter of 2024, the Company announced the completion of its acquisition of a 32.99% non-voting equity interest in BankCard Services, LLC (“BCS”), which GBFH determined was a variable interest entity (“VIE”). This acquisition was completed by exchanging 231,508 shares of restricted, non-voting GBFH common stock for 143,371 shares of non-voting BCS common stock. The GBFH non-voting stock must be held by BCS for a minimum of one year and can only be converted into voting shares upon a disposition by BCS, in accordance with applicable Federal Reserve regulations.

F-10

GBFH evaluated its investment in BCS under FASB ASC 810 Consolidation to determine if GBFH had a controlling financial interest under the VIE model. A VIE is an entity in which the equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. VIEs are consolidated by the primary beneficiary, which is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant to the entity.

The Company determined that it holds a variable interest in BCS through its 32.99% of non-voting common equity, however the Company determined that it does not have the power to direct the activities that most significantly impact the economics of BCS.

The Company also considered the impact of related parties and noted that BCS has a single decision maker who is part of a related party group with GBFH, however, the single decision maker and GBFH are not under common control, and substantially all of the activities of BCS are not conducted on behalf of GBFH. As a result, GBFH is not the primary beneficiary and BCS should not be consolidated.

While GBFH does not hold a controlling financial interest in BCS, the Company concluded that its investment qualified to be accounted for using the equity method of accounting under ASC 323 Investments – Equity Method and Joint Ventures. GBFH’s cost basis in its equity investment in BCS totaled $3.3 million as of December 31, 2024.  The basis difference between the Company’s carrying value and proportionate share of BCS’s book value is primarily attributable to (i) an intangible asset related to intellectual property totaling $1.9 million which will amortize over the remaining life of the asset, (ii) equity method goodwill of $1.4 million which is not amortized, and (iii) deferred tax liability of $453 thousand. The carrying amount of the investment in BCS was $3.3 million as of December 31, 2024 and is included in other assets on the consolidated balance sheets. The Company’s maximum exposure to loss is limited to GBFH’s total investment in BCS as no commitments to provide additional liquidity or funding exist. No conversions, exercises, or contingent issuances of BCS’s securities exist that would significantly affect GBFH’s share of reported earnings or losses of BCS.

Excluding BCS’s investment in GBFH non-voting stock, BCS had assets of $1.3 million, liabilities of $36 thousand, and equity of $1.2 million as of December 31, 2024. BCS reported income of $220 thousand for the year ended December 31, 2024. The Company’s share of BCS’s income did not have a material impact on the Company’s consolidated financial statements. No distributions were made from BCS to GBFH during the year ended December 31, 2024.

Loans held for sale: Loans held for sale are those loans that the Company has the intent to sell in the foreseeable future. The Company’s loans held for sale consist of the portions of commercial and industrial, commercial real estate, and construction and land development loans that are guaranteed by the Small Business Administration. These loans may be fully funded or in an open funding status. The time frame for a loan to be fully funded can range from immediately upon closing to over a year, as in the case of a loan that includes loan proceeds for additional construction or improvements to the property securing the loan.

Upon full funding, the Company will generally sell the guaranteed portion of the loan and retain the unguaranteed portion as a loan held for investment and retains servicing rights on the sold portion of the loan. The Company issues various representations and warranties associated with the sale of loans. No losses have been incurred relating to these provisions.

Loans held for sale are recorded at the lower of cost or fair value, which is computed by the aggregate method. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Gains and losses on the sale of loans are recognized pursuant to Accounting Standards Codification 860, Transfers and Servicing.

Interest income on these loans is accrued daily. Loan origination fees and costs and origination fees and income on loans held for sale are amortized over the estimated life of the loan until the loan is sold.

Loans held for investment: The Company generally holds loans for investment and has the intent and ability to hold loans until their maturity. Net loans are stated at the amount of unpaid principal, adjusted for net unamortized deferred fees and costs, unamortized discount and an allowance for credit losses.

F-11

Loan types are determined based on the nature of the loan and the collateral securing the loan. The segments of loans identified by the Company and used in the determination of the allowance for credit losses are as follows:

·

Commercial and industrial loans: Commercial and industrial loans are loans for commercial, corporate and business purposes, including issuing letters of credit. Repayment of these loans is generally largely dependent on the successful operations of the business. The Company’s commercial business loan portfolio comprises loans for a variety of purposes and is generally secured by equipment, machinery and other business assets. Commercial business loans generally have terms of five years or less and interest rates that float in accordance with a designated published index. Substantially all such loans are secured and backed by the personal guarantees of the owners of the business. The primary risk characteristics are specific to the underlying business and its ability to generate sustainable profitability and positive cash flow. Factors that may influence a borrower's ability to repay their loan include demand for the business’ products or services, the quality and depth of management, the degree of competition, regulatory changes, and general economic conditions. The ability of the Company to foreclose and realize sufficient value from business assets securing these loans is often uncertain. To mitigate the risk characteristics of commercial and industrial loans, commercial real estate may be included as a secondary source of collateral. The Company will often require more frequent reporting requirements from the borrower in order to better monitor its business performance.

·

Commercial real estate loans - non-owner occupied: Commercial real estate – non-owner occupied loans are primarily secured by office and industrial buildings, warehouses, small retail shopping centers and various special-purpose properties, including hotels and restaurants.  The properties securing these loans are not occupied by the borrower, and repayment is generally dependent upon the successful operation and management of the property and the related rental income derived from the property. The Company originates commercial real estate loans within its local market and nationally through its government guaranteed lending program. Although terms vary, commercial real estate loans generally have amortizations of fifteen to twenty-five years, as well as balloon payments of two to five years, and terms which provide that the interest rates thereon may be adjusted at the Company’s discretion, based on a designated index.  Commercial real estate – non-owner occupied loans are generally considered to have a higher degree of credit risk as they may be dependent on the ongoing success and operating viability of a fewer number of tenants who are occupying the property and who may have a greater degree of exposure to economic conditions.

·

Commercial Real Estate – Owner Occupied: Commercial real estate – owner occupied loans are loans for properties that are owned and occupied by the borrower, and the primary source for repayment is the cash flow from the ongoing operations and activities conducted by the borrower’s business.  The Company originates commercial real estate loans within its local market and nationally through its government guaranteed lending program. Owner-occupied commercial real estate loans consist of mortgage loans secured by commercial/retail office space, industrial buildings, hotels and restaurants.  Although terms vary, commercial real estate loans generally have amortizations of fifteen to twenty-five years, as well as balloon payments of two to five years, and terms which provide that the interest rates thereon may be adjusted at the Company’s discretion, based on a designated index.  Maximum loan-to-value ratios at origination are governed by established policy and regulatory guidelines.

·

Construction and land development loans: Construction and land development loans consist of vacant land and property that is in the process of improvement. Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user. In the event a loan is made on property that is not yet improved for the planned development, there is the risk that approvals will not be granted or will be delayed. Construction loans also run the risk that improvements will not be completed on time or in accordance with specifications and projected costs. Construction real estate loans generally have terms of twelve to eighteen months during the construction period and interest rates based on a designated index. The primary risk characteristics are specific to the uncertainty on whether the construction will be completed according to the specifications and schedules. Factors that may influence the completion of construction may be customer specific, such as the quality and depth of property management, or related to changes in general economic conditions.

·

MultiFamily: Multifamily loans are expected to be repaid from the cash flows of the underlying property so the collective amount of rents must be sufficient to cover all operating expenses, property management and maintenance, taxes and debt service. Increases in vacancy rates, interest rates or other changes in general economic conditions can have an impact on the borrower and its ability to repay the loan.

·

Single Family Sr. Lien: These loans are secured by first liens on a primary residence or investment property. The primary risk characteristics associated with residential mortgage loans typically involve major changes to the borrower, including unemployment or other loss of income; unexpected significant expenses, such as major medical expenses, catastrophic events, divorce or death. Residential mortgage loans that have adjustable rates could expose the borrower to higher payments in a rising interest rate environment. Real estate values could decrease and cause the value of the underlying property to fall below the loan amount, creating additional potential loss exposure for the Company.

F-12

·

Single Family Jr. Lien: Loans secured by junior liens are primarily in the form of an amortizing home equity loan. These loans are subordinate to a first mortgage which may be from another lending institution. The primary risk characteristics associated with loans secured by junior liens typically involve major changes to the borrower, including unemployment or other loss of income, unexpected significant expenses, such as for major medical expenses, catastrophic events, divorce or death. Real estate values could decrease and cause the value of the property to fall below the loan amount, creating additional potential loss exposure for the Company.

·

Single Family HELOC: The primary risk characteristics associated with home equity lines of credit typically involve changes to the borrower, including unemployment or other loss of income; unexpected significant expenses, such as major medical expenses, catastrophic events, divorce and death. Home equity lines of credit are typically originated with variable or floating interest rates, which could expose the borrower to higher payments in a rising interest rate environment. Real estate values could decrease and cause the value of the underlying property to fall below the loan amount, creating additional potential loss exposure for the Company.

·

Consumer: The Company originates loans to individuals for household, family, and other personal expenditures. During 2023, the Company began a credit card program which is included in the consumer category. Consumer loans generally have higher interest rates and shorter terms than residential loans but tend to have higher credit risk due to the type of collateral securing the loan or in some cases the absence of collateral. The primary risk characteristics associated with consumer loans typically involve major changes to the borrower, including unemployment or other loss of income, unexpected significant expenses, such as for major medical expenses, catastrophic events, divorce or death.

Allowance for credit losses - loans:   The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. GBank has segregated its held-for-investment loan portfolio into segments based on federal call report codes which classify loans based on the primary collateral supporting the loan. The segments are reviewed by management no less than annually to ensure instruments are properly segregated into groups having similar risk characteristics and new segments may be required as the Company offers new loan products.

The Company’s loan portfolio includes certain loans which are partially guaranteed by the SBA and USDA. CECL does not require an entity to measure expected credit losses on an instrument, or pool of instruments, if historical information adjusted for current conditions and reasonable and supportable forecasts result in zero expected credit losses in all scenarios. The guaranteed portion of the loan pools range from 75 percent to 90 percent. For purposes of the assessment of credit losses, Company management ascertains the guaranteed portion of these loans has zero repayment risk due to the full guarantee of the United States government.

The Company measures the allowance for credit losses using the average charge-off method and calculates an estimate of expected credit losses based on actual losses incurred during a historic look-back period. The Company has chosen to use the historic losses of similarly insured institutions for each of its loan segments with the exception of commercial real estate loans for which Company management has defined a custom peer group of institutions having a large focus on government guaranteed lending.

F-13

The historic loss reserve rate is adjusted to reflect the impact of differences in various quantitative or qualitative factors.  Qualitative factor adjustments are defined for each segment in percentage format and include the following:

1.	Changes in lending policies, procedures, underwriting standards, and collection practices.

2.	Changes in economic and business conditions.

3.

Changes in the volume and severity of past due and adversely classified loans and trends in the volume of non-accrual loans, modifications to borrowers experiencing financial difficulty, and other loan modifications.

4.	Changes in nature, volume, and terms of loans.

5.	Changes in the experience, ability, depth of lending management and staff.

6.	Changes in underlying collateral values.

7.	Effect of concentrations (loan types) as a percentage of capital.

8.	Changes in the quality of the loan review system.

9.	Effects of other factors (unemployment, loss of benefits, depreciation, loss of net worth, etc.)

GBank also considers reasonable and supportable forecasts in its assessment and calculation of credit losses by evaluating how historical data differs from current and future economic conditions relating to specific benchmarks.

GBank has chosen to use national unemployment rates and the Federal Open Market Committee (“FOMC”) quarterly economic projections for change in real gross domestic product (“GDP”) in the determination of forward- looking adjustments.  GBank management believes that a forecast period of twelve months is reasonable as unemployment and GDP forecasts beyond one year may greatly deviate from actual results thus adding more volatility to the modeling.  After the twelve-month period, loss estimates revert to historic credit loss information.

GBank considers financial assets on an individual basis when the financial asset has unusual risk characteristics not matching an existing segment and may assign a specific reserve to the financial asset having unusual risk characteristics.  The specific reserve component is calculated as the Company's evaluation of credit loss on individually evaluated loans based on the fair value of the collateral less estimated selling costs if collateral dependent or based on the present value of expected future cash flows discounted at the loan's initial effective interest rate if not collateral dependent. The majority of the Company's loans subject to individual evaluation are considered collateral dependent.

The Company uses the practical expedient as permitted under ASC 326 to measure individually evaluated loans as collateral dependent and/or when repayment is expected to be provided substantially through the operation or sale of the collateral. Expected credit losses are based on the fair value at the reporting date, adjusted for selling costs as appropriate. For collateral dependent loans, credit loss is measured as the difference between the amortized cost basis in the loan and the fair value of the underlying collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral.

The Company has made an accounting policy election to exclude accrued interest receivables on financial instruments from the calculation of the allowance for credit losses under ASC 326-20-30-5A as the Company writes off uncollectable accrued interest in a timely manner, generally ninety days.  Accrued interest receivable on loans totaling $6.7 million and $5.1 million at December 31, 2024 and 2023, respectively, is reported in other assets on the consolidated balance sheets, and is excluded from the estimate of credit losses.

F-14

The allowance for credit losses is established through a provision for credit losses charged to expense. Loans are charged against the allowance for credit losses when Management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance for credit losses.

The allowance for credit losses is maintained at an amount that Management believes will be adequate to absorb expected losses on existing loans that may become uncollectable, based on an evaluation of the collectability of loans and the Company’s historical loan losses and peer bank loss experience. While Management uses the best information available to make its evaluation, future adjustments to the allowance for credit losses may be necessary if there are significant changes in economic or other conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for credit losses and may require the Company to make additions to the allowance for credit losses based on their judgment about information available to them at the time of their examinations.

Modifications to Borrowers Experiencing Financial Difficulty: The Company may modify certain loans when a borrower is experiencing financial difficulties and the Company grants concessions to the borrower that it would not otherwise consider. These concessions may include rate reductions, principal forgiveness, extension of maturity date and other actions intended to minimize potential losses. A loan that is modified at a market rate of interest may no longer be classified as a modification to a borrower experiencing financial difficulty in the year subsequent to the modification if the loan is in compliance with the modified terms. Performance prior to the modification is considered when assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual at the time of the modification or after a shorter performance period.

Interest and fees on loans: Interest on loans is recognized over the terms of the loans and is generally calculated using the effective interest method. The accrual of interest on loans is discontinued when, in Management’s opinion, the borrower may be unable to make payments as they become due.

Delinquent loans: The Company determines a loan to be delinquent when payments have not been made according to the contractual terms, typically evidenced by nonpayment of a monthly installment by the due date. The accrual of interest on loans is generally discontinued at the time the loan is ninety days delinquent unless the loan is well-secured and in the process of collection. Consumer loans are typically charged off no later than 180 days delinquent.

Non-accrual loans: When a borrower discontinues making payments as contractually required by the note, the Company must determine whether it is appropriate to continue to accrue interest. The Company ceases accruing interest income when the loan has become delinquent by more than ninety days or when management determines that the full repayment of principal and collection of interest according to contractual terms is no longer likely. The Company may decide to continue to accrue interest on certain loans more than ninety days delinquent if the loans are well secured by collateral and in the process of collection. For all loan types, when a loan is placed on non-accrual status, all interest accrued but uncollected is reversed against interest income in the period in which the status is changed.  During the years ended December 31, 2024 and 2023, loan interest receivable totaling $463 thousand and $308 thousand, respectively, was written off related to nonaccrual loans by reducing the interest accrual and reversing interest income.  The Company makes a loan-level decision to apply either the cash basis or cost recovery method to future cash receipts. The Company recognizes income on a cash basis only for those non-accrual loans for which the collection of the remaining principal balance is not in doubt. Under the cost recovery method, subsequent payments received from the customer are applied to principal and generally no further interest income is recognized until the principal has been paid in full or until circumstances have changed such that payments are again consistently received as contractually required.

Loan origination and commitment fees, certain direct loan origination costs and discounts on the retained portions of government guaranteed loans are deferred and the net amounts amortized as an adjustment of the related loan’s yield. The Company is generally amortizing these amounts over the estimated life of the loan. Commitment fees based upon a percentage of a customer’s unused line of credit and fees related to standby letters of credit are generally recognized over the commitment period.

F-15

Transfers of financial assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets. In addition, for transfers of a portion of financial assets (for example, participations of loans receivable), the transfer must meet the definition of a “participating interest” in order to account for the transfer as a sale. The characteristics of a participating interest are as follows:

·	Pro rata ownership in an entire financial asset.

·	From the date of the transfer, all cash flows received from entire financial assets are divided proportionately among the participating interest holders in an amount equal to their share of ownership.

·

The rights of each participating interest holder have the same priority, and no participating interest holder’s interest is subordinated to the interest of another participating interest holder. That is, no participating interest holder is entitled to receive cash before any other participating interest holder under its contractual rights as a participating interest holder.

·	No party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset.

Premises and equipment: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives: leasehold improvements, ten to fifteen years and equipment, furniture and automobiles, three to seven years. Leasehold improvements are depreciated over the shorter of the term of the lease or life of the improvements.

Operating leases: The Company leases real estate for its operations, and in accordance with Accounting Standards Update 2016-02, Leases (Topic 842), the Company has recognized a right-of-use asset and a related lease liability for each distinct lease agreement.  The Company has elected to account for lease and related non-lease components as a single lease component and has elected to expense, rather than capitalize, short-term leases, defined as leases with terms of twelve months or less. Lease liabilities are measured at the present value of the remaining lease payments, discounted at the Company’s incremental borrowing rate. The right-of-use asset is measured at the amount of the lease liability adjusted for any cumulative prepaid or accrued rent if the lease payments are uneven throughout the lease term.

Operating lease expense, recognized as a component of occupancy expense on the consolidated statements of income, consists of a single lease cost calculated so that the remaining cost of the lease is allocated over the remaining lease term on a straight-line basis.  Operating lease expense also includes variable lease payments not included in the lease liability, and any impairment of the right-of-use asset.  None of the Company’s lease agreements include residual value guarantees or material variable lease payments.  The Company does not have material restrictions or covenants imposed by leases that would impact the Company’s ability to pay dividends or cause the Company to incur additional financial obligations.  Refer to Note 6 for additional information regarding operating leases.

Other real estate owned: Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost basis. After foreclosure, valuations are periodically performed by Management and foreclosed assets held for sale are carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for credit losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value, and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Net revenues from the operations of foreclosed assets are included in noninterest income. Changes in the valuation allowance are included in other expenses. At December 31, 2024 and 2023, the Company had no other real estate owned and, accordingly, had no valuation allowance charged against the carrying value of such assets.  There were no residential loans for which formal foreclosure proceedings were in place at December 31, 2024 and 2023.

F-16

Bank-owned life insurance: Bank-owned life insurance is stated at its cash surrender value with changes recorded in other noninterest income in the consolidated statements of income. The face amount of the underlying policies, including death benefits, was $27.3 million and $27.1 million, with cash surrender value of $14.2 million and $13.8 million included in other assets on the consolidated balance sheets as of December 31, 2024 and 2023, respectively.

Federal Home Loan Bank stock: The Company is a member of the Federal Home Loan Bank of San Francisco (“FHLB”) and is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of (i) 1% of its Membership Asset Value, or (ii) 2.7% of the Company’s outstanding advances and 0.10% of outstanding letters of credit. The stock is recorded at cost, which is also the redemption value. FHLB stock is bought from and sold to the FHLB at its $100 par value.

The Company views its investment in the FHLB stock as a long-term investment. Accordingly, when evaluating FHLB stock for impairment, the value is determined based on the ultimate recovery of the par value rather than recognizing temporary declines in values. The FHLB’s capital ratios exceeded the required ratios as of December 31, 2024; consequently, the Company does not believe that its investment in the FHLB stock is impaired as of this date.

Loan servicing assets: The Company’s servicing assets consist primarily of the right to service the guaranteed portion of government guaranteed loans sold to others. The fair value of the servicing asset is essentially a valuation of the net future income stream, which is based on the rate of the fee, the estimated repayment speed of the loan and the estimated cost to service the loan.

The amount allocated to the loan servicing rights is recorded at fair value at the time of sale, as calculated by a third-party consulting firm specializing in government guaranteed loan matters.

The fair value of the servicing asset is calculated for each loan using the following valuation variables:

·

Servicing fee: This is the amount of the fee charged to a third-party buyer to service the loan. It is generally one percent (1%) of the loan balance for SBA loans and two percent (2%) for USDA loans on a declining basis as the loan repays principal.

·	Prepayment assumption: This is an estimate of the repayment speed of the loan using a constant prepayment rate (“CPR”) based on pools of similar government guaranteed loans.

·	Servicing costs: The internal rates of return (IRR) are the pre-tax yield rates used to discount the expected future cash flow stream from servicing the government guaranteed loan portfolios.

·	Internal rate of return: The internal rates of return (IRR) are the pre-tax yield rates used to discount the expected future cash flow stream from servicing the government guaranteed loan portfolios.

The loan servicing asset is being amortized over the period of estimated servicing income, generally five to seven years, with the amortization being recorded against loan servicing fee income.

The balance of loans owned by third parties that are being serviced by the Company was $779.1 million and $590.5 million as of December 31, 2024 and 2023, respectively.

F-17

The following table presents a reconciliation of loan servicing rights:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Balance, beginning of year	$7,053	$9,359
Additions - servicing rights related to loans sold	6,771	3,245
Reductions - write-off of servicing assets	(401)	(762)
Reductions - amortization and early payoff	(4,447)	(4,789)
Balance, end of year	$8,976	$7,053

In the event of an early repayment of a serviced loan, the unamortized balance of the loan servicing asset for that loan is charged off against loan servicing fee income.

The loan servicing asset was impacted by the write-off of certain servicing assets totaling $401 thousand and $762 thousand relating to the repurchase of the guaranteed portions of previously sold SBA loans during the years ended December 31, 2024 and 2023.

The aggregate balance of loan servicing rights is evaluated annually for impairment to ensure that the recorded balance is at the lower of amortized cost or fair value. The fair value of the servicing asset is essentially a valuation of the net future income stream. Significant inputs to the valuation as of December 31, 2024 include (i) the rate of the servicing fee, estimated at one percent for SBA loans and two percent for USDA loans, (ii) the estimated prepayment speed of the loans, estimated to be 15.6% percent, and (iii) the estimated cost to service the loans, estimated to be 0.40%. The fair value of servicing rights at December 31, 2024 and 2023 was determined by an independent consultant to be $15.5 million and $11.6 million, respectively. Accordingly, the Company’s servicing assets were not impaired as of December 31, 2024 and 2023.

Revenue recognition: The Company’s services that fall within the scope of ASC 606 are presented within non-interest income and are recognized as revenue as the Company satisfies its obligation to the customer.

Services within the scope of ASC 606 and a description of the revenue recognition policy are as follows:

·

Service charges on deposit accounts: Income from service charges on deposit accounts are recognized when an account is subject to a charge, as in the case of an overdraft or a balance falling below the level required for a maintenance fee waiver.

·

Interchange fees: Interchange fees represent fees charged for the electronic transfer of funds between a customer and a third party. Fees are recognized when an interchange transaction is posted in accordance with the agreement with the customer.

·	Wire transfer fees: Income from wire transfer fees are recognized when a fee is charged to a customer’s account, which occurs at the time a wire transfer is processed.

·	Miscellaneous fees: Miscellaneous fees for services such as account balancing assistance, response to a customer request for copies, etc. are charged when the services are performed.

Advertising costs: Advertising costs are expensed as incurred and were $562 thousand and $344 thousand for the years ended December 31, 2024 and 2023, respectively.

F-18

Income taxes: The Company files a consolidated federal income tax return.  Income tax expense is generally allocated as if the Company and its subsidiary file separate income tax returns.  Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, capital losses and net operating losses, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

When tax returns are filed, it is highly certain that some tax positions taken will be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the positions taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  The evaluation of a tax position taken is considered by itself and is not offset or aggregated with other positions.  Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than fifty percent likely of being realized upon settlement with the applicable taxing authority.  Management does not believe the Company has any material uncertain tax positions to disclose.

Interest and penalties, if any, related to income taxes are recorded within the provision for income taxes on the consolidated statements of income in the year assessed.

Stock option plan: As described in Note 14, the Company grants stock options to its employees and directors. Pursuant to accounting guidance, the Company records compensation expense based upon the grant-date fair value of option awards. Such values are expensed over the requisite service period using the straight-line method. Forfeitures are recognized as they occur.

Equity incentive plan: As described in Note 14, the Company grants restricted stock to its employees and directors. Pursuant to accounting guidance, the Company records compensation expense based upon the grant-date fair value of restricted stock awards. Such values are expensed over the requisite service period using the straight-line method. Forfeitures are recognized as they occur.

Director compensation plan: As described in Note 14, the members of the GBank and GBFH Boards of Directors receive their respective compensation in the form of shares of Common Stock in lieu of cash payments.  The price per share is based on the closing price of the Common Stock as quoted on the OTCQX on the grant date and compensation expense is recognized over the service period.

Off-balance-sheet instruments: In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded.

In accordance with the adoption of ASC Topic 326 in 2023, GBank began calculating estimated credit losses for off-balance-sheet credit exposures which are not unconditionally cancellable. The allowance for credit losses relating to off-balance-sheet exposures is measured on a collective (pool) basis, with these pools mirroring the segments used for the calculation of the allowance for credit losses for loans, as these unfunded commitments share similar risk characteristics with the loan portfolio segments. The allowance for credit losses related to off-balance-sheet commitments was $73 thousand and $20 thousand as of December 31, 2024 and 2023, respectively, and is recorded in other liabilities on the consolidated balance sheets.

F-19

Authorized shares and earnings per share: The Company is authorized to issue three classes of shares: preferred stock, voting common stock, and nonvoting common stock.  The Company had no preferred shares outstanding as of December 31, 2024 or 2023.  The Company’s non-voting common stock and voting common stock share equally in dividends and residual net assets on a per share basis, and have identical rights and privileges, with the exception of voting rights.  As of December 31, 2024, the Company had 231,508 shares of non-voting common stock issued and outstanding relating to the acquisition of a nonvoting equity interest in BCS during the second quarter of 2024.  No non-voting common shares were issued or outstanding as of December 31, 2023.  Earnings per share amounts, as well as the balance of common stock issued and outstanding on the consolidated balance sheets, reflect both voting and non-voting common shares.

Basic earnings per share are computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during each of the years presented.  Diluted earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding plus common shares that would have been outstanding if dilutive potential common shares, consisting of unvested restricted stock and outstanding stock options, had been issued.

The computation of earnings per share is provided in the table below.

(Dollars in thousands, except per share data)	December 31, 2024	December 31, 2023
Net income available to common shareholders	$18,636	$10,920

Weighted average shares outstanding (basic)	13,197,050	12,708,282
Effect of dilutive stock options	94,012	210,238
Effect of dilutive restricted stock	135,159	123,896
Weighted average shares outstanding (diluted)	13,426,221	13,042,416

Basic earnings per share	$1.41	$0.86
Diluted earnings per share	$1.39	$0.84

Anti-dilutive stock options excluded from the computation of earnings per share	-	-

Subsequent events: Subsequent events have been evaluated for potential recognition and disclosure through March 12, 2025, the date the financial statements were available to be issued.

Note 3.  Investment Securities

The amortized cost, unrealized gains and losses, allowance for credit losses, and estimated fair values of investment securities are summarized as follows:

	December 31, 2024
(Dollars in thousands)	Amortized	Unrealized	Unrealized	Allowance for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale securities:
Residential mortgage-backed securities	$67,308	$-	$1,699	$-	$65,609

Held to maturity securities:
Residential mortgage-backed securities	$40,569	$46	$223	$-	$40,392

	December 31, 2023
(Dollars in thousands)	Amortized	Unrealized	Unrealized	Allowance for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale securities:
Residential mortgage-backed securities	$2,992	$-	$332	$-	$2,660

Held to maturity securities:
U.S. Treasury	$54,762	$-	$462	$-	$54,300
Residential mortgage-backed securities	42,957	20	874	-	42,103
Total held to maturity securities	$97,719	$20	$1,336	$-	$96,403

F-20

There were no gross realized gains or losses from the sale of securities available-for-sale during the years ended December 31, 2024 or 2023.

As of December 31, 2024 and 2023, the fair value of investment securities pledged as collateral for potential borrowing purposes (see Note 8) totaled $79.7 million and $88.9 million, respectively.

The table below illustrates the maturity distribution of investment securities at amortized cost and fair value:

(Dollars in thousands)	December 31, 2024
	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$-	$-	$-	$-
Due after one but within five years	-	-	-	-
Due after five years but within ten years	-	-	-	-
Due after ten years	-	-	-	-
	-	-	-	-
Residential mortgage-backed securities	67,308	65,609	40,569	40,392
Total	$67,308	$65,609	$40,569	$40,392

The actual maturities of mortgage-backed securities may differ from their contractual maturities because the loans underlying the securities may be repaid without any penalties. Therefore, maturity schedules are not presented for mortgage-backed securities.

The following tables present gross unrealized losses and fair value of debt security investments aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	December 31, 2024
	Less Than 12 Months			12 Months or More			Total
(Dollars in thousands)	Number of Securities	Fair Value	Gross Unrealized Losses	Number of Securities	Fair Value	Gross Unrealized Losses	Number of Securities	Fair Value	Gross Unrealized Losses
Available for sale securities:
Residential mortgage-backed securities	16	$63,474	$1,445	6	$2,135	$254	22	$65,609	$1,699
Total temporarily impaired available for sale securities	16	63,474	1,445	6	2,135	254	22	65,609	1,699

Held to maturity securities:
Residential mortgage-backed securities	1	$4,353	$15	6	$32,026	$208	7	$36,379	$223
Total temporarily impaired held to maturity securities	1	4,353	15	6	32,026	208	7	36,379	223
Total	17	$67,827	$1,460	12	$34,161	$462	29	$101,988	$1,922

	December 31, 2023
	Less Than 12 Months			12 Months or More			Total
	Number of Securities	Fair Value	Gross Unrealized Losses	Number of Securities	Fair Value	Gross Unrealized Losses	Number of Securities	Fair Value	Gross Unrealized Losses
Available for sale securities:
Residential mortgage-backed securities	1	$96	$1	7	$2,564	$331	8	$2,660	$332
Total temporarily impaired available for sale securities	1	96	1	7	2,564	331	8	2,660	332

Held to maturity securities:
U.S. Treasury	3	$14,778	$60	8	$39,522	$402	11	$54,300	$462
Residential mortgage-backed securities	4	18,131	300	4	21,211	574	8	39,342	874
Total temporarily impaired held to maturity securities	7	32,909	360	12	60,733	976	19	93,642	1,336
Total	8	$33,005	$361	19	$63,297	$1,307	27	$96,302	$1,668

Management believes the unrealized losses related to available for sale securities as of December 31, 2024 relate primarily to fluctuations in the current interest rate environment. In analyzing an issuer’s financial condition, Management considers whether the securities are issued by the federal government or its agencies and whether downgrades by bond rating agencies have occurred, and various industry analysis reports. There were no Company securities downgraded during 2024 or 2023. Management has no near-term intentions to sell the available for sale securities in an unrealized loss position, and management believes the unrealized losses are not credit-related, therefore no allowance for credit losses was recorded related to available for sale securities as of December 31, 2024 or 2023.

Held to maturity Investment Grade CMO securities are evaluated for credit losses using the probability of default/loss model, and as of December 31, 2024 or 2023, no credit loss allowance was warranted related to these securities.

F-21

Note 4.  Loans and Allowance for Credit Losses - Loans

Loans Held for Sale

Loans held for sale consisted of commercial real estate and commercial and industrial loans as of both December 31, 2024 and 2023.  The balance of unguaranteed held for sale loans to be retained are reported as held for investment. The principal balances of loans held for sale are listed below:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Gross loan balances	$41,752	$122,082
Less: Unguaranteed portions to be retained	9,103	30,506
Amounts held for sale, net	$32,649	$91,576

Loans Held for Investment

The amortized cost of loans held for investment are listed below.  In accordance with ASC 326, GBank has segregated its held for investment loan portfolio into segments characterized by similar risk characteristics, primarily the collateral supporting the loan.

(Dollars in thousands)
	December 31, 2024	December 31, 2023
Commercial and industrial	$64,000	$41,244
Commercial real estate - non-owner occupied	630,551	420,057
Commercial real estate - owner occupied	88,802	100,181
Construction and land development	2,934	386
Multifamily	17,374	17,073
Single Family Sr. Lien	5,992	9,159
Single Family Jr. Lien	3,203	3,210
Single Family HELOC	1,389	414
Consumer	1,713	422
Loans, net	815,958	592,146
Allowance for credit losses	(9,114)	(7,088)
Loans, net of allowance	$806,844	$585,058

Beginning in the third quarter of 2023, the Company began to repurchase previously sold guaranteed SBA loans by initiating a change in loan terms with certain borrowers, at the borrowers’ option, to convert variable loans to five-year fixed loans at lower current interest rates. This activity resulted in the repurchase of $44.2 million and $106.1 million of government guaranteed loan balances within the commercial and industrial and commercial real estate segments during the years ended December 31, 2024 and 2023, respectively.

Deferred loan costs of $8.2 million and $7.1 million are included in the balance of net loans as of December 31, 2024 and 2023, respectively. Loan costs represent the costs incurred to originate the loans, net of fees paid by the borrower, which are measured and recorded at the date the loan is originated. Loan discount of $8.9 million and $6.3 million are included in the balance of net loans as of December 31, 2024 and 2023, respectively.  The discount represents the discount on the retained portion of the government guaranteed loans and is measured at the date the guaranteed portion of the loan is sold, based on the relative fair value of the retained loan as calculated by an independent consulting firm. Loan costs and discount are amortized over the life of the loan and are recorded as an adjustment to interest income on the loan.

As of December 31, 2024 and 2023, Company loans with a carrying value of $598.3 million and $469.8 million, respectively, were pledged as collateral for potential borrowing purposes (see Note 8).

F-22

Past Due and Non-accrual Loans

The performance and credit quality of the loan portfolio is monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due.  A loan’s past due or delinquent status is based on the contractual term specified in each loan agreement.  The classes of the loan portfolio summarized by the past due status are summarized as follows:

	December 31, 2024
(Dollars in thousands)			Past Due
	30-59 Days	60-89 Days	90 Days or More and		Total Past Due and
	Past Due	Past Due	Accruing	Nonaccrual	Nonaccrual	Current	Total
Commercial and industrial	$-	$-	$-	$1,479	$1,479	$62,521	$64,000
Commercial real estate - non-owner occupied	11,795	-	-	12,649	24,444	606,107	630,551
Commercial real estate - owner occupied	-	-	-	-	-	88,802	88,802
Construction and land development	-	-	-	-	-	2,934	2,934
Multifamily	-	-	-	-	-	17,374	17,374
Single Family Sr. Lien	-	-	-	-	-	5,992	5,992
Single Family Jr. Lien	-	-	-	-	-	3,203	3,203
Single Family HELOC	-	-	-	-	-	1,389	1,389
Consumer	18	15	40	-	73	1,640	1,713
Total	$11,813	$15	$40	$14,128	$25,996	$789,962	$815,958

	December 31, 2023
(Dollars in thousands)			Past Due
	30-59 Days	60-89 Days	90 Days or More and		Total Past Due and
	Past Due	Past Due	Accruing	Nonaccrual	Nonaccrual	Current	Total
Commercial and industrial	$169	$-	$-	$-	$169	$41,075	$41,244
Commercial real estate - non-owner occupied	2,342	-	3,617	2,688	8,647	411,410	420,057
Commercial real estate - owner occupied	-	-	-	-	-	100,181	100,181
Construction and land development	-	-	-	-	-	386	386
Multifamily	-	-	-	-	-	17,073	17,073
Single Family Sr. Lien	-	-	-	-	-	9,159	9,159
Single Family Jr. Lien	-	-	-	-	-	3,210	3,210
Single Family HELOC	-	-	-	-	-	414	414
Consumer	3	8	-	-	11	411	422
Total	$2,514	$8	$3,617	$2,688	$8,827	$583,319	$592,146

Credit Quality Indicators

Management reviews the Company’s loan portfolio monthly to determine whether any assets require classification in accordance with the Company’s policy and applicable regulations. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements. The Company’s internal credit risk-grading system is based on experiences with similarly graded loans.

The Company’s internally assigned grades are as follows:

·

Pass: Loans that are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. Loans in this grade are further broken down into sub-grades ranging from A to E in order to provide for additional granularity in the analyses that are performed.

·	Special Mention: Loans where a potential weakness or risk exists that could cause a more serious problem if not corrected.

·

Substandard: Loans that have a well-defined weakness based on objective evidence and can be characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

·

Doubtful: Loans classified as doubtful have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make full collection or liquidation highly questionable and improbable, based upon the existing circumstances.

·	Loss: Loans classified as a loss are considered uncollectable, or of such value that continuance as an asset is not warranted.

F-23

The following tables present the amortized cost of loans receivable, by year of origination (for term loans) and by risk grade within each portfolio segment as of December 31, 2024 and 2023. Current period originations may include modifications, extensions and renewals.

	Term Loans Amortized Cost Basis by Origination Year
(Dollars in thousands)	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial and industrial
Risk rating
Pass	$12,799	$7,856	$8,098	$3,328	$31,132	$63,213
Special mention	-	-	-	-	-	-
Substandard	-	465	322	-	-	787
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$12,799	$8,321	$8,420	$3,328	$31,132	$64,000
Commercial real estate - non-owner occupied
Risk rating
Pass	$169,036	$156,213	$92,786	$188,828	$-	$606,863
Special mention	-	-	-	8,160	-	8,160
Substandard	-	-	3,220	12,308	-	15,528
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$169,036	$156,213	$96,006	$209,296	$-	$630,551
Current period gross charge offs	$-	$-	$-	$(132)	$-	$(132)
Current period gross recoveries	$-	$-	$-	$76	$-	$76
Commercial real estate - owner occupied
Risk rating
Pass	$5,985	$13,526	$20,585	$48,706	$-	$88,802
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$5,985	$13,526	$20,585	$48,706	$-	$88,802
Construction and land development
Risk rating
Pass	$2,545	$389	$-	$-	$-	$2,934
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$2,545	$389	$-	$-	$-	$2,934
Multifamily
Risk rating
Pass	$-	$-	$-	$17,374	$-	$17,374
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$-	$17,374	$-	$17,374
Single family Sr. Lien
Risk rating
Pass	$-	$828	$-	$4,699	$465	$5,992
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$828	$-	$4,699	$465	$5,992
Single family Jr. Lien
Risk rating
Pass	$-	$-	$2,499	$700	$4	$3,203
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$2,499	$700	$4	$3,203
Single family HELOC
Risk rating
Pass	$-	$-	$-	$-	$1,389	$1,389
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$-	$-	$1,389	$1,389
Consumer
Risk rating
Pass	$-	$-	$-	$-	$1,713	$1,713
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$-	$-	$1,713	$1,713
Current period gross charge offs	$-	$-	$-	$-	$(108)	$(108)
Total Loans
Risk rating
Pass	$190,365	$178,812	$123,968	$263,635	$34,703	$791,483
Special mention	-	-	-	8,160	-	8,160
Substandard	-	465	3,542	12,308	-	16,315
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$190,365	$179,277	$127,510	$284,103	$34,703	$815,958

F-24

	Term Loans Amortized Cost Basis by Origination Year
(Dollars in thousands)	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial and industrial
Risk rating
Pass	$8,720	$9,511	$1,126	$4,358	$17,529	$41,244
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$8,720	$9,511	$1,126	$4,358	$17,529	$41,244
Current period gross charge offs	$(99)	$(100)	$-	$-	$-	$(199)
Commercial real estate - non-owner occupied
Risk rating
Pass	$119,541	$83,849	$61,198	$148,077	$-	$412,665
Special mention	-	-	-	-	-	-
Substandard	2,688	-	-	4,704	-	7,392
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$122,229	$83,849	$61,198	$152,781	$-	$420,057
Current period gross charge offs	$-	$-	$-	$(665)		$(665)
Commercial real estate - owner occupied
Risk rating
Pass	$24,215	$24,283	$25,146	$26,537	$-	$100,181
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$24,215	$24,283	$25,146	$26,537	$-	$100,181
Construction and land development
Risk rating
Pass	$-	$386	$-	$-	$-	$386
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$386	$-	$-	$-	$386
Multifamily
Risk rating
Pass	$-	$-	$-	$17,073	$-	$17,073
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$-	$17,073	$-	$17,073
Single family Sr. Lien
Risk rating
Pass	$841	$-	$1,873	$2,971	$3,474	$9,159
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$841	$-	$1,873	$2,971	$3,474	$9,159
Single family Jr. Lien
Risk rating
Pass	$-	$2,498	$-	$712	$-	$3,210
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$2,498	$-	$712	$-	$3,210
Single family HELOC
Risk rating
Pass	$-	$-	$-	$-	$414	$414
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$-	$-	$414	$414
Consumer
Risk rating
Pass	$-	$-	$-	$-	$422	$422
Special mention	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$-	$-	$-	$-	$422	$422
Total Loans
Risk rating
Pass	$153,317	$120,527	$89,343	$199,728	$21,839	$584,754
Special mention	-	-	-	-	-	-
Substandard	2,688	-	-	4,704	-	7,392
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$156,005	$120,527	$89,343	$204,432	$21,839	$592,146

F-25

Collateral Dependent Loans

GBank has elected to apply the practical expedient under ASC 326 which permits an entity to estimate credit losses based on the fair value of collateral when either applies: (i) the borrower is experiencing financial difficulty, or (ii) repayment is expected to be provided substantially through the sale or operating of the collateral.  Fair value estimates for collateral dependent loans are generally based on the current market value or the “as is” value of the collateral derived from recently received and reviewed appraisals from third-party providers.  If repayment is dependent on the sale of the collateral, then the fair value used to measure the allowance for credit losses is adjusted for the costs to sell.

The following table presents the amortized cost basis of collateral-dependent loans by collateral type:

Types of Collateral
December 31, 2024		Retail
(Dollars in thousands)		Shopping	Business
	Hotel / Motel	Center	Assets	Other	Total

Commercial and industrial	$-	$-	$322	$465	$787
Commercial real estate - non-owner occupied	12,955	386	-	-	13,341
Commercial real estate - owner occupied	-	-	-	-	-
Construction and land development	-	-	-	-	-
Multifamily	-	-	-	-	-
Single Family Sr. Lien	-	-	-	-	-
Single Family Jr. Lien	-	-	-	-	-
Single Family HELOC	-	-	-	-	-
Consumer	-	-	-	-	-
	$12,955	$386	$322	$465	$14,128

Types of Collateral
December 31, 2023		Retail
(Dollars in thousands)		Shopping	Business
	Hotel / Motel	Center	Assets	Other	Total

Commercial and industrial	$-	$-	$-	$-	$-
Commercial real estate - non-owner occupied	2,688	-	-	-	2,688
Commercial real estate - owner occupied	-	-	-	-	-
Construction and land development	-	-	-	-	-
Multifamily	-	-	-	-	-
Single Family Sr. Lien	-	-	-	-	-
Single Family Jr. Lien	-	-	-	-	-
Single Family HELOC	-	-	-	-	-
Consumer	-	-	-	-	-
	$2,688	$-	$-	$-	$2,688

As of December 31, 2024, GBFH had $1.5 million of collateral-dependent commercial and industrial loans having specific reserves of $396 thousand and $11.1 million of collateral-dependent commercial real estate – non-owner occupied loans having specific reserves of $1.0 million.  As of December 31, 2023, GBFH had $2.7 million of collateral-dependent commercial real estate – non-owner occupied loans having specific reserves of $504 thousand.

Allowance for Credit Losses

The level of the allowance for credit losses reflects management’s continuing evaluation of product and industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, and unidentified losses expected in the current loan portfolio. Portions of the allowance for credit losses may be allocated for specific credits; however, the entire allowance for credit losses is available for any credit that, in management’s judgment, should be charged off.

F-26

The following table presents, by portfolio segment, the changes in the allowance for credit losses:

	Allowance for Credit Losses
	Balance,				Balance,
(Dollars in thousands)	January 1	Provision for	Amounts	Amounts	December 31
	2024	Credit Losses	Charged Off	Recovered	2024

Commercial and industrial	$295	$201	$-	$-	$496
Commercial real estate - non-owner occupied	5,681	2,212	(132)	76	7,837
Commercial real estate - owner occupied	877	(340)	-	-	537
Construction and land development	13	36	-	-	49
Multifamily	102	(63)	-	-	39
Single Family Sr. Lien	41	(8)	-	-	33
Single Family Jr. Lien	33	(19)	-	-	14
Single Family HELOC	6	5	-	-	11
Consumer	40	166	(108)	-	98
	$7,088	$2,190	$(240)	$76	$9,114

	Allowance for Credit Losses
	Balance,	Impact of	Provision			Balance,
(Dollars in thousands)	January 1	Adopting	for Credit	Amounts	Amounts	December 31
	2023	ASC 326	Losses	Charged Off	Recovered	2023

Commercial and industrial	$432	$-	$62	$(199)	$-	$295
Commercial real estate	6,072	-	1,151	(665)	-	6,558
Construction and land development	10	-	3	-	-	13
Multifamily	212	-	(110)	-	-	102
Single Family Sr. Lien	86	-	(45)	-	-	41
Single Family Jr. Lien	40	-	(7)	-	-	33
Single Family HELOC	8	-	(2)	-	-	6
Consumer	-	-	40	-	-	40
	$6,860	$-	$1,092	$(864)	$-	$7,088

Modifications to Borrowers Experiencing Financial Difficulty

The Company may modify certain loans when a borrower is experiencing financial difficulties and the Company grants concessions to the borrower that it would not otherwise consider. These concessions may include rate reductions, principal forgiveness, extension of maturity date and other actions intended to minimize potential losses.

As of and for the years ended December 31, 2024 and 2023, there were no loans modifications to borrowers experiencing financial difficulty. There were no defaulted modified loans, nor were there any defaults on modified loans within twelve months of modification during the year ended December 31, 2024.

F-27

Note 5 - Premises and Equipment

The following table presents a summary of premises and equipment:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Leasehold Improvements	$3,404	$3,393
Furniture, fixtures, and equipment	2,803	2,620
Total cost	6,207	6,013
Accumulated depreciation	(5,372)	(5,118)
Net premises and equipment	$835	$895

Depreciation expense was $254 thousand in 2024 and $341 thousand in 2023.

Note 6 - Operating Leases

The Company leases real estate for its main office, two branch offices as well as office space for operations departments under various operating lease agreements. The lease agreements have maturity dates ranging from September 2025 to October 2032, some of which include options to renew at the Company's discretion. At lease inception, if the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the measurement of the right-of-use asset and lease liability.

The lease liability is equal to the present value of the future lease payments, discounted using the rate implicit in the lease (or if that rate cannot be readily determined, the lessee’s incremental borrowing rate). Given that the rate implicit in the lease is rarely available, lease liability amounts were calculated using the Company’s incremental borrowing rate at lease inception, on a collateralized basis, for a similar term.

Operating lease right-of-use assets, as well as operating lease liabilities, are presented as separate line items on the consolidated balance sheets.  The Company has elected not to report short-term leases (i.e., leases with initial terms of twelve months or less) on the consolidated balance sheets.

There were no sale and leaseback transactions or leveraged leases for the years ended December 31, 2024 and 2023. There were no leases that had not commenced as of December 31, 2024.

Below is a summary of the operating lease right-of-use asset and related lease liability, as well as the weighted average lease term (in years), weighted average discount rate and total rent expense.

(Dollars in thousands)	December 31, 2024	December 31, 2023
Right of use asset	$4,518	$5,334
Lease liability	$4,839	$5,497
Weighted average remaining lease term (in years)	7.4	8.0
Weighted average discount rate	4.40%	4.24%
Rent expense	$816	$876
Cash paid for operating lease liabilities	$1,042	$1,032

F-28

At December 31, 2024, future minimum payments for operating leases are payable as follows:

(Dollars in thousands)
Years ending December 31:
2025	907
2026	649
2027	669
2028	738
2029	738
Thereafter	2,057
Total lease payments	$5,758
Less: imputed interest	(919)
Present value of lease liability	$4,839

Note 7 - Deposits

At December 31, 2024 and 2023, time deposits amounted to $370.6 million and $274.7 million, respectively.  Interest expense on time deposit amounted to $17.4 million and $5.6 million for the years ended December 31, 2024 and 2023, respectively.

The scheduled maturities of time deposits at December 31, 2024, are as follows:

(Dollars in thousands)	Time Deposit Maturities
	Less Than $250,000	$250,000 or more
2025	$252,910	$44,400
2026	51,517	6,476
2027	2,499	-
2028	12,750	-
2029	-	-
Maturing thereafter	-	-
Total time deposits	$319,676	$50,876

GBank had $79.3 million of brokered certificates of deposit as of December 31, 2024, having terms between thirteen months and five years.  Brokered certificates of deposits having a term greater than four years are callable as of December 31, 2024.  Comparatively, GBank had $82.0 million of brokered certificates of deposit as of December 31, 2023, having terms between six months and five years.

No deposit relationships exceeded five percent of the Company’s total deposits as of December 31, 2024 or 2023.

The aggregate amount of demand deposit overdrafts that were reclassified as loans were $34 thousand at December 31, 2024, compared to $7 thousand as of December 31, 2023.

F-29

Note 8 - Subordinated Debt, Other Borrowings, and Available Lines of Credit

Subordinated Debt Issued 2021

On December 15, 2021, the Company completed a $20 million private placement of fixed-to-floating rate subordinated notes (the “2021 Notes”).  The 2021 Notes are subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company whether now outstanding or subsequently created, assumed, guaranteed, or incurred (collectively, “Senior Indebtedness”).  The 2021 Notes are not secured by any assets of the Company or its sole existing subsidiary company, GBank.

The 2021 Notes have a maturity date of December 15, 2031 and carry a fixed interest rate of 3.875% for the first five years through December 15, 2026. Thereafter, the 2021 Notes will pay interest at a quarterly adjustable rate equal to the then-current three-month term Secured Overnight Financing Rate (“SOFR”) as published by the Federal Reserve Bank of New York, plus two hundred and eighty-nine (289) basis points.

Interest on the 2021 Notes is payable quarterly in arrears semiannually on December 15 and June 15.  The 2021 Notes are redeemable by the Company in whole or in part on any interest payment date beginning with the interest payment date of December 15, 2026.   The net proceeds of the 2021 Notes were $19.6 million which includes $558 thousand of debt issuance costs that are being amortized over the expected life of the 2021 Notes.

The 2021 Notes qualify as Tier II capital for the Company for regulatory capital purposes.  At the closing of the private placement, the Company invested $18 million into the Company’s wholly owned subsidiary, GBank.  The funds invested into GBank are treated as Tier I capital.

Subordinated Debt Issued 2020

On December 30, 2020, the Company completed a $6.5 million private placement of fixed-to-floating rate subordinated notes (the “2020 Notes”).  The 2020 Notes are subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company whether now outstanding or subsequently created, assumed, guaranteed, or incurred (collectively, “Senior Indebtedness”).  The 2020 Notes are not secured by any assets of the Company or its sole existing subsidiary company, GBank.

The 2020 Notes have a maturity date of January 15, 2031 and carry a fixed interest rate of 4.50% for the first five years through January 14, 2026. Thereafter, the 2021 Notes will pay interest at a quarterly adjustable rate equal to the then-current three-month term Secured Overnight Financing Rate (“SOFR”) as published by the Federal Reserve Bank of New York, plus four hundred twenty-three (423) basis points.

Interest on the 2020 Notes is payable quarterly in arrears semiannually on January and July 15.  The 2020 Notes are redeemable by the Company in whole or in part on any interest payment date beginning with the interest payment date of January 15, 2026.   The net proceeds of the 2020 Notes were $6.3 million which includes $207 thousand of debt issuance costs that are being amortized over the expected life of the 2020 Notes.

The 2020 Notes qualify as Tier II capital for the Company for regulatory capital purposes.  At the closing of the private placement, the Company invested $6.0 million into the Company’s wholly owned subsidiary, GBank.  The funds invested into GBank are treated as Tier I capital.

During the years ended December 31, 2024 and 2023, the Company recorded interest expense on subordinated debt issuances totaling $1.1 million each year, respectively, of which $192 thousand was accrued as of both December 31, 2024 and 2023.

F-30

Lines of Credit

The Company has a line of credit available from the FHLB of San Francisco. Pursuant to collateral agreements with the FHLB of San Francisco, the arrangement is collateralized by qualifying securities having a fair value of $42.5 million and pledged loans having a carrying value of $41.0 million at December 31, 2024. Comparatively, the arrangement is collateralized by qualifying securities having a fair value of $87.5 million and pledged loans having a carrying value of $47.4 million at December 31, 2023.

The unused borrowing capacity at December 31, 2024 and 2023 with the FHLB of San Francisco, as collateralized by qualifying securities and pledged loans, was $85.0 million and $117.8 million, respectively. No draws have been made on the line, and the balance was zero as of December 31, 2024 and 2023.

Other Borrowing Arrangements

During 2023, GBank was approved to pledge loans under the Federal Reserve Bank’s Borrower-In-Custody (“BIC”) Program.  As of December 31, 2024, the Company had pledged loans with an approximate carrying value of $557.3 million to the BIC Program and had unused borrowing capacity of $362.6 million.  Comparatively, the Company had pledged loans with an approximate carrying value of $422.4 million to the BIC Program and had unused borrowing capacity of $164.5 million as of December 31, 2023.

The Company had no short-term borrowings outstanding as of December 31, 2024.  The average balance of short-term borrowings was $2.0 million and the weighted average interest rate was 5.5% during the year ended December 31, 2024.

As of December 31, 2023, the Company had one short-term FRB borrowing of $30.0 million executed under the BIC Program in October 2023 having a fixed interest rate of 5.5% maturing in January 2024.  The average balance of short-term borrowings was $6.2 million and the weighted average interest rate was 5.5% during the year ended December 31, 2023.

The Company had no long-term debt outstanding during the years ended December 31, 2024 or 2023.

Note 9 - Income Taxes

The Company files income tax returns in the United States federal jurisdiction and in several states in which the Company originates loans. The Company identifies its federal tax return as its major tax jurisdiction. The periods subject to examination for the Company’s federal tax return are 2021, 2022 and 2023. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to applicable guidance.

From time to time, the Company may be assessed interest or penalties by tax jurisdictions, although the Company has had no such significant assessments historically. The Company’s policy is to include interest and penalties related to income taxes as a component of income tax expense.  Interest and penalties included in income tax expense totaled $19 thousand for the year ended December 31, 2024.  No interest and penalties were included in income tax expense for the year ended December 31, 2023.

F-31

Significant components of the Company’s deferred tax asset, included in other assets on the consolidated balance sheets, are shown in the following table:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Deferred tax assets:
Allowance for credit losses	$2,051	$1,635
Depreciation	266	254
Deferred compensation	1,018	846
Unrealized losses on securities available for sale	390	80
Lease adjustments	74	38
Held for sale loans	328	-
Other	188	17
Total deferred tax assets	4,315	2,870

Deferred tax liabilities:
Capitalized loan costs	(2,248)	(1,923)
Stock compensation	(351)	(264)
Other	(628)	(327)
Total deferred tax liabilities	(3,227)	(2,514)
Net deferred tax asset	$1,088	$356

The Company has no valuation allowance as of December 31, 2024 or 2023.

The following table presents the components of the provision for income taxes:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Current tax provision (benefit):
Federal	$4,853	$1,634
State	843	150
Total current tax provision (benefit)	5,696	1,784

Deferred tax expense (benefit):
Federal	(368)	758
State	(54)	64
Total deferred tax expense (benefit)	(422)	822
Total provision for income taxes	$5,274	$2,606

For the years ended December 31, 2024 and 2023, the Company’s effective tax rate was 22% and 19%, respectively, as compared to the statutory federal income tax rate of 21%.  The increase is attributable to income tax rates for the states in which the Company has operations, offset by favorable discrete items related to excess tax benefits from stock-based compensation.  The effective rates for 2024 and 2023 differ from the expected statutory rate due to permanent differences and state taxes.

A reconciliation of the federal income tax provision at the statutory rate to GBank's actual federal income tax provision at its effective rate is as follows:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Provision at the expected statutory rate	$5,021	$2,840
State income taxes, net of federal tax benefit	746	406
Effect of investment in life insurance	(97)	(68)
Effect of BCS transaction	53	49
Effect of stock-based compensation	(489)	(17)
Other items	40	(604)
Total provision for income taxes	$5,274	$2,606

F-32

Note 10 - Commitments and Contingencies

Financial Instruments with Off-Balance-Sheet Risk

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for these commitments is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

A summary of the contractual amounts of the Company’s exposure to off-balance-sheet risk is as follows:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Commitments to extend credit (1)	$75,637	$33,450
Standby letters of credit (2)	797	967
	$76,434	$34,417

(1)	Includes unsecured commitments of $21.3 million and $4.6 million as of December 31, 2024 and 2023, respectively.
(2)	Includes cash secured standby letters of credit of $797 thousand and $967 thousand as of December 31, 2024 and 2023, respectively.

Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee since many of the commitments are expected to expire without being drawn upon. The total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based upon Management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable; inventory; property, plant and equipment; income-producing commercial properties; and land loans.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required as the Company deems necessary.

In accordance with the adoption of ASC Topic 326 in 2023, GBank began calculating estimated credit losses for off-balance-sheet credit exposures which are not unconditionally cancellable.  The allowance for credit losses relating to off-balance-sheet exposures is measured on a collective (pool) basis, with these pools mirroring the segments used for the calculation of the allowance for credit losses for loans, as these unfunded commitments share similar risk characteristics with the loan portfolio segments.  The allowance for credit losses related to off-balance-sheet commitments was $73 thousand and $20 thousand as of December 31, 2024 and 2023, respectively, and is recorded in other liabilities on the consolidated balance sheets.  The provision for credit losses related to off-balance-sheet commitments was $53 thousand for the year ended December 31, 2024 and is recorded within the allowance for credit losses on the consolidated statements of income.  No provision for credit losses related to off-balance-sheet commitments was recorded during the year ended December 31, 2023.

F-33

Financial Instruments with Concentrations of Credit Risk

The Company’s loan portfolio is concentrated in commercial real estate loans. Substantially all of these loans are secured by first liens with an initial loan to value ratio of generally not more than 80%. Commercial real estate loans accounted for 89% and 88% of the total gross loans at December 31, 2024 and 2023, respectively. No other loan classification exceeded 10% of the loan portfolio at December 31, 2024 or 2023.

The Company makes commercial, commercial real estate, residential real estate and consumer loans to customers in its Local Market and to customers located throughout the United States through the Company’s nationwide government guaranteed loan programs.

The Company’s loans are expected to be repaid from cash flow or from proceeds from the sale of selected assets of the borrowers. Unsecured loans accounted for less than 1% of total gross loans at December 31, 2024 and 2023.

At December 31, 2024, the Company’s loan portfolio included loans and loan commitments in 40 states. The following table sets forth the dispersion of loan principal balances and related commitments (undisbursed loan proceeds) for the states having at least five percent of the total loan principal balances and commitments outstanding:

(Dollars in thousands)	December 31, 2024
	Amounts	Percentage
Nevada	$220,595	24.37%
North Carolina	132,314	14.62%
Ohio	66,296	7.33%
California	57,580	6.36%
Illinois	55,385	6.12%
Indiana	51,562	5.70%
Virginia	48,986	5.41%
Texas	46,210	5.11%
Other	226,112	24.98%
Total Loan Commitments	$905,040	100.00%

Legal Contingencies

The Company is a party to various legal actions normally associated with collections of loans and other business activities of financial institutions, the aggregate effect of which, in Management’s opinion, would not have a material adverse effect on the Company’s financial statements. In the opinion of Management, such proceedings are substantially covered by insurance, and the ultimate disposition of such proceedings are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Executive Agreements

The Company has entered into agreements with its key employees stating that, in the event the Company terminates the employment of these officers without cause or upon change in control of the Company, the Company may be liable for the employees’ salary for a period of time as outlined in the agreements.

Other Commitments

During the second quarter of 2022 the Company entered into a Limited Partnership Agreement with a venture capital fund under which the Company has committed up to $2.0 million in capital contributions to the partnership.  The Company is a limited partner of the partnership with no controlling financial interests.  Capital contributions are expected to be made through 2027.  The Company had made capital contributions to the venture capital fund totaling $660 thousand and $360 thousand as of December 31, 2024 and 2023, respectively, with this balance included in other assets on the consolidated balance sheets.

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Note 11 - Related-Party Transactions

In the course of ordinary business, the Company has granted loans to officers, directors and their affiliates (“related parties”). The following table presents a summary of the loan activity to related parties:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Beginning Balance	$12,486	$12,092
Advances	6,399	865
Repayments	(1,248)	(471)
Ending Balance	$17,637	$12,486

Undisbursed loan commitments with related parties totaled $2.5 million and $1.8 million as of December 31, 2024 and 2023, respectively.

In April 2015, the Company entered into a sponsorship and program management agreement with BankCard Services, LLC (“BCS”) which was amended and restated in June 2022, and further amended and restated in May 2023.  Under this agreement, the Company issues prepaid debit cards through its memberships in the Discover, MasterCard, VISA, and various other networks and BCS serves as the program manager for the cards. In addition to card issuance, the Company provides settlement accounts and receives a percentage of BCS’s gross revenues as compensation for these services. The Company recognized $2 thousand and $243 thousand in revenue related to this arrangement during the years ended December 31, 2024 and 2023, respectively.

On June 26, 2024, the Company issued a press release announcing the completion of its acquisition of a 32.99% non-voting equity interest in BCS.  See Note 16 – Investment in BankCard Services LLC for more information.

Deposits from related parties in the normal course of business totaled $56.2 million and $54.0 million as of December 31, 2024 and 2023, respectively.

GBank leases its headquarters location, as well as two branch locations, from related parties.  Rent paid to related parties was $649 thousand during each of the years ended December 31, 2024 and 2023.  The future minimum payments to related parties are $649 thousand (2025), $649 thousand (2026), $669 thousand (2027), $738 thousand (2028), $738 thousand (2029), and $2.1 million thereafter.

Note 12 - Regulatory Capital Requirements

The Company is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.

On November 4, 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio (“CBLR”) framework, for qualifying community banking organizations, consistent with Section 201 of the Economic Growth, Regulatory Relief, and Consumer Protection Act. The final rule was effective on January 1, 2020 and allows qualifying community banking organizations to calculate a leverage ratio to measure capital adequacy. Banks opting into the CBLR framework are not required to calculate or report risk-based capital. The Company adopted the CBLR standards with its Call Report filed with the federal banking agencies for the quarter ended September 30, 2020.

Qualifying community banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than nine percent are considered to have satisfied the risk-based and leverage capital requirements in the agencies’ generally applicable capital rule. Additionally, such insured depository institutions are considered to have met the well-capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act.

F-35

The main components and requirements of the community bank leverage ratio framework are as follows:

·	Tier 1 Capital Leverage ratio greater than 9 percent
·	Less than $10 billion in average total consolidated assets
·	Off-balance-sheet exposures of 25 percent or less of total consolidated assets
·	Trading assets plus trading liabilities of 5 percent or less of total consolidated assets
·	Not an advanced approaches banking organization

As of December 31, 2024 and 2023, the Company and GBank were in compliance with the CBLR requirements.  The table below presents a summary of the main components and requirements of the CBLR:

(Dollars in thousands)	December 31, 2024	December 31, 2023
Bank Tier 1 Capital Leverage Ratio	12.90%	14.06%
Average Total Consolidated Assets	$1,076,785	$835,610
Off-Balance-Sheet Exposures	$38,762	$26,823
Ratio of Off-Balance-Sheet Exposures to Total Assets	3.47%	2.93%
Trading Assets	None	None
Advances Approaching Banking Organization	No	No

Additionally, State of Nevada banking regulations restrict distribution of the net assets of the Company.  These regulations require the sum of the Company’s stockholders’ equity and allowance for credit losses to be at least six percent of the average of the Company’s total daily deposit liabilities for the preceding sixty days. As a result of these regulations, $53.9 million and $42.5 million of the Company’s stockholders’ equity was restricted as of December 31, 2024 and 2023, respectively.

Note 13 - Fair Value Accounting

The Company uses a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2: Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

Level 3: Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer or broker-traded transactions. Level 3 valuations incorporate certain unobservable assumptions and projections in determining the fair value assigned to such assets.

There were no transfers between Levels 1, 2, and 3 during the years ended December 31, 2024 and 2023.

Assets Measured at Fair Value on a Recurring Basis

Securities Available for Sale - The fair value of investment securities classified as available for sale is measured using information from a third-party pricing service. The pricing service uses quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique, used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

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The table below presents the balance of financial assets measured at fair value on a recurring basis by level within the fair value hierarchy:

Fair Value Measurements at December 31, 2024 Using:
	Carrying	Quoted Prices In	Significant Other	Significant
(Dollars in thousands)	Value at December 31,	Active Markets	Observable Inputs	Unobservable Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Available-for-sale debt securities:
Residential mortgage-backed securities	$65,609	$-	$65,609	$-

Fair Value Measurements at December 31, 2023 Using:
	Carrying	Quoted Prices In	Significant Other	Significant
(Dollars in thousands)	Value at December 31,	Active Markets	Observable Inputs	Unobservable Inputs
	2023	(Level 1)	(Level 2)	(Level 3)
Assets:
Available-for-sale debt securities:
Residential mortgage-backed securities	$2,660	$-	$2,660	$-

Assets Measured at Fair Value on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on a recurring basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Individually Evaluated Loans, Net of Allowance for Credit Losses - Individually evaluated loans, net of allowance for credit losses, are valued based on the fair value of the loan’s collateral, generally determined based upon independent third-party appraisals of the properties. These loans are included as Level 3 fair values, based on the lowest level of input that is significant to the fair value measurements.

The table below presents the balance of financial assets measured at fair value on a nonrecurring basis by level within the fair value hierarchy:

Fair Value Measurements at December 31, 2024 Using:
	Carrying	Quoted Prices In	Significant Other	Significant
(Dollars in thousands)	Value at December 31,	Active Markets	Observable Inputs	Unobservable Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Individually evaluated loans	$11,102	$-	$-	$11,102

Fair Value Measurements at December 31, 2023 Using:
	Carrying	Quoted Prices In	Significant Other	Significant
(Dollars in thousands)	Value at December 31,	Active Markets	Observable Inputs	Unobservable Inputs
	2023	(Level 1)	(Level 2)	(Level 3)
Assets:
Individually evaluated loans	$2,184	$-	$-	$2,184

F-37

The following tables present additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine the fair value.

(Dollars in thousands)	Quantitative Information About Level 3 Fair Value Measurements
	Fair Value	Valuation	Unobservable		Weighted
December 31, 2024	Estimate	Technique	Input	Range	Average
Assets:
Individually evaluated loans	11,102	Appraisal (1)	Appraisal adjustments (2)	21%-59%	43%

(Dollars in thousands)	Quantitative Information About Level 3 Fair Value Measurements
	Fair Value	Valuation	Unobservable		Weighted
December 31, 2023	Estimate	Technique	Input	Range	Average
Assets:
Individually evaluated loans	2,184	Third-party appraisal (1)	Appraisal adjustments (2)	13%-13%	13%

(1)	Fair value is generally determined through independent appraisals which generally include various level 3 inputs that are not identifiable.
(2)

Appraisal amounts may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses.  The range of liquidation expenses and other adjustments are presented as a percent of the appraisal or financial statement book value.

Carrying amounts and estimated fair values of financial instruments were as follows:

		December 31, 2024		December 31, 2023
	Fair Value	Carrying	Estimated	Carrying	Estimated
(Dollars in thousands)	Hierarchy Level	Amount	Fair Value	Amount	Fair Value
Financial instruments - assets
Cash and due from banks	1	$9,262	$9,262	$5,227	$5,227
Interest-bearing deposits with other financial institutions	1	114,860	114,860	92,706	92,706
Investment securities available for sale	2	65,609	65,609	2,660	2,660
Investment securities held to maturity	2	40,569	40,392	97,719	96,403
Loans held for sale	3	32,649	33,930	91,576	92,586
Loans, net	3	806,844	812,674	585,058	580,772
Federal Home Loan Bank stock	2	4,652	4,652	3,222	3,222
Accrued interest receivable	3	7,184	7,184	5,587	5,587
Financial instruments - liabilities
Deposits	2	935,080	899,360	745,700	715,451
Short-term borrowings	2	-	-	30,000	30,000
Subordinated debt	2	26,088	24,830	26,013	25,884
Accrued interest payable	2	3,063	3,063	1,529	1,529

Note 14 – Equity Award Plans

The 2007 Long-Term Stock Option Plan.  The Company’s 2007 Long-Term Stock Option Plan (the “2007 Plan”) was for the benefit of organizers, directors, and key employees of the Company and all of its subsidiaries, including GBank. The 2007 Plan was authorized to issue up to 700,000 shares of Common Stock, of which 688,650 had been granted and 11,350 were unawarded and forfeited by plan expiration. Of the Common Stock shares granted, 578,650 had been issued, 94,000 had been cancelled and forfeited by plan expiration, and 16,000 are outstanding as of December 31, 2024. The 2007 Plan required that the exercise price be equal to the fair market value of the Company’s Common Stock at the date of grant. Currently granted and outstanding stock options have an exercise price of $1.50 per share. Generally, the options granted under the 2007 Plan had a five-year vesting at 20% per year with a ten-year life. The 2007 Plan contains a provision allowing the primary federal regulator to direct the institution to require plan participants to exercise or forfeit their stock rights if the institution’s capital falls below the minimum requirements as determined by its state or primary federal regulator. Stock rights are not transferable by participants. Due to the scheduled expiration of the 2007 Plan, no further grants will be made under said Plan. The Company also has the 2016 Incentive Plan (the “Incentive Plan”).

F-38

The 2016 Equity Incentive Plan. The Incentive Plan is intended to assist the Company in aligning the interests of the Company’s directors and employees with the interests of the shareholders. The Incentive Plan supplemented the 2007 Plan and continued the compensation policies and practices through the issuance of a wide scope of products and incentives. The Company, through the Incentive Plan has the ability to grant equity-based incentives to eligible participants through the issuance of long-term incentive compensation such as stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on, or related to, shares of the Common Stock (together with incentive stock options, collectively referred to as "Incentive Awards"). As approved by the shareholders at its 2021 and 2023 Annual Meetings, the maximum total number of shares available for Incentive Awards under the Incentive Plan is 1,000,000 shares of Common Stock, plus all shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or that expire or terminate prior to the exercise or vesting of the Incentive Awards in full, plus shares that are surrendered to the Company in connection with the exercise or vesting of Incentive Awards, whether previously owned or otherwise subject to such Incentive Awards. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company, shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.  As of December 31, 2024, the Company has granted 804,961 Incentive Awards under the Incentive Plan, of which 42,646 have been cancelled, 306,546 have been issued, and 455,769 are outstanding.

On October 25, 2022, and effective January 1, 2023, the members of the Boards for both the Company and GBank agreed to receive their respective compensation in the form of shares of Common Stock in lieu of cash payments with the price per share based on the closing price of the Common Stock as quoted on the OTCQX.  The Company granted 22,687 and 20,550 shares of Common Stock under the 2016 Equity Incentive Plan related to director compensation during the years ended December 31, 2024 and 2023, respectively.  Total expense relating to the grants to directors was $383 thousand and $347 thousand during the years ended December 31, 2024 and 2023, respectively.

On November 18, 2024, the Company granted 13,600 shares of Common Stock under the 2016 Equity Incentive Plan to certain employees in recognition of their service to the Company.  Total expense relating to the employee grant was $367 thousand during the year ended December 31, 2024.

The following table presents the number of options that have been granted, exercised, cancelled, or forfeited over the life of the 2007 Plan and the total awards outstanding:

Activity As of
December 31, 2024
Awards granted	688,650
Exercises	(578,650)
Cancellations / forfeitures	(94,000)
Awards outstanding	16,000

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The following table presents the number of Incentive Awards that have been granted, exercised, cancelled, or forfeited over the life of the Incentive Plan, as well as activity within the Incentive Plan:

	December 31, 2024	December 31, 2023
Outstanding, beginning of year	382,070	201,900
Awards granted	184,021	232,700
Vested	(110,322)	(52,530)
Cancellations / forfeitures	-	-
Outstanding, end of year	455,769	382,070

December 31, 2024
Total shares available for grant under the Equity Plan	1,000,000
Awards granted	(804,961)
Cancellations / forfeitures	42,646
Remaining shares available for grant	237,685

The following table presents a summary of stock option activity under both the 2016 Plan and Incentive Plan for the year ended December 31, 2024.

			Weighted Average
		Weighted Average	Remaining	Aggregate
		Exercise Price	Contractual Term	Intrinsic Value
	Options	Per Share	(Years)	($000)
Outstanding at January 1, 2024	263,875	$7.70	6.1	$3,710
Granted	40,000	20.31
Exercised	(82,875)	1.50
Cancelled/Forfeited	-	0.00
Expired	-	0.00
Outstanding at December 31, 2024	221,000	$12.31	7.8	$9,724

Vested and exercisable at December 31, 2024	69,000	$8.94	6.2	$3,036

Stock options exercised were 82,875 and 3,000 in 2024 and 2023, respectively.

The following table presents information about stock options exercised for the years ended December 31, 2024 and 2023.

(Dollars in thousands)	2024	2023
Total intrinsic value of options exercised	$1,562	$37
Cash received from options exercised	$124	$4
Tax deduction realized from options exercised	$329	$-

During the second quarter of 2022, the Company approved a Stock Option Loan program (the “Program”).  Current employees and directors of the Company or GBank having vested stock options are eligible to participate.  Under this program, the Company makes a secured loan to the option holder, who then uses the proceeds of that loan to pay the exercise price of the stock options. The collateral for the loan is the shares that the option holder obtains upon exercise of the option using the loan proceeds, and the option holder enters into a pledge agreement in that regard.  In addition, the stock option loans are 100% recourse to the borrowers.  Option holders must use the proceeds of the stock option loan to exercise the options before the expiration date and thereby acquire the underlying common stock.

F-40

The stock option loans have a term of nine years with an option to extend for an additional one-year term.  The stock option loans have annual interest-only payments for the duration of the note term, with the principal amount being due in full (to the extent not paid in full by that time) at maturity.  The stock option loans have a fixed interest rate equal to the most recent IRS Applicable Federal Rate for the term of the loan.  Borrowers may prepay principal on the stock option loans at any time without penalty.  In addition, if the participant terminates employment with the Company or GBank while the loan is outstanding for any reason (other than disability or retirement), the Company has the right to repurchase the stock acquired through the stock option loan at a price equal to the daily volume weighted average price per share of the Company’s common stock on the OTCQX for the twenty most recent trading days, ending on and including the business day immediately before the repurchase date.  The balance of stock option loans outstanding was $552 thousand as of both December 31, 2024 and 2023.

There were 107,734 and 147,150 shares of restricted stock granted to employees and directors under the Incentive Plan during the years ended December 31, 2024 and 2023, respectively.  Generally, shares granted under the plan in 2024 and 2023 vest over a period of three years, beginning on the first anniversary following the award date.  Shares granted under the plan prior to 2023 vest over a period of five years, beginning on the first anniversary following the award date.

The Company recognizes compensation expense resulting from the award of the restricted shares based on the grant date fair value of the award.  The grant date fair value of the awards granted during 2024 was $21.95 and $13.50 for awards granted during 2023. The compensation expense is recognized ratably over the vesting period of the award. The Company recognizes forfeitures in the period in which the forfeiture occurs.

The following table presents compensation expense and related tax benefits for restricted stock awards recognized on the consolidated statements of income.

(Dollars in thousands)	2024	2023
Compensation expense	$1,934	$746
Tax benefit	(406)	(157)
Net income effect	$1,528	$589

The following table presents information regarding non-vested restricted stock as of December 31, 2024.

		Weighted Average
		Grant Date
	Shares	Fair Value
Non-vested at January 1, 2024	217,070	$11.94
Vested	(74,035)	11.69
Cancelled/Forfeited	-	0.00
Granted	107,734	21.95
Non-vested at December 31, 2024	250,769	$16.32

As of December 31, 2024, there was $4.1 million of total unrecognized compensation cost associated with nonvested restricted stock awards. The remaining cost is expected to be recognized over a weighted average period of 28 months.

F-41

The following table presents information regarding the non-vested stock option awards as of December 31, 2024.

		Weighted Average
		Exercise Price
	Options	Per Share
Non-vested at January 1, 2024	145,000	$11.50
Vested	(33,000)	-
Cancelled/Forfeited	-	0.00
Granted	40,000	20.31
Non-vested at December 31, 2024	152,000	$13.84

As of December 31, 2024, there was $550 thousand of total unrecognized compensation cost associated with nonvested stock option awards. The remaining cost is expected to be recognized over a weighted average period of 43 months.

Note 15 - Employee Benefit Plans

401(k) plan: The Company has a qualified 401(k) employee benefit plan (“EBP”) that covers substantially all full-time employees. Participants can defer up to 96% of their annual compensation in accordance with statutory limits. Additionally, the Company can make a discretionary contribution to the EBP on an annual basis. For the years ended December 31, 2024 and 2023, the Company contributed $618 thousand and $602 thousand, respectively, to the EBP, which are included in noninterest expense on the consolidated statements of income.

Effective January 1, 2017, the Company elected a Safe Harbor matching contribution wherein the Company matches 100% of the first 4% of employee contributions.

Deferred incentive compensation plan: On December 15, 2016, the Company adopted an unfunded nonqualified deferred incentive compensation plan (the “Plan”) primarily to provide supplemental retirement benefits and incentive compensation for selected employees. The Company contributes to the Plan in the amounts determined according to the terms of each participant’s agreement. Each participant shall vest in an amount of one-third of each contribution each Plan year until age 65 then all contributions will be fully vested at inception. Each year, contributions and deferrals are to be distributed for each of the three immediately preceding years, plus related interest. The accrued liability for the Plan is included in other liabilities on the consolidated balance sheets and totaled $4.4 million as of December 31, 2024 and $3.6 million as of December 31, 2023.  The expense related to the plan was $75 thousand in 2024 and $37 thousand in 2023 and is included as a component of noninterest expense on the consolidated statements of income.

Note 16 – Investment in BankCard Services, LLC

On December 14, 2023, the Company issued a press release announcing the execution of a definitive merger agreement whereby GBank will acquire BankCard Services, LLC (“BCS”) in an all-stock transaction. When completed, BCS will operate as a subsidiary of GBank, further enhancing its Gaming FinTech products. BCS patented Pooled Player (PPA™) and Pooled Consumer (PCA™) Programs shall expand cashless payment solutions to a growing network of gaming and payments partners and financial institutions.

On May 28, 2024, the Company issued a press release announcing the restructuring of the BCS transaction, and on June 26, 2024, the Company announced the completion of its acquisition of a 32.99% non-voting equity interest in BCS. This acquisition was completed by exchanging 231,508 shares of restricted, non-voting GBFH common stock for 143,371 shares of non-voting BCS common stock. The GBFH non-voting stock must be held by BCS for a minimum of one year and can only be converted into voting shares upon a disposition by BCS, in accordance with applicable Federal Reserve regulations.

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Note 17 – Private Placement Offering

On October 16, 2024, the Company completed a private placement offering whereby 1,081,081 shares of common stock were sold to certain investors for an aggregate purchase price of $20 million, equivalent to $18.50 per share.  After deducting offering related expenses, net proceeds to the Company were $19.3 million.

Note 18 – Condensed Financial Statements of Parent Company

Information relating to the parent company’s condensed balance sheets and the related condensed statements of income and cash flows are presented below:

(Dollars in thousands)
ASSETS	December 31, 2024	December 31, 2023
Cash and cash equivalents	$25,772	$7,157
Investment in subsidiary	137,632	117,265
Other assets	4,241	488
Total Assets	$167,645	$124,910

LIABILITIES AND STOCKHOLDERS' EQUITY
Subordinated debt	$26,088	$26,013
Other liabilities	857	470
Stockholders' equity	140,700	98,427
Total Liabilities and Stockholders' Equity	$167,645	$124,910

(Dollars in thousands)	Years Ended December 31,
INCOME	2024	2023
Dividends from subsidiaries	$-	$-
Other income	14	14
Total interest income	14	14

EXPENSES
Interest on subordinated debt	$1,142	$1,142
Other expenses	3,182	1,438
Total expenses	4,324	2,580
(Loss) income before income tax and equity in undistributed earnings of subsidiary	(4,310)	(2,566)
Income tax benefit	1,524	727
Equity in undistributed earnings of subsidiary	21,422	12,759
Net income	$18,636	$10,920

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	Years Ended December 31,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$18,636	$10,920
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in undistributed earnings of subsidiary	(21,422)	(12,759)
Stock compensation expense	1,934	746
Amortization of subordinated debt issuance costs	75	74
Net change in deferred income taxes	151	511
Net change in other assets	(155)	41
Net change in other liabilities	235	167
Net cash used in operating activities	(546)	(300)

Cash flows from investing activities:
Investment in equity securities	(300)	(60)
Investment in subsidiary	-	(2,000)
Net cash used in investing activities	(300)	(2,060)

Cash flows from financing activities:
Repayment of stock option loans and other	-	3
Net proceeds from private placement offering	19,337	-
Net proceeds from restricted stock award and option exercises	124	4
Net cash provided by financing activities	19,461	7

Net increase (decrease) in cash and cash equivalents	18,615	(2,353)

Cash and cash equivalents:
Beginning of year	$7,157	$9,510

End of year	$25,772	$7,157

Supplemental schedule of noncash investing and financing activities
Investment in BCS	3,299	-

F-44

BUSINESS

General

We are a bank holding company that conducts business through its wholly owned subsidiary, GBank, collectively referred to as “our,” “us,” or “we.” GBank is a Nevada state-chartered bank, with deposits insured by the FDIC. Founded in 2007, we operate two full-service commercial branches in Las Vegas, Nevada, with primary lending activities focused on its National SBA business and on engaging clients in Nevada, California, Utah, and Arizona within its Commercial Banking business. We have key businesses in three prominent products: Government Guaranteed Lending, Gaming FinTech, and Commercial Banking.

As the result of a reorganization approved by stockholders in 2017, GBank became our wholly owned subsidiary. GBank’s deposits are insured up to the applicable limits by the FDIC. Our administrative headquarters is located at 9115 West Russell Road, Suite 110, Las Vegas, Nevada 89148.

GBank provides general commercial banking services with an emphasis on serving the needs of small- and medium-sized businesses, high net worth individuals, professionals, and investors. GBank offers a full complement of consumer deposit products and is focused on delivering a premium level of service. GBank is committed to fulfilling our responsibilities under the Community Reinvestment Act in assessing and attempting to meet the credit needs of all members of the communities it serves.

We derive our revenue from interest on loans, interest on investments, various fees and service charges, loan servicing, and gains on loan sales at GBank level.  GBank offers a full range of deposit and loan products for businesses including remote deposit capture, online banking, commercial real estate loans, commercial lines of credit, and government guaranteed loans. The products offered by GBank are highly commoditized. However, GBank focuses on delivering their products with a premium level of service from what we believe to be the highest quality team members in the industry. Although GBank’s products are competitively priced, GBank does not claim to have the least expensive products. Examples of the high value service offered by GBank are: (i) loan decisions within days of an initial request that includes the applicable information to evaluate, and (ii) house calls by GBank’s business bankers to open deposit accounts at our clients’ offices, without requiring the client to come into the business banking center. This level of service is more costly to deliver and thus GBank may not always be the low-cost provider, however, we believe that GBank provides this level of service that will allow for a higher level of revenue and significantly better margins than industry averages.

Our Management evaluates our services on an ongoing basis and will add or delete services based upon the needs of our customers, competitive factors, and our financial and other capabilities. Future services may also be significantly influenced by improvements and developments in technology and evolving state and federal laws and regulations.

We had 169 full-time equivalent employees as of December 31, 2024, the majority of which are employed by GBank.

As of December 31, 2024, we had total assets of $1.122 billion of which $815.9 million were loans. We also had $935.1 million in deposits. GBank’s Tier 1 Capital Leverage Ratio was 12.90% as of December 31, 2024.

We have experienced tremendous success for the past five years. Fueled by strong relationships with business owners, organizational leaders, and professionals in our primary markets, we grew net income by 296% to $18.6 million in 2024, up from $4.7 million in 2018. Further, we grew total assets by 371% to $1.122 billion as of December 31, 2024, up from $238.4 million as of December 31, 2018.

Our secret to long-term success and consistent double-digit growth is simple: our fostering of strong banking relationships. The best indicators of growing relationships are demand deposits and business accounts. From the five-year period beginning at year-end 2018 and through the end of 2023, our total deposits grew 367% to $935.1 million. As of December 31, 2024, noninterest-bearing demand deposits represented 26% of total deposits at GBank, which is much higher than the industry average. These results were achieved through an intentional focus on relationship banking aimed at partnering with the market’s highest caliber businesses, investors, and professionals.

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Developing strong banking relationships has resulted in new opportunities for high-quality loans. Customers who have business credit needs contact us as lending needs arise. In 2024, growing the loan portfolio with an acceptable risk profile remained our greatest opportunity to improve earnings. For the year ending December 31, 2024, net loans (inclusive of loan loss reserves and loans held for sale) grew by 24% to $839.5 million.

We have recruited and pride ourselves on an exceptional team of business bankers and relationship managers that recognize the value of demand deposits and loans and remain dedicated to growing each of those components. Our strong financial performance is due to the superior effort and skill demonstrated by our team of dedicated professionals on a daily basis.

Our focus remains relentlessly aimed at increasing intrinsic value. Increases to our intrinsic value are driven by our ability to earn a high return on equity (“ROAE”), retain those earnings, and reinvest them into the business at a high ROAE. Our ROAE for the fourth quarter of 2024 of 15.13% placed us in the top 10 percentile compared to all publicly traded banks in the U.S. with assets under $1.0 billion (Source: S&P Global). Attributes that will help in our goal of creating additional intrinsic value include: (i) our strong board of directors complimented with GBank’s board of directors; (ii) our experienced executive management team; (iii) our expertise in profitable niche businesses; and (iv) growing and prosperous market areas.

The foundation of our continued success is our people and our culture. We define our culture with a Vision, Purpose, Values, and Goals.

Our Vision: We believe we are the best community business bank and SBA lender in the United States. We deliver on this vision as a result of the highest quality people and service. Business owners, organizational leaders, and professionals desire us and our services because of our reputation.

Our Purpose: To provide a catalyst for growth and prosperity for our business clients and community markets.

Our Values: Positive Attitude, Integrity, Empowerment, Excellence, Respect, and Accountability.

Our Long-Term Goals: $2 billion in assets by the end of 2027. Consistently earn an after-tax ROAA of 1.80% and after-tax ROAE of greater than 15%.

In 2024, we achieved very strong ROAA and ROAE ratios compared to most banks of similar size. However, we recognize that we still have work to do in order to achieve our long-term targets. The good news for our stockholders is that our team is very focused on making those goals a reality.

As of December 31, 2024, we had total assets of $1.122 billion comprised primarily of $839.5 million of loans (net of loan loss reserves and including loans held for sale). We also had $935.1 million in interest-bearing and noninterest-bearing deposits. GBank’s Tier 1 Capital Leverage Ratio was 12.90% as of December 31, 2024. Net income was $18.6 million for the year ended December 31, 2024, resulting in an ROAA and ROAE of 1.85% and 16.14%, respectively.

GBank operates two full-service commercial branches in Las Vegas, Nevada, with primary lending activities focused on engaging clients in Nevada, California, Utah, and Arizona. The basis for this approach is that we are extremely knowledgeable of the local economies, local real estate values, and local clients. In addition, through GBank, we have key businesses in three prominent products: Government Guaranteed Lending, Gaming FinTech, and commercial banking. See sections “Lending Risk Management and Government Guaranteed Lending,” “GBank Gaming/FinTech Products,” and “Credit Cards” below for additional information.

Lending Risk Management and Government Guaranteed Lending

As part of ongoing initiatives to improve performance through strategic business lines that promote generation of non-interest revenue, GBank began issuing government guaranteed loans in May 2015. GBank’s first SBA 7(a) loan closed in June 2015. GBank received its designation as a lender under the SBA Preferred Lender Program (“PLP”) in October 2015. GBank’s government guaranteed lending program subsequently originated total loan commitments of over $25 million during 2015. Significant cumulative government guaranteed origination volume, and the dates accomplished, include:

Cumulative Loan Origination Amounts	Date Accomplished
$25 million	December 2015
$100 million	May 2017
$250 million	August 2018
$500 million	June 2020
$1 billion	June 2022
$1.75 billion	June 2024

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As we continue to increase our growth opportunities within all of the business banking services, we have determined the appropriate need to expand GBank to include service areas to include all of the States of Nevada, California, Utah, and Arizona, and to expanded GBank’s SBA Lending business to include all of the United States. Growth within these geographic areas will be supported through GBank’s investment in personnel, systems, and key expansions through the development of Loan Production Offices.

Moreover, GBank will continue to expand its national business lines for government guaranteed lending, and will focus on building knowledge, experience, and underwriting expertise within certain industry and collateral types. The government guaranteed products have experienced success through the focus on the national business line for the Hospitality Industry.

Risks within GBank’s Government Guaranteed Lending products are managed within an established comprehensive framework. Our board of directors adopted appropriate policy thresholds and sub limits to manage our concentration exposures. Regulatory Commercial Real Estate (“CRE”) limits, which include Non-Owner Occupied CRE, Multifamily and Acquisition, Development & Construction (“ADC”) loans outstanding, have been set to 375% of Unimpaired Capital and Surplus (“UCS”) and a sublimit for ADC loans outstanding has been established at 100% of Bank UCS. Other loan concentration thresholds established include:

Loan Product	Outstandings as % of Bank UCS
Owner Occupied CRE	400%
Regulatory CRE	375%
Commercial & Industrial	250%
1-4 Residential (loans only)	200%
Total RE Loans (all product types)	580%
Out-of-Territory[1]	250%
SBA/USDA Unguaranteed	250%
Unguaranteed by NAICS[2]	250%

1 - Includes conventional commercial loans [not including SBA 7(a) or USDA loans] outside of the states of Nevada, California, Arizona, and Utah.

2 - North American Industry Classification System; Note: Concentration limits are net of SBA and/or USDA guaranteed portions, when applicable.

The following summary data, as of December 31, 2024, reflects loan portfolio concentration levels in comparison to related policy limits:

Loan Concentration Category	Loan Balance (dollars in thousands)	Percent of Bank UCS	Policy Maximum
Owner Occupied CRE	$48,579	54%	400%
Regulatory CRE	$468,065	331%	375%
Commercial & Industrial	$60,691	41%	250%
1-4 Residential (loans only)	$10,173	7%	200%
Total RE Loans (all product types)	$556,816	379%	580%
Out-of-Territory	$89,138	61%	250%
SBA/USDA Unguaranteed	$308,371	210%	250%
Unguaranteed by NAICS - Hospitality	$384,221	270%	250%
Pari Passu	$96,204	66%	100%
Credit Card	$1,797	1%	65%

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GBank focuses its non-government guaranteed lending efforts within its defined strategic area of Nevada, Arizona, California and Utah. The basis for this approach is that our Board, GBank’s Board and Management are highly knowledgeable of the local economy, local real estate values, and local borrowers. As GBank’s policies are applied to our lending efforts, a loan is considered to be local if the collateral is in the designated geographical area or the borrower is a local business or individual.

It is noted that we have extensive lending experience within our key industries as well as strong geographic knowledge for the States of Nevada, Arizona, California, and Utah. The origination of loans outside of our immediate geographic area is intended to provide for diversification of the loan portfolio, which we believe to be a tenet of safe and sound banking practices.

As to these national lending opportunities, GBank may have less direct onsite knowledge. Specifically, we consider loans outside of the geographic areas to potentially carry additional risk and, as such, provide a comprehensive out-of-territory lending report to our board of directors no less than semi-annually.

Prior to approving an out-of-territory loan, each loan is subjected to the same underwriting standards as used for any similar local loan. In addition, the loan officer proposing the loan will perform a preliminary assessment of the general economic conditions where the collateral or borrower is located. This assessment is informal and is to be used as a basis for decisions to accept a loan for underwriting. During the underwriting phase, a more formal assessment is made and is typically contained in the collateral appraisal reports. Loans will also be evaluated for eligibility in the government guaranteed programs offered by the SBA and USDA. Preference is given to these loans since the sale of the guaranteed portions generates significant profitability as well as serves as an effective risk mitigant for us. Management monitor the local economies where the out-of-territory collateral or borrower is located.

As of December 31, 2024, GBank had, inclusive of its national Government Guaranteed Lending and Commercial Banking business lines, loan assets with borrowers or collateral in a total of 40 states. The top three states by level of exposure, as measured by total loan commitments, are as follows:

State	Total Loan Commitments (000’s)	Percent of Total Loan Commitments	Percent of Bank UCS
Nevada	$220,595	24%	150%
North Carolina	132,314	15%	90%
Illinois	66,296	7%	45%

Concentration risk management also incorporates a review of loan exposures to any single industry as aggregated by NAICS subsectors. Total aggregate exposure, as measured by current loan balances to any NAICS subsector and net of government guaranteed balances, are limited by policy to 250% of Bank UCS. As of December 31, 2024, GBank’s largest NAICS Subsector exposure was within the Hospitality (Hotel/Motel) industry at approximately $384.2 million or 270% of Bank UCS and the second largest exposure was within the Real Estate Rental and Leasing industry at approximately $98.7 million or 68% of Bank UCS.

GBank monitors all loan concentrations on at least a quarterly basis. GBank has utilized enhanced risk management from our inception and will continue to do so. Our risk management framework is designed to effectively identify, monitor, and control our loan concentration risks. GBank believes that an effective risk management process includes the following key elements:

•	Board & Executive Management Team oversight
•	portfolio management
•	market analysis
•	credit underwriting
•	management information systems
•	credit risk review
•	portfolio stress testing
•	industry specific risk flag monitoring

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GBank performs stress testing, no less than annually, for all of its real estate loan portfolio. The purpose of GBank’s portfolio stress testing is to ensure that inherent risks are mitigated through adequate capital planning and ACL methodology. With GBank’s real estate stress testing methodology, four variables are shocked and reviewed for potential impact on our overall risk position. These four variables include:

•	Loan-to-value
•	Debt service coverage ratio
•	Capitalization rates (as applicable)
•	Net operating income (as applicable)

The results from these stressed variables are then analyzed to determine the effect on GBank’s earnings, capital ratios, and asset quality metrics. The complete results and underlying assumptions from the real estate stress test are reviewed in detail and approved by GBank’s board of directors.

Commitment to this risk management strategy is reflected throughout GBank’s loan policies. Our board of directors along with GBank’s board of directors along with the Executive Management Team believe that maintaining this process will assist in our goal of having an enhanced risk management program in place that grows in sophistication and effectiveness as the loan portfolio grows.

Most importantly, capital adequacy is measured on a continual basis and is commensurate with the level and nature of risks reflected within GBank’s loan portfolio, including applicable loan concentrations. GBank has created policies and a risk management framework which ensure that sufficient capital and adequate ACL reserves to buffer against unexpected losses will always be in place.

GBank Gaming/Fintech Operations

Prepaid Debit Cards

On April 14, 2015, the Bank entered into a Sponsorship and Program Management Agreement Bankcard Services, LLC (“BCS”), which agreement was subject to several amendments, then Amended and Restated on June 23, 2022 and replaced in full with that certain Second Amended and Restated Sponsorship Agreement on May 17, 2023 along with a First Amendment effective as of June 1, 2023 and Second Amendment effective March 1, 2025 (collectively, the “Sponsorship Agreement”).  The Sponsorship Agreement enables the Bank to serve as the issuing bank for Visa, MasterCard, or Discover Network Prepaid Debit Cards (“PDC”) to fund digital apps and consumer retail activities. An issued PDC permits cardholders to move funds electronically to and from digital app providers. In connection with these activities, the Bank and BCS contracted with Sightline Interactive LLC’s Loyalty Card Plus™ Program and have entered several key contractual arrangements with Discover, Mastercard and Visa (the Network Providers), BCS/Sightline (the Program Managers), i2c (the Issuing Processor), and Worldpay (formerly Vantiv, the Merchant Acquirer).

Electronic Prepaid Access Programs

BCS is in the business of providing program manager services for its electronic prepaid access programs (the “BCS Services”) offered through banks in the United States, including the Bank. BCS offers Pooled Player Account™ and Pooled Consumer Account™ prepaid access programs (collectively, the “Prepaid Programs”) to gaming and consumer digital wallet/app providers under the terms and conditions of the Sponsorship Agreement and its ongoing relationship with the Bank. The Prepaid Programs provide consumer protection to the operator’s users.  A user opens a subledger deposit account with the Bank through the operator’s app and offers full consumer protection that includes, among others, the Federal Reserve’s Regulation E, bankruptcy, and FDIC insurance. The ledger accounts are reconciled, settled, and distributed by the Bank and a digital representation of the account holder’s balance is maintained on the operator’s wallet/user application.

For the Prepaid Programs and being granted the rights provided for in the Sponsorship Agreement, the Bank acts as the sponsor, maintaining full oversight and control over those programs. The Prepaid Programs include the BCS Services which grant the Bank use and access to BCS’ proprietary Player and Consumer Information Management System (“PIMS/CIMS™”).  Without the Sponsorship Agreement, the Bank’s ability to offer and/or participate in products like the Prepaid Programs would require the Company to incur significant start-up and ongoing costs and expenses. The Prepaid Programs are offered, managed and operated in accordance with the terms of the Sponsorship Agreement, including obtaining all of the BCS Services.

The Bank’s Gaming FinTech activities are reliant upon its Sponsorship Agreement to receive the BCS Services as discussed above. Four (4) directors of the Company (Messrs. Edward and Todd Nigro, Finley and Sklar) as well as three (3) directors of the Bank (Messrs. Herbst and Nelson and Ms. Lowe) have an ownership interest in BCS along with certain of the Company’s shareholders. The Executive Chairman of the Company and the Bank along with certain directors of the Company and the Bank have extensive experience in licensed gaming operator entities. The Sponsorship Agreement, as well as all prior amendment, restatements, modifications, and addendums, has been approved by the Gaming/Fintech Committee. The directors of the Company and the Bank do not serve on this Committee, but rather is comprised entirely of members that do not have an ownership in BCS. The Gaming/Fintech Committee determines whether the terms and conditions of any agreements, including any transactions with BCS, are fair and reasonable to the Bank. Additionally, the Gaming FinTech Committee provides ongoing monitoring of Gaming FinTech activities to ensure compliance with all relevant laws and regulations.

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Credit Cards

GBank launched its Visa Signature® Card during the second quarter of 2023. The Bank, through its eight years of experience in issuing over one million Play Plus General Purpose Reloadable Prepaid Cards for funding digital gaming wallet/apps, recognized a significant customer impact when several major credit cards changed the merchant code for funding these GPR prepaid cards and gaming wallet/apps to a “Gaming Transaction” code. Prepaid cards and consumer wallet/app funding sources include “ACH”, non-Bank payments entities (PayPal, Venmo, etc.), cash, prepaid cards, and credit cards, among other sources. The Bank was in a unique position to recognize the consumer benefit to authorizing the GBank Signature Card Gaming Merchant Code and the additional consumer protections provided by credit card regulations.

Additionally, the consumer’s digital gaming wallet/app funding activity is not typically eligible for cash-back or other credit card usage rewards. GBank’s Visa Signature® Card is unique in that it provides a fast, reliable, and rewarding payment method for this customer by providing 1% cash rewards on funding digital gaming wallet/apps and 2% cash reward on all other purchases. The Bank is uniquely positioned in this space as the Bank’s existing prepaid card grogram customers serve as a strong, low-cost customer base for promoting the Bank’s credit card products.

Employees

As of December 31, 2024, the Company had one (1) employee, our Executive Chairman, Mr. Nigro and GBank had 168 full-time employees and one part-time employee. The majority of the services provided to the Company are from employees of GBank. Effective January 1, 2018, the Company and Bank entered into a Service Advisory Agreement (the “Advisory Agreement”) whereby GBank provides advisory and operational services in general management, accounting, taxation, finance, administration, and risk management to the Company. Under the terms of the Advisory Agreement and for services provided therein, the Company pays GBank $10 thousand per month. The Advisory Agreement further specifies that the Company will pay GBank separately for costs associated with any special projects completed by GBank for the Company. These projects may include outside services performed by independent Certified Public Accountants in connection with annual audits, tax returns and other specific services performed for the benefit of the Company; and other projects, involving third party consultants, contractors or vendors specifically performed within the scope of this agreement, which are for the benefit of the Company.

Government Regulation

We are subject to extensive regulation in connection with our activities and operations. The framework under which we are supervised and examined is complex. This framework includes federal and state laws, regulations, policy statements, guidance, and other interpretative materials that define the obligations and requirements for financial institutions.

Regulations of banks and their holding companies are subject to continual revision, through legislative changes, regulatory revisions, and the evolving supervisory objectives of federal and state banking agency examiners and supervisory staff. It is not possible to predict the content or timing of changes to the laws and regulations that may impact our business. Any changes to the regulatory framework applicable to us could have a material adverse impact on our operations.

We are not a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”) nor are we required to file reports with the SEC and otherwise comply with federal securities laws. Our Common Stock is listed on the OTCQX under the trading symbol “GBFH,” and we follow all rules and regulations required by this exchange that are adopted from time to time.  In connection with the effectiveness of the registration statement, we will commence to file periodic reports under the Exchange Act.

The following discussion is not intended to be a complete description of all the activities regulated by U.S. banking laws and regulations or of the impact of such laws and regulations on us. Rather, it is intended to briefly summarize the legal and regulatory framework in which we operate and describes certain legal requirements that impact our business and operations. The information set forth below is subject to change.

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Federal and State Bank Holding Company Regulation

General. We are a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), due to our ownership of and control over GBank. As a bank holding company, we are subject to regulation, supervision, and examination by the Federal Reserve. Further, we (as a bank holding company of GBank) are also subject to regulation, supervision, and examination by the Nevada Financial Institutions Division (“NFID”). In general, the BHCA limits the business of a bank holding company to owning or controlling banks and engaging in or retaining or acquiring shares in a company engaged in, other activities closely related to the business of banking. In addition, we must also file reports with, and provide additional information to, the Federal Reserve.

Holding Company Bank Ownership. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

Holding Company Control of Non-banks. With some exceptions, the BHCA prohibits a bank holding company from acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities that, by federal statute, agency regulation, or order, have been identified as activities closely related to the business of banking or managing or controlling banks.

Transactions with Affiliates. Bank subsidiaries of a bank holding company are subject to restrictions imposed by the Federal Reserve Act on extensions of credit to the holding company or its subsidiaries, on investments in securities, and on the use of securities as collateral for loans to any borrower. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) further extends the definition of an “affiliate” and treats credit exposure arising from derivative transactions, securities lending, and borrowing transactions as covered transactions under the regulations. It also (i) expands the scope of covered transactions required to be collateralized; (ii) requires collateral to be maintained at all times for covered transactions required to be collateralized; and (iii) places limits on acceptable collateral. These regulations and restrictions may limit our ability to obtain funds from GBank for our cash needs, including funds for payments of dividends, interest, and operational expenses.

Tying Arrangements. We are also prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale, or lease of property, or furnishing of services. For example, with certain exceptions, we may not condition an extension of credit to a customer on either (i) a requirement that the customer obtain additional services provided by us; or (ii) an agreement by the customer to refrain from obtaining other services from a competitor.

Support of Bank Subsidiaries. Under Federal Reserve policy and the Dodd-Frank Act, we are required to act as a source of financial and managerial strength to GBank. This means that we are required to commit, as necessary, capital and resources to support GBank, including at times when we may not be in a financial position to provide such resources or when it may not be in best interests of us or our stockholders. Any capital loans a bank holding company makes to its bank subsidiaries are subordinate to deposits and to certain other indebtedness of GBank subsidiaries.

State Law Restrictions under Corporate Law. As a Nevada corporation, we are subject to certain limitations and restrictions under applicable Nevada corporate law. For example, Nevada corporate law includes limitations and restrictions relating to indemnification of directors, distributions to stockholders, transactions involving directors, officers, or interested stockholders, maintenance of books, records, and minutes, and observance of certain corporate formalities and certain statutes. See “Nevada State Law Considerations.”

Bank Merger Act

Section 18(c) of the Federal Deposit Insurance Act, popularly known as the “Bank Merger Act,” requires the prior written approval of appropriate federal bank regulatory agencies before any bank may (i) merge or consolidate with, (ii) purchase or otherwise acquire the assets of, or (iii) assume the deposit liabilities of, another bank if the resulting institution is to be a state nonmember bank.

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The Bank Merger Act prohibits the applicable federal bank regulatory agency from approving any proposed merger transaction that would result in a monopoly or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the Bank Merger Act prohibits the applicable federal bank regulatory agency from approving a proposed merger transaction whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade. An exception may be made in the case of a merger transaction whose effect would be to substantially lessen competition, tend to create a monopoly, or otherwise restrain trade, if the applicable federal bank regulatory agency finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

In every proposed merger transaction, the applicable federal bank regulatory agency must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served, and the effectiveness of each insured depository institution involved in the proposed merger transaction in combating money-laundering activities, including in overseas branches.

Federal and State Regulation of GBank

General. As a bank holding company, we are subject to the supervision of the FRB, which is our primary federal regulator. Deposits in GBank are insured by the FDIC. GBank is subject to primary supervision, periodic examination, and regulation of the FDIC and the NFID. These agencies have the authority to prohibit GBank from engaging in what they believe constitute unsafe or unsound banking practices. The federal laws that apply to GBank regulate, among other things, the scope of its business, its investments, its reserves against deposits, the timing of the availability of deposited funds, and the nature and amount of collateral for loans. Federal laws also regulate community reinvestment and insider credit transactions and impose safety and soundness standards. In addition to federal law and the laws of the State of Nevada, GBank is also subject to the various laws and regulations governing its activities in the State of Nevada as well as other jurisdictions where GBank or affiliates conduct business.

Consumer Protection. GBank is subject to a variety of federal and state consumer protection laws and regulations that govern its relationships and interactions with consumers, including laws and regulations that impose certain disclosure requirements and that govern the manner in which GBank takes deposits, makes and collects loans, and provides other services. In recent years, examination and enforcement by federal and state banking agencies for compliance with consumer protection laws and regulations have increased and become more intense. Failure to comply with these laws and regulations may subject GBank to various penalties, including but not limited to enforcement actions, injunctions, fines, civil monetary penalties, criminal penalties, punitive damages, and the loss of certain contractual rights. GBank has established a comprehensive compliance system to ensure consumer protection.

Community Reinvestment. The Community Reinvestment Act of 1977 (“CRA”) requires that, in connection with examinations of financial institutions within their jurisdictions, federal bank regulators evaluate the record of financial institutions in meeting the credit needs of their local communities, including low and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. A bank’s community reinvestment record is also considered by the applicable banking agencies in evaluating mergers, acquisitions, and applications to open a branch or facility. In some cases, a bank’s failure to comply with the CRA, or CRA protests filed by interested parties during applicable comment periods, can result in the denial or delay of such transactions. GBank received a “satisfactory” rating in its most recent CRA examination dated as of March 28, 2022. In May 2022, federal bank regulators released a notice of proposed rulemaking to “strengthen and modernize” CRA regulations and the related regulatory framework. Future changes in the evaluation process or requirements under CRA could impact GBank’s costs of compliance and rating.

Insider Credit Transactions. Banks are subject to certain restrictions on extensions of credit to executive officers, directors, principal stockholders, and their related interests. These extensions of credit (i) must be made on substantially the same terms (including interest rates and collateral) and follow credit underwriting procedures that are at least as stringent as those prevailing at the time for comparable transactions with persons not related to the lending bank; and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to insiders. A violation of these restrictions may result in the assessment of substantial civil monetary penalties, regulatory enforcement actions, and other regulatory sanctions. The Dodd-Frank Act and federal regulations place additional restrictions on loans to insiders and generally prohibit loans to senior officers other than for certain specified purposes.

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Regulation of Management. Federal law (i) sets forth circumstances under which officers or directors of a bank may be removed by GBank’s federal supervisory agency; (ii) as discussed above, places restraints on lending by a bank to its executive officers, directors, principal stockholders, and their related interests; and (iii) generally prohibits management personnel of a bank from serving as directors or in other management positions of another financial institution whose assets exceed a specified amount or which has an office within a specified geographic area.

Safety and Soundness Standards. Certain non-capital safety and soundness standards are also imposed upon banks. These standards cover, among other things, internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, such other operational and managerial standards as the agency determines to be appropriate, and standards for asset quality, earnings, and stock valuation. In addition, each insured depository institution must implement a comprehensive written information security program that includes administrative, technical, and physical safeguards appropriate to the institution’s size and complexity and the nature and scope of its activities. The information security program must be designed to ensure the security and confidentiality of customer information, protect against any unanticipated threats or hazards to the security or integrity of such information, protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer, and ensure the proper disposal of customer and consumer information. An institution that fails to meet these standards may be required to submit a compliance plan, or be subject to regulatory sanctions, including restrictions on growth. GBank has established comprehensive policies and risk management procedures to ensure the safety and soundness of GBank.

Legal Proceedings

We are not currently a party to any legal proceedings. We may at times be involved in litigation and other legal claims in the ordinary course of business. When appropriate in our estimation, we may record reserves in our financial statements for pending litigation and other claims.

Facilities

Our principal executive offices are located at 9115 W. Russell Rd., Ste. 110, Las Vegas, Nevada 89148. We lease this location on a term lease agreement, which expires on September 30, 2027, and our rent expense totaled approximately $30 thousand per month in 2024. We believe that our office is sufficient to meet our current needs, and that suitable additional space will be available as and when needed on acceptable terms.

MANAGEMENT

The following table sets forth, as of the date of this prospectus, the names and ages of our directors, executive officers, and key employees, as well as the principal offices and positions held by each person:

Name	Age	Positions

Edward M. Nigro	82	Executive Chairman of the Board
Todd A. Nigro	57	Vice Chairman of the Board
T. Ryan Sullivan	49	President and Chief Executive Officer (Company and Bank) and Director
A. Lee Finley	77	Director
Charles W. Griege, Jr.	62	Director
William (Bill) J. Hornbuckle	67	Director
Kathryn S. Lever	56	Director
James K. Sims	78	Director
Alan C. Sklar	65	Director
Michael C. Voinovich	51	Secretary and Director
Tara A. Campbell	45	Executive Vice President/Chief Operating Officer (GBank)
Nancy M. DeCou	67	Executive Vice President/Chief SBA Officer (GBank)
David J. Fersdahl	48	Executive Vice President/Card and Payments (GBank)
Keith F. Jarvis	69	Executive Vice President/Chief Credit Officer (GBank)
Scot M. Levine	46	Executive Vice President/Chief Risk Officer (GBank)
Shouvik K. Ray	51	Executive Vice President/Chief Information & Technology Officer (GBank)
Jeffery E. Whicker	53	Treasurer and Executive Vice President/Chief Financial Officer

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Directors and Executive Officers

Edward M. Nigro, has served as Executive Chairman of the Board at GBank Financial Holdings Inc. since December 5, 2017 and at GBank since July 24, 2007.  Mr. Nigro has been actively engaged in the development, ownership, and operation of real estate in Las Vegas since 1979 and as an investor and manager in healthcare and diversified business enterprises since 1984. Nigro Associates, his construction firm, has developed and constructed commercial and residential projects in Nevada, Arizona, Louisiana, Oregon, and California. Mr. Nigro is the President of Omega Industries, Inc., an investment management firm. Mr. Nigro served as a Director and Chairman of the Audit Committee of Western Alliance Bancorporation (a New York Stock Exchange multibank holding company with over $4 billion in assets) and BankWest of Nevada since their inception in 1995 and 1994, respectively, until his resignation in July 2006. Mr. Nigro served as Vice Chairman of the Board of Directors of the First Tee of Monterey County, served as Chairman of the Audit Committee of the Monterey Peninsula Foundation, and served as a member of the Advisory Board of Habitat for Humanity, Las Vegas. From 1993 through its sale in 1996, he was a principal stockholder and the chief executive officer, and a member of the Board of Directors of Prime Holdings, Inc., which was then the largest privately held healthcare delivery concern in Nevada. Previously, he held numerous senior management positions at Del Webb Corporation, including chief operations officer and director for that company’s six hotel-casino properties, with annual revenues in excess of $400 million. Mr. Nigro has served as a member of the Board of Directors of Elsinore Corporation (owner of the Four Queens Hotel & Casino) and of Sierra Nevada Gaming Corporation. Mr. Nigro has also been active in numerous philanthropic organizations, including Boy Scouts of America, the United Way Casino Campaign Division (as its Chairman), the Las Vegas Chamber of Commerce (as its Vice President and Board of Directors member,) the Nevada Resort Association (as a Director and a member of its Executive Committee,) the Variety Club of Las Vegas (as its Chairman,) and the Muscular Dystrophy Association. Mr. Nigro is a graduate of Holy Cross College. He has also served as a Commissioned Officer with the United States Air Force, where he was awarded the Air Medal for Combat Missions in Vietnam, two commendation medals for Meritorious Service, the Vietnam Campaign Medal and other medals and awards.

Todd A. Nigro has served as the Vice Chairman of the Board since August 27, 2024 and a director since December 8, 2020, and at GBank since March 28, 2017. Mr. Nigro owns and operates companies in the development, construction, asset management, and gaming and hospitality businesses. As President of Nigro Development LLC, Todd focuses his energy on providing a comprehensive solution to the development, construction, leasing, and management of many different types of commercial real estate assets ranging from master-planned business parks, neighborhood shopping centers, boutique hotels, specialized medical buildings, and neighborhood taverns with both restaurant and gaming operations. Todd maintains contractors, real estate brokerage, property management, and liquor and gaming licenses in the State of Nevada. He has served as both Chairman and a Board Member of Habitat for Humanity Las Vegas, Inc., a non-profit organization that provides home ownership opportunities for low-income families. He also has served as both Chairman and a Member of the City of Las Vegas Planning Commission and has developed affordable housing in the Downtown Redevelopment Area through a public/private partnership with the City of Las Vegas. Prior to returning to Las Vegas in 1991, Todd worked in the investment banking industry for Salomon Brothers Inc. as a financial analyst in the Corporate Finance Department. Todd graduated in 1990 with a Bachelor of Science with a dual emphasis in both Finance and Entrepreneurship from the University of Southern California School of Business.

T. Ryan Sullivan has served as a director since December 5, 2017, and at GBank since July 27, 2010, and has served as President/Chief Executive Officer of GBank Financial Holdings Inc. and GBank since July 7, 2007. Under Mr. Sullivan’s direction, GBank was recognized by S&P Capital IQ in its Top 100 Best-Performing Community Banks for six consecutive years (2016-2022). Mr. Sullivan has 25 years of commercial banking experience. He was the Bank’s original Chief Financial Officer and served in that capacity from inception in September 2007 through July 2013, when he was named President/Chief Executive Officer. He has served as a Bank Director since January 2011. Mr. Sullivan has provided organizational oversight for the Risk Management, Sales Production Management, Accounting/Finance, Credit and Lending Administration, Deposit Operations, Information Technology/Cybersecurity, Community Reinvestment, Gaming FinTech, and Investment functions. Previously, Mr. Sullivan served as the Chief Financial Officer of Alliance Bank of Arizona, a $650 million statewide commercial bank at the time of departure, where he had responsibilities including active balance sheet portfolio management, serving as Chairman of the Asset/Liability Committee, and managing Audit and Risk Management functions of the bank while coordinating organizational compliance with Sarbanes-Oxley requirements. Additionally, he provided management and oversight for Deposit Operations, Information Technology and Human Resources/Payroll functions. Mr. Sullivan joined Alliance Bank at its inception in 2003 as its original Chief Financial Officer after working with Bank of Nevada (formerly BankWest of Nevada) in numerous lending, accounting/finance, and operational capacities. Mr. Sullivan previously served as the Chairman of the Board of the Nevada Bankers Association. He also currently serves on the Board of Trustees for SafeNest, Southern Nevada’s oldest and most comprehensive non-profit organization dedicated to the eradication of domestic violence. Mr. Sullivan attained his Bachelor of Science degree in Finance from UNLV and was also an honors graduate of Pacific Coast Banking School at University of Washington.

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A. Lee Finley has served as a director since December 5, 2017.  Mr. Findlay is the founder of BrandFX Body Company, which employs over 600 people in seven truck body manufacturing plants located in Iowa, Minnesota, Indiana, and Texas. He is the owner and founder of BFX Fire, manufacturer of wild land fire trucks; Pioneer Truckweld, manufacturer of dump trucks and trailers; F&F Composites Manufacturing; FWAM Aircraft Management Company; Touchdown Investments Inc.; ALF Operating Partners Investment Company; Air Shelters USA; and Real Fleet Services, in addition to other minority interests in various diverse businesses. Mr. Finley has served as a Director of GBank since 2013 and GBank Financial Holdings Inc. since its formation in December 2017. Mr. Finley was born in Vancouver, British Columbia, where he attended the University of British Columbia, majoring in economics. He began a lifelong career in the utility equipment business in Vancouver in 1969. Mr. Finley moved to Spokane in 1976, to Las Vegas in 1988, and to Fort Worth in 1990. He became a citizen of the United States of America in 1993. He has been a resident of Fort Worth since 1990, where he participates in numerous community and charitable organizations.

Charles W. Griege, Jr. has served as a director since October 20, 2021.  Mr. Griege is the founding partner and Chief Investment Officer of Blue Lion Capital (BLC). He has over thirty years of experience in the capital markets and has been investing in bank stocks since 1986. Mr. Griege launched Blue Lion Capital’s Bank Consolidation Fund in April 2011 to capitalize on the significant change in the banking industry following the financial crisis. In addition, Mr. Griege was a founding partner of the CLO Opportunity Fund in 2009. Prior to founding BLC in 2005, Mr. Griege was a partner at Atlas Capital Management, a long/short equity fund. During his four years at Atlas, Mr. Griege helped grow the firm from approximately $50 million in assets to $650 million. Prior to joining Atlas, Mr. Griege spent six years in investment banking, most recently as a Managing Director at SoundView Technology Group. Prior to attending business school, Mr. Griege spent three years working at the Federal Home Loan Bank of Dallas. It was during this period that Mr. Griege worked closely with savings banks in the most troubled region of the U.S. and witnessed the creation of the Resolution Trust Corporation (RTC) to dispose of the assets of failed banks and thrifts. Mr. Griege received an M.B.A. with honors from Columbia Business School in 1990 and a B.A degree from Vanderbilt University in 1985.

William (Bill) J. Hornbuckle has served as a director since January 22, 2019.  Mr. Hornbuckle is Chief Executive Officer (CEO) and President of MGM Resorts International (NYSE: MGM), an S&P 500® global entertainment company featuring iconic hotels and casinos, meeting and conference spaces, live and theatrical entertainment experiences, and an array of restaurant, nightlife, and retail offerings across the globe. MGM Resorts’ portfolio includes some of the most recognizable resort brands in the industry, such as Bellagio, MGM Grand, ARIA, Mandalay Bay, and Borgata. As CEO, Mr. Hornbuckle oversees all aspects of MGM Resorts’ strategy, operations, and hospitality and gaming development projects. He leads the company’s global development efforts and its digital gaming strategy. He also successfully steered the company through the COVID-19 pandemic, overcoming numerous challenges including the closure of operations, tightly restricted re-openings, and new health and safety measures. Mr. Hornbuckle let the strategy and execution of the company’s sale of MGM Growth Properties to Vici Properties, and the acquisition of the remaining share of CityCenter and of The Cosmopolitan of Las Vegas. Mr. Hornbuckle has served as President of MGM Resorts since 2012 and became Chief Operating Officer in 2019. He led MGM Resorts’ domestic and international expansion efforts, including the development of resorts in National Harbor, MD, and Macau, and of T-Mobile Arena in Las Vegas. More recently, Mr. Hornbuckle oversaw MGM Resorts’ expansion of entertainment and sports betting through the creation of BetMGM. Additionally, he held the roles of Chief Design and Construction officer and Chief Customer Development Officer. Mr. Hornbuckle has been with MGM Resorts for more than two decades, including time as the company’s Chief Marketing Officer, where he led the creation and launch of the M Life Rewards customer loyalty program. Mr. Hornbuckle’s previous positions with MGM Resorts include: President and Chief Operating Officer of Mandalay Bay, Chief Operating Officer of MGM Resorts International-Europe, and President and Chief Operating Officer of MGM Grand Las Vegas. He has played a key role in expanding Las Vegas’ entertainment and attractions. Mr. Hornbuckle is a board member and President of T-Mobile Arena (a joint venture with AEG) and helped bring Las Vegas its first professional sports team through the establishment of the NHL’s Golden Knights. In 2016, he was appointed to the Clark County Stadium Authority Board, which developed the Las Vegas NFL Stadium Project as part of a successful effort to attract an NFL team, the Raiders, to Las Vegas. He served on this board through 2021, and, during that time, he also helped bring the WNBA team, the Aces, to Las Vegas in 2017. An experienced industry executive, Mr. Hornbuckle started working in Las Vegas as a room service attendant and busboy at the Jockey Club and grew his career through a range of senior management positions at Mirage Resorts. He was President and Chief Operating Officer for Caesars Palace, Las Vegas; President and Chief Operating Officer of the Golden Nugget in Laughlin; Executive Vice President and Chief Operating Officer of Treasure Island; and Vice President of Hotel Operations for The Mirage, which he opened in 1989. Mr. Hornbuckle is a member of MGM Resorts’ Board of Directors and serves as the Chairman of the Board of Directors of MGM China Holdings, which operates resorts in Macau. He was Chairman of the Board of Directors for CityCenter JV (a joint venture with Dubai World), and currently serves as Chairman of the U.S. Travel and Tourism Advisory Board, which advises the U.S. Secretary of Commerce on policy, regulation, programs, and issues that impact the travel and tourism industry in the United States. A long-time resident of Southern Nevada, Mr. Hornbuckle is active in community service. He serves on the Board of Trustees for Three Square Food Bank and the Board of Directors for the Fulfillment Fund. Mr. Hornbuckle endowed a scholarship for students pursuing hospitality degrees at the University of Nevada, Las Vegas (UNLV). He holds a Bachelor of Science degree in Hotel Administration from UNLV.

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Kathryn S. Lever has served as a director since April, 23, 2019. Ms. Lever serves as General Counsel, Chief Privacy Officer and Corporate Secretary to Great Canadian Gaming Corporation, a portfolio company of Apollo Global Management and the largest casino enterprise in Canada. She has held pivotal positions as Chief Legal Officer or General Counsel to some of the gaming industry's most dominant entities, including Scientific Games (NASDAQ:SGMS) and its acquired entities, Bally Technology (NYSE:BYI) and SFHL Entertainment (NASDAQ:SHFL), where she spearheaded the legal strategy for more than $6.4B in strategic mergers and acquisition. In her capacity as General Counsel & EVP at the $4.3 billion Baha Mar luxury resort and casino, Ms. Lever established the foundational structure for legal, regulatory, compliance, and surveillance functions. Ms. Lever was previously the first general counsel of Everi Payments Inc. (NYSE:EVRI), guiding the organization through its initial listing on the NYSE, as well as partner in the Las Vegas office of Shreck Brignone Godfrey, prior to its merger as Brownstein Hyatt Farber Shreck. Beyond the gaming industry, she has applied her multifaceted expertise in FinTech, corporate law, and risk management as a Director and Chair of the Audit Committee at GBank Financial Holdings Inc., and as an independent Director of GeoComply Solutions, an international leader in geolocation compliance, fraud prevention and cybersecurity solutions. Ms. Lever is committed to philanthropic engagement within with her industry and community and has been an Adjunct Professor and member of the Gaming Law Advisory Board at the UNLV William S. Boyd School of Law, a Board Member and Advisory Member of Global Gaming Women, a Counsellor and former President of the International Association of Gaming Advisors, a committee member of the William Hill USA Charitable Foundation, and Chair of the Executive Committee of the Southern Nevada Chapter of Go Red for Women.

James K. Sims has served as a director since December 19, 2019.  Mr. Sims is a seasoned operator, entrepreneur, and investor with 30+ years of experience in building successful companies and creating shareholder value. He has served as Airgain, Inc.’s Chairman of the Board of directors since November 2003 and previously served as their interim Chief Executive Officer from May 2018 to March 2019, and as their Executive Chairman from October 2018 to March 2019. Mr. Sims accomplishments as an investor and entrepreneur include the founding of Silicon Valley Data Science, a “big data” solutions provider and technology firm, in 2012, and the founding of GEN3 Capital, a private equity fund to invest in technology-rich opportunities, in 2005. Since 2005, through GEN3 Capital and other initiatives Mr. Sims was also instrumental in founding or expanding numerous start-up enterprises, including Airgain, Specialists On Call (telemedicine) and EPAY Systems (distributed labor time and management solution). Mr. Sims also serves or has served on the Boards of public companies such as CTP, EDS, and RSA Securities, and as Chairman of numerous private firms including GEN3 Partners, Silicon Valley Data Bank, Airgain, EPAY Systems, Specialists On Call, Thru, nScaled, Leveler, Black  Light Power. Mr. Sims accomplishments as an operator include the founding of GEN3 Partners to focus on the business of corporate innovation in 1999. Leveraging his expertise in consulting, intellectual property and extensive background in the venture community, Mr. Sims also launched several subsidiaries of GEN3 Partners based on technologies developed through its proprietary innovation methodology. Before GEN3, Mr. Sims founded Cambridge Technology Partners in 1991 and led the firm to $625 million in annual revenue, 4,500 employees and international prominence as a leading systems-integration company. CTP pioneered the fixed-price, fixed-time custom application development model for enterprise clients. CTP, then a publicly traded company, was purchased by Novell, Inc. in 2001. Prior to CTP, Mr. Sims founded Concurrent Computer Corp. and as Chairman, President and CEO built CCC to $340 million in annual revenue and 3,500 employees. Concurrent Computer Corp. was the market leader in real-time information systems.

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Alan C. Sklar has served as a director since December 5, 2017, and as a member of the Board of Directors of GBank since July 24, 2007. Mr. Sklar is a principal in Sklar Williams PLLC, which he founded in 1995. He has practiced corporate, securities, real estate, healthcare, and commercial law since the early 1980s. Mr. Sklar previously practiced law at Mitchell Silberberg & Knupp and Warren Clark & Sklar in Los Angeles, and Gordon & Silver in Las Vegas, was Managing Director of a New York-based private equity firm, and co-founded Nevada-based accountable care organization Silver State ACO. In addition to his service on the Boards of Directors of GBank and GBank Financial Holdings Inc., Mr. Sklar is a member of the Board of Directors of numerous private for-profit corporations and of the Advisory Board of Battle Born Ventures (the State of Nevada’s venture capital investment vehicle). Mr. Sklar is a graduate of the University of Pennsylvania’s College of Arts & Science (Summa Cum Laude) and School of Law, is a member of Phi Beta Kappa and other honorary societies, and has published several articles on corporate, securities, real estate, and commercial law for the Practising Law Institute and other publications. He is admitted to the state bars of Nevada and California.

Michael C. Voinovich has served as a director since December 5, 2017, and at GBank since April 28, 2015.  Mr. Voinovich is Executive Vice President of ECHO Health, Inc. where he oversees the Company’s venture capital and corporate investment portfolios. ECHO Health, Inc. is one of America’s leading payment processing companies. Mr. Voinovich joined ECHO Health, Inc. in 2019 after a 20-year career in financial services, most recently as Managing Director of Investment Banking of Boenning & Scattergood, Inc., specializing in capital raising and in providing merger advisory services for financial services companies. Mr. Voinovich has served as a Director of GBank since 2015 and a Director of GBank Financial Holdings Inc. since its formation in December 2017. Since November 2019, Mr. Voinovich has been a director of RSI, LLC, a highly specialized employment search firm focused on placing neurologists and neurosurgeons across the United States. In May 2020, Mr. Voinovich became a director of Middlefield Banc Corp. (NASDAQ: MBCN) and its wholly owned subsidiary, The Middlefield Banking Company. In August 2020, Mr. Voinovich became a director, and is now chairman, of Anchor Bancorporation, Inc. and its wholly owned subsidiary, Anchor State Bank. Since February 2023, Mr. Voinovich has been a member of the Board of Managers of DPX Payments, LLC, which offers digital payment solutions. Mr. Voinovich is a graduate of John Carroll University with a B.S. in Business Administration.

Tara A. Campbell has served the Executive Vice President/Chief Operating Officer of GBank since April 3, 2023, where she plays a pivotal role in steering the organization toward operational excellence and strategic growth. With over 25 years of operational experience in banking, Ms. Campbell has established herself as a visionary leader with a proven track record of driving innovation and efficiency. Before joining GBank in April 2023, Ms. Campbell managed several cross-functional teams as the EVP/Director of Operations for Dallas Capital Bank. She has held several key operational positions at leading financial institutions, managing a variety of teams, including SBA Lending, Deposit Operations, Retail Banking, Loan Operations, Client Services, Treasury Management, and Product Implementation. She has led multiple large-scale projects in her career, including core processor contract negotiations, implementation of Zelle and Real Time Payments©, Paycheck Protection Program, and developed the use of customer relationship management software. Ms. Campbell holds a Bachelor of Science in Finance and a Master of Business Administration from the University of Texas at Dallas.

Nancy M. DeCou has served as Executive Vice President/Chief SBA Officer of GBank since May1, 2015.  Ms. DeCou is a veteran of the banking industry with over 40 years of commercial banking experience. Most recently, Ms. DeCou served as Chief Credit Officer of First Security Bank of Nevada and, previously, as Chief Credit Officer of Partners Bank of California in Mission Viejo, and as Chief Credit Officer of Desert Community Bank in Victorville, California. She has established SBA Lending Departments at multiple banks and received SBA Preferred Lender Program (“PLP”) status for each. As a champion of small business lending and government guaranteed lending programs, Ms. DeCou has been honored as SBA Financial Services Advocate of the Year and was recipient of the Spirit of the Entrepreneur Award from California State University in San Bernardino. Ms. DeCou is active with the National Association of Government Guaranteed Lenders (“NAGGL”), has served on their National Education Committee. In addition to receiving a Congressional Honors Award for Promotion of Small Business Lending, she also previously served as Vice-Chairman for the Enterprise Funding CDC in Redlands, California. Ms. DeCou was a graduate of Pacific Coast Banking School at University of Washington, where she later served as Alumni Associate Director of Faculty.

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David J. Fersdahl has served as Executive Vice President/Card and Payments of GBank since April 28, 2020.  Mr. Fersdahl has over 25 years of Banking and Credit Card experience and lead the launch of the GBank Credit Card Product in 2022. In his role, he supports GBank’s position as a leading bank for the Gaming and Fintech industries by developing the first Visa Credit Card catering to the gaming industry. Prior to his current role, Mr. Fersdahl served as the GBank’s Chief Risk Officer after joining what was then Bank of George in April 2020. Before GBank, Mr. Fersdahl was President and Vice-Chairman of USAA Savings Bank (“USB”) in Las Vegas, NV. At the time, USB was a $15B+ industrial loan company owned by USAA Federal Savings Bank (“FSB”) and issued over 6 million Credit Cards to military members and their families. As President of USB and as Executive Director, Credit Risk Management at FSB, Mr. Fersdahl helped manage the USAA Credit Card portfolio through the Great Recession and into a period of steady growth while maintaining some of the lowest loss rates in the industry. Mr. Fersdahl also led USAA’s conversion of 14 million debit and credit card from Mastercard to Visa. Prior to USAA, Mr. Fersdahl has held various Risk Management roles at JPMorgan Chase, 1st Financial Bank USA, and Citibank. Mr. Fersdahl holds a Bachelor of Arts degree in Political Science and Business Administration from Augustana University, has a Juris Doctorate from the University of South Dakota and is a member of the State Bar of South Dakota. In the Las Vegas community, Mr. Fersdahl is a former Vice President of the Nevada Bankers Association and a current board member (Former Chairman) of the YMCA of Southern Nevada.

Keith F. Jarvis has served as Executive Vice President/Chief Credit Officer of GBank since November 2, 2015.  Mr. Jarvis has managed lending portfolios aggregating over $900 million in a variety of credit product types and structures. Prior to joining the Bank, for 13 years Mr. Jarvis served as Senior Vice President for Bank of Nevada, where he managed and originated a commercial real estate loan portfolio in excess of $125 million. Mr. Jarvis also managed and contributed to that bank’s ALLL methodology, closely monitored all related credit administration issues, and directed risk management criteria. Previously, Mr. Jarvis worked for the Commercial Real Estate Service Group of Bank of America and also held related positions at California Commerce Bank and Wells Fargo Bank in San Diego, California as well as First Interstate Bank in Phoenix, Arizona. He has served as Executive Director for the LDS Bishop Storehouse Southern Nevada region. Mr. Jarvis is a former instructor at the UNLV Lied Institute of Real Estate Studies and he received a Bachelor of Arts degree at Southern Utah University as well as a Masters of Business Administration degree from University of Phoenix.

Scot M. Levine has served as Executive Vice President/Chief Risk Officer of GBank since April 29, 2024. Mr. Levine has a proven track record of developing, testing, and maturing financial institutions’ (both big and small) risk management and compliance programs. He received his undergraduate degree at the University of Arizona, his Juris Doctorate at the John Marshall Law School (now UIC) and was admitted to the Illinois Bar in 2010. He has over 14 years of experience working within and advising consumer and commercial financial institutions, including Experian, BMO Harris Bank, Discover Bank, Credit One Bank, and KPMG LLP. He is a seasoned Compliance and Risk Officer with an expertise in Risk Management, Compliance Management Systems, Enterprise Risk Management, lending, deposits, privacy, and marketing (including digital) regulations.

Shouvik K. Ray has served as Executive Vice President/Chief Information & Technology Officer of GBank since March 21, 2022.  Mr. Ray has over 25 years of extensive cross-functional Banking experience with demonstrated thought leadership in Technology, Cybersecurity, Risk Management, Fintech, Outsourcing, Payments, and Vendor (Third-Party) Management. Shouvik has been pivotal to the transformation at GBank modernizing the technology stack and streamlining business processes since 2022, driving customer experience, revenue growth and operational efficiency through innovation and a continuous improvement culture. Key initiatives he has led at GBank include Migration to a new Core Banking system, Migration to Cloud infrastructure, designing and developing a centralized DataMart & Business Intelligence Suite, Cards product development, implementing API strategy, streamlining Third Party Risk Management, and Technology & Cybersecurity Governance, Risk and Compliance. Prior to joining GBank, Shouvik led the IT, Information Security, Technology Risk, and Vendor Management functions at Westamerica Bank. He has previously seeded and developed functions and managed large international teams and initiatives for Global Banks including HSBC and BNP Paribas in the roles of SVP/Head of Global IT Services, Head of Global Software Development Supply Chain Management, Head of Technology Vendor Management, Head of R&D Center, Program Manager, Client Engagement Manager, Business Analyst, and Functional Architect. He began his career in software development and management consulting for Financial Services, Telecom and Energy sectors. Shouvik has a Bachelor of Technology degree in Electronics & Communication Engineering from National Institute of Technology, India, and an MBA from École Des Ponts Business School, Paris.

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Jeffery E. Whicker has served as Executive Vice President/Chief Financial Officer at GBank since April 19, 2021.  Mr. Whicker has over 20 years of banking experience. Mr. Whicker has overseen the operations of corporate financial systems, mergers and acquisitions, SBA, mortgage and general accounting, profitability measurement, internal auditing, and risk management. Mr. Whicker began his career working in assurance services with Deloitte and Touche where he was able to develop his accounting and finances skills. Prior to joining GBank, Mr. Whicker also served as the Chief Financial Officer of several different banks including Ameriprise Bank, Greystone Bank and West Town Bank and Trust. He has led finance teams in organizations from start-up to $14 billion in net assets. He has led the accounting team through five acquisitions ranging in size from $200 million to $3.3 billion in assets. He served as a founding member of the Board of Directors of the South East Bankers Affinity Group where he also served two terms as President of the organization. He holds a Bachelor of Science Degree in Accounting and an MBA from the University of Utah. He is also a licensed Certified Public Accountant in the state of Utah.

GBank’s Board of Directors consist of ten (10) members, of which five (5) members serve on the Company’s Board of Directors (Messrs. E. Nigro, T. Nigro, Sklar, Sullivan and Voinovich) along with A. G. Burnett, Dana A. Dwiggins Powell, Timothy P. Herbst, Shelli L. Lowe and Troy R. Nelson.

Term of Office

Our Bylaws provide that the number of members of board of directors of the Company shall not be less than five (5) nor more than 25. In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes: Class I, Class II, and Class III, each consisting of a number of directors as nearly as practicable to one-third of the total number and directors. In the event that the authorized number of directors shall be fixed with at least four (4), but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall resign, die, become disqualified or disable, or shall otherwise be removed. In 2020 and 2021, the number of members of the Company’s board of directors increased to nine (9) and ten (10), respectively, thereby causing the Company’s board of directors to be divided into three classes: Class I, Class II, and Class III. Class I Directors are currently serving a term expiring at the annual meeting of stockholders to be held in 2026. Class II Directors are currently serving a term that will expire at the annual meeting of stockholders to be held in 2027. Class III Directors are currently serving a term that will expire at the annual meeting of stockholders to be held in 2025. Thereafter, each director shall serve for a term ending at the third annual meeting following the annual meeting at which such director was elected. Each of the elected directors will serve for the ensuing term set forth above until his/her successor is elected and qualified. Our officers are appointed by our board of directors and hold office until removed by the Board, absent an employment agreement.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one (1) year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that six are independent and do not have a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and that this director is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our board of directors considered the relationship that such non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director.

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Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as GBank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, loans to our directors and executive officers were made in the ordinary course of business, and made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to GBank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2024, and were in compliance with federal banking regulations.

Committees of Our Board of Directors

Our board of directors has established an audit committee and a compensation committee. The composition and responsibilities of each committee of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks. This enables the board of directors and its committees to coordinate the risk oversight role.

Audit Committee

Our audit committee is chaired by Kathryn S. Lever (Company Director) and vice-chaired by Dana A. Dwiggins Powell (GBank Director). The other members of the audit committee are A. Lee Finley (Company Director) and Timothy Herbst (GBank Director). The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The committee’s responsibilities include, among other things:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;

•	a review the proposed scope and results of the audit;

•	Review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	Review and approve transactions between us and our directors, officers, and affiliates;

•	Recognize and prevent prohibited non-audit services; and

•	Establish procedures for complaints received by us regarding accounting matters; and oversee internal audit functions, if any.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

The audit committee operates under a written charter that will satisfy the applicable standards of the SEC and Nasdaq and which will be available on our website prior to the completion of this offering at www.gbankfinancialholdings.com.

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Compensation Committee

The members of our compensation committee are Michael C. Voinovich (Chair/Company and GBank Director), Timothy Herbst (Vice Chair and GBank Director), Charles W. Griege, Jr. (Company Director) James K. Sims (Company Director) and Shelli L. Lowe (GBank Director), The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors also in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include, among other things:

•	review and determine the compensation arrangements for management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive and purchase plans;

•	oversee the evaluation of the Board and management; and

•	review the independence of any compensation advisers engaged by the compensation committee.

With respect to director compensation, our compensation committee is responsible for reviewing the compensation paid to members of the board and recommending modifications to board compensation that the compensation committee determines are appropriate and advisable to the board for its approval from time to time. In this regard, the compensation committee may request that management report to the compensation committee periodically on the status of the board’s compensation in relation to other similarly situated companies. The compensation committee operates under a written charter that will satisfy the applicable standards of the SEC and Nasdaq and which will be available on our website prior to the completion of this offering at www.gbankfinancialholdings.com.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are William J. Hornbuckle IV (Chair and Company Director), A. Lee Finley (Company Director), Charles W. Griege, Jr. (Company Director), Kathryn S. Lever (Company Director), James K. Sims (Company Director) and Michael C. Voinovich (Company Director). Specific responsibilities of our nominating and corporate governance committee include, among other things:

•	identify qualified individuals to be directors consistent with the criteria approved by the board of directors and recommending director nominees to the full board of directors;

•	review the structure of the committees of the board of directors;

•	develop and recommend procedures for reviewing stockholder recommendations for director nominees;

•	develop the Company’s code of business conduct and ethics;

•	oversee management succession planning;

•	lead the board of directors in its annual performance review; and

•	develops and recommends corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

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Other Committees

In addition to our audit committee, compensation committee, and nominating and corporate governance committee, our board of directors currently have the following additional committees: (i) Gaming FinTech Committee (chaired by James K. Sims, vice-chaired by Michael C. Voinovich), (ii) Asset-Liability Committee (chaired by Jeffery E. Whicker, GBank Chief Financial Officer); (iii) Community Reinvestment Act & Corporate Giving Committee (chaired by Scot Levine, Chief Risk Officer of GBank); and (iv) Board Loan Committee (chaired by Keith F. Jarvis, GBank Chief Credit Officer).

Corporate Governance

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance our company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board determines that it would benefit our Company and our stockholders.

Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In connection with the effectiveness of the registration statement of which this prospectus forms a part, our code of business conduct and ethics will be posted on our principal corporate website at www.gbankfinancialholdings.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Family Relationships

Edward M. Nigro, our Executive Chairman of the Board of Directors, is the father of Todd A. Nigro, also a member of our board of directors.  There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Indemnification and Insurance

We do maintain directors’ and officers’ liability insurance. Our Articles of Incorporation and bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. We have entered into indemnification agreements with all of our directors to provide our directors and certain of their affiliated parties with additional indemnification and related rights. See See “Description of Securities — Indemnification of Directors and Indemnification.”

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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Director Compensation

The following table summarizes the compensation awarded to, earned by, or paid to our non-employee director of the Company and GBank for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Edward M. Nigro(1)
T. Ryan Sullivan(1)
A. Lee Finley(3)		$62,010				62,010
Charles W. Griege, Jr.(4)		$70,010				70,010
William (Bill) J. Hornbuckle(5)		$67,010				67,010
Katie S. Lever(6)		$65,010				65,010
Todd A. Nigro(1)(7)		$76,385				76,385
James K. Sims(8)		$71,010				71,010
Alan C. Sklar(1)(9)		$72,010				72,010
Michael C. Voinovich(1)(10)		$79,760				79,760
A.G. Burnett(2) (11)		$4,125				40,125
Dana A. Dwiggins Powell(2)(12)		$66,510				66,510
Timothy P. Herbst(2)(13)		$68,635				68,635
Shelli L. Lowe(2)(14)		$69,510				69,510
Troy R. Nelson(2)(15)		$67,010				67,010

(1)	Member of the Board of Directors of the Company and GBank.
(2)	Member of the Board of Directors of GBank only.
(3)

The amount represents 1,136 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(4)

The amount represents 1,590 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(5)

The amount represents 1,400 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(6)

The amount represents 1,278 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(7)

The amount represents 1,930 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(8)

The amount represents 1,610 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(9)

The amount represents 1,702 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(10)

The amount represents 2,059 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(11)

The amount represents 117 shares of our common stock at the fair value of stock awards granted during the year. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(12)

The amount represents 1,388 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(13)

The amount represents 1,460 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(14)

The amount represents 1,547 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

(15)

The amount represents 1,421 shares of our common stock at the fair value of stock awards granted during the year and 1,800 Restricted Stock Awards granted on October 7, 2024 vesting over three years. The award is calculated on the date of grant in accordance with Financial Accounting Standards.

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Our Board of Directors and GBank’s Board of Directors

On October 25, 2022, and effective January 1, 2023, the members of our board of directors and the members of the board of directors of GBank agreed to receive their respective compensation in the form of shares of Common Stock in lieu of cash payments with the per share price based on the closing price of the Common Stock as quoted on the OTCQX.

Our outside board of directors are entitled to receive the following: (i) a stock issuance equivalent to an annual fee of $12,500 per year for serving on our board of directors (the “Company’s Board”); (ii) a stock issuance equivalent to an annual fee of $5,000 per year for those members of our board of directors that also serve as a chair for subcommittees formed by the either our board of directors of GBank’s board of directors; (iii) a stock issuance equivalent to an annual fee of $2,500 per year for those members of the our board of directors that also serve as a vice-chair for subcommittees formed by our board of directors of GBank’s board of directors; and (iv) a stock issuance equivalent to an annual fee of $5,000 per year for those members of the our board of directors that also serve as members on GBank’s board of directors Loan Committee. Our outside board of directors are also entitled to receive the following: (i) a stock issuance equivalent to a meeting fee of $1,500 for each meeting attended of our board of directors; (ii) a stock issuance equivalent to a meeting fee of $1,000 for each meeting attended of GBank’s board of directors; and (iii) a stock issuance equivalent to a meeting fee of $500 for each meeting attended as a member of a subcommittee formed by our board of directors or GBank’s board of directors.

In 2023, our outside members of the board of directors that do not also serve on GBank’s board of directors were issued stock equivalent to $90,481 in director compensation fees. In 2023, our outside members of the board of directors that are also members of GBank’s board of directors were issued stock equivalent to $76,917 in director compensation fees. In 2023, our outside members of the board of directors that were only on GBank’s board of directors were issued stock equivalent to $86,183 in director compensation fees. Currently, our members of the board of directors and GBank’s Board receive an annual fee for outside directors only. In the future, we may adopt additional policies for compensation to directors, consistent with all laws and regulations applicable to us or GBank.

Executive Compensation. We offer competitive compensation to attract, motivate, retain, and reward our executive officers. As we continues to grow, we will do this principally through base salaries and bonuses. We, primarily through our Compensation Committee will accomplish this task with a view toward prevailing compensation trends in the industry for similarly situated persons and banking institutions.  We may use bonuses or salary increases to provide incentives to executive officers and others in relation to specific projects or strategic goals or with respect to additional responsibilities assumed.  All compensation decisions, whether in the form of a bonus or salary increase, are discretionary and based upon subjective factors. We do not use a mathematical or similar objective formula to determine any compensation package.  The annual base salaries for our executive officers are limited to Mr. Nigro, the Executive Chairman of our board of directors who receives an annual salary of $125,000.

The majority of services provided to us are from employees of GBank. Effective January 1, 2018, we entered into a Service Advisory Agreement (the “Advisory Agreement”) with GBank whereby GBank provides advisory and operational services in general management, accounting, taxation, finance, administration, and risk management for us. Under the terms of the Advisory Agreement and for services provided therein, we pay GBank $10,000 per month. The Advisory Agreement further specifies that we will pay GBank separately for costs associated with any special projects completed by GBank for us. These projects may include outside services performed by independent Certified Public Accountants in connection with annual audits, tax returns and other specific services performed for our benefit; and other projects, involving third party consultants, contractors or vendors specifically performed within the scope of this agreement, which are for our benefit.

Compensation Clawback Policy

The board of directors believes that it is in the best interest of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The board of directors has therefore adopted a compensation recoupment policy, which provides for the recovery of erroneously awarded incentive compensation from the Company’s executive officers in the event of a triggering event.

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EXECUTIVE COMPENSATION

Summary Compensation Table – Years Ended December 31, 2024 and 2023

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary		Bonus		Option Awards		Stock Awards		All Other Compensation		Total
Edward M. Nigro	2024		$250,000		$193,750	$			$365,841		$19,802		$829,393
Executive Chairman(1)	2023		$215,577		$162,500	$			$675,000		$21,479		$1,074,556

T. Ryan Sullivan	2024		$400,000		$193,750	$			$365,841		$43,485		$1,003,076
President and Chief Executive Officer(2)	2023		$331,154		$162,500	$			$675,000		$40,726		$1,209,380

Tara A. Campbell	2024		$270,200		$94,625	$			$79,020		$20,785		$464,630
Executive Vice President and Chief Operating Officer at GBank(3)	2023		$190,000		$83,161		$167,895		$54,000		$13,694		$508,750

Jeffery E. Whicker	2024		$280,592		$104,500	$			$79,020		$17,648		$481,760
Executive Vice President and Chief Financial Officer at GBank(4)	2023		$269,904		$83,061	$			$54,000		$17,391		$424,356

Nancy M. DeCou	2024		$229,662	$		$			$79,020		$4,056,947		$4,365,629
Executive Vice President and Chief SBA Officer at GBank(5)	2023		$225,077		$661	$			$23,625		$2,664,302		$2,913,665

David J. Fersdahl	2024		$244,708		$62,500	$			$79,020		$9,536		$395,764
Executive Vice President and Card and Payments at GBank(6)	2023		$239,904		$53,261	$			$47,250		$9,560		$349,975

Keith F. Jarvis	2024		$198,673		$76,625	$			$79,020		$10,674		$364,992
Executive Vice President and Chief Credit Officer at GBank(7)	2023		$191,031		$62,553	$			$47,250		$11,462		$312,296

Shouvik K. Ray	2024		$199,502		$67,000	$			$79,020		$9,304		$354,826
Executive Vice President and Chief Information & Technology Officer at GBank (8)	2023		$193,631		$43,254	$			$47,250		$10,040		$294,175

Scot M. Levine	2024		$140,577		$72,037		$318,360		$79,020		$4,039		$614,033
Executive Vice President and Chief Risk Officer at GBank (9)	2023	$		$		$		$		$		$

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(1) For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Nigro. For the year ended December 31, 2023, the amount of stock awards represents the fair value of shares granted. The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $3,634 of 401(K) of employer match, $2,605 of group term life insurance, $2,400 of phone & data allowance, $5,163 of health insurance and $6,000 of car allowance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $4,923 of 401(K) of employer match, $3,014 of group term life insurance, $2,400 of phone & data allowance, $5,142 of health insurance and $6,000 of car allowance.

(2) For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Sullivan. For the year ended December 31, 2023, the amount of stock awards represents the fair value of shares granted. The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $14,154 of 401(k) of employer match, $277 of group term life insurance, $3,600 phone & data allowance, $13,454 of health insurance and $12,000 of car allowance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $11,285 of 401(k) of employer match, $388 of group term life insurance, $3,600 phone & data allowance, $13,454 of health insurance and $12,000 of car allowance.

(3) Ms. Campbell was appointed Executive Vice President and Chief Operating Officer at GBank on April 3, 2023. For the year ended December 31, 2024, the amount of stock awards represents the fair value of shares granted to Ms. Campbell. The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $12,108 of 401(k) of employer match, $277 of group term life insurance and $8,400 of car allowance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $7,200 of 401(k) of employer match, $194 of group term life insurance and $6,300 of car allowance.

(4) Mr. Whicker was appointed Executive Vice President and Chief Financial Officer at GBank on April 19, 2021. For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Whicker. The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $11,224 of 401(k) employer match, $425 of group term life insurance and $6,000 of car allowance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $10,796 of 401(k) employer match, $595 of group term life insurance and $6,000 of car allowance.

(5) Ms. DeCou was appointed Executive Vice President and Chief SBA Officer at GBank on May 1, 2015. For the year ended December 31, 2024, the amount of stock awards represents the fair value of shares granted to Ms. DeCou. The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $53,689 of 401(k) employer match, $3,400 of group term life insurance and $3,999,858 of total commissions. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $46,725of 401(k) employer match, $4,572of group term life insurance and $2,613,005 of total commissions.

(6) Mr. Fersdahl was appointed Executive Vice President Card and Payments at GBank on April 28, 2020.  For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Fersdahl.  The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards.  The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $9,259 of 401(k) employer match and $277 of group term life insurance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $9,173 of 401(k) employer match and $388 of group term life insurance.

(7) Mr. Jarvis was appointed Executive Vice President and Chief Credit Officer at GBank on November 2, 2015.  For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Jarvis.  The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards.  The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $8,329 of 401(k) of employer match and $2,345 of group term life insurance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $8,179 of 401(k) of employer match and $3,283 of group term life insurance.

(8) Mr. Ray was appointed Executive Vice President and Chief Information & Technology Officer at GBank on March 21, 2022.  For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Ray.  The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $8,880 of 401(k) of employer match and $425 of group term life insurance. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2023, consisted of $9,445 of 401(k) of employer match and $594 of group term life insurance.

(9) Mr. Levine was appointed Executive Vice President and Chief Risk Officer at GBank on April 29, 2024.  For the year ended December 31, 2024, the amount of stock awards represents the fair value of restricted shares of common stock granted to Mr. Ray.  The stock awards granted are calculated on the date of grant in accordance with Financial Accounting Standards. The amount listed under the column entitled “All Other Compensation” in the Summary Compensation Table for the year ended December 31, 2024, consisted of $3,887 of 401(k) of employer match and $152 of group term life insurance.

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Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2024:

Name and Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexrcisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward M. Nigro Executive Chairman (1)								56,280	2,420,040

T. Ryan Sullivan, President and Chief Executive Officer (2)								57,120	2,456,160

Tara A. Campbell EVP and Chief Operating Officer GBank(3)	13,000		52,000	$12.37	11/03/2033			6,266	2,505,438

Jeffery E. Whicker EVP and Chief Financial Officer GBank(4)	40,000		60,000	$10.80	8/01/2032			8,196	2,932,428

Nancy M. DeCou EVP and Chief SBA Officer GBank(5)								7,656	329,208

David J. Fersdahl, EVP and Card and Payments(6)								8,283	356,169

Keith F. Jarvis, EVP and Chief Credit Officer GBank(7)								8,703	374,229

Scot M. Levine(9) Executive Vice President and Chief Risk Officer at GBank			40,000	$20.31	9/12/2034			3,600	1,874,800

Shouvik K Ray EVP and Chief Information &Technology Officer GBank(8)								6,983	300,269

(1) Pursuant to Mr. Nigro’s restricted stock award agreement dated December 18, 2020, we granted 6,500 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $6.15 per Share, for a term to expire on December 18, 2025, and where 1,300 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Mr. Nigro’s restricted stock award agreement dated October 12, 2021, we granted 5,700 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.95 per Share, for a term to expire on October 12, 2026, and where 1,140 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Nigro’s restricted stock award agreement dated October 10, 2022, we granted 4,500 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 900 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Nigro’s restricted stock award agreement dated October 25, 2023, we granted 50,000 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 16,667 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Nigro’s restricted stock award agreement dated October 7, 2024, we granted 16,667 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 5,555 shares vest annually over a three-year period beginning October 25, 2025.

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(2) Pursuant to Mr. Sullivan’s restricted stock award agreement dated December 18, 2020, we granted 10,700 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $6.15 per Share, for a term to expire on December 18, 2025, and where 2,140 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 12, 2021, we granted 5,700 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.95 per Share, for a term to expire on October 12, 2026, and where 1,140 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 10, 2022, we granted 4,500 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 900 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 25, 2023, we granted 50,000 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 16,667 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Sullivan’s restricted stock award agreement dated October 7, 2024, we granted 16,667 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 5,555 shares vest annually over a three-year period beginning October 25, 2025.

(3) Pursuant to Ms. Campbell’s stock option agreement dated November 3, 2023, we granted an option to purchase 65,000 shares of common stock under our 2016 Equity Incentive Plan at an exercise price of $12.37 per share, for a term to expire on November 3, 2033, and where 13,000 shares vest annually over a five-year period beginning November 3, 2024. Pursuant to Ms. Campbell’s restricted stock award agreement dated October 25, 2023, we granted 4,000 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 1,333 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Ms. Campbell’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

(4) Pursuant to Mr. Whicker’s stock option agreement dated August 1, 2022, we granted an option to purchase 100,000 shares of common stock under our 2016 Equity Incentive Plan at an exercise price of $10.80 per share, for a term to expire on August 1, 2032, and where 20,000 shares vest annually over a five-year period beginning August 1, 2023. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 12, 2021, we granted 2,200 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.95 per Share, for a term to expire on October 12, 2026, and where 440 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 25, 2023, we granted 4,000 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 1,333 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Whicker’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

(5) Pursuant to Ms. DeCou’s restricted stock award agreement dated December 18, 2020, we granted 4,800 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $6.15 per Share, for a term to expire on December 18, 2025, and where 960 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 12, 2021, we granted 2,200 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.95 per Share, for a term to expire on October 12, 2026, and where 440 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 25, 2023, we granted 1,750 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 583 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Ms. DeCou’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

(6) Pursuant to Mr. Fersdahl’s restricted stock award agreement dated December 18, 2020, we granted 2,100 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $6.15 per Share, for a term to expire on December 18, 2025, and where 420 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Mr. Fersdahl’s restricted stock award agreement dated October 12, 2021, we granted 2,200 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.95 per Share, for a term to expire on October 12, 2026, and where 440 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Fersdahl’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Fersdahl’s restricted stock award agreement dated October 25, 2023, we granted 3,500 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 1,167 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Fersdahl’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

(7) Pursuant to Mr. Jarvis’s restricted stock award agreement dated December 18, 2020, we granted 4,200 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $6.15 per Share, for a term to expire on December 18, 2025, and where 840 shares vest annually over a five-year period beginning December 18, 2021. Pursuant to Mr. Jarvis’s restricted stock award agreement dated October 12, 2021, we granted 2,200 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.95 per Share, for a term to expire on October 12, 2026, and where 440 shares vest annually over a five-year period beginning October 12, 2022. Pursuant to Mr. Jarvis’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Jarvis’s restricted stock award agreement dated October 25, 2023, we granted 3,500 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 1,167 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Jarvis’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

(8) Pursuant to Mr. Ray’s restricted stock award agreement dated October 10, 2022, we granted 1,750 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $9.70 per Share, for a term to expire on October 10, 2027, and where 350 shares vest annually over a five-year period beginning October 10, 2023. Pursuant to Mr. Ray’s restricted stock award agreement dated October 25, 2023, we granted 3,500 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $13.50 per Share, for a term to expire on October 25, 2026, and where 1,167 shares vest annually over a three-year period beginning October 25, 2024. Pursuant to Mr. Ray’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

 (9) Pursuant to Mr. Levine’s stock option agreement dated September 12, 2024, we granted an option to purchase 40,000 shares of common stock under our 2016 Equity Incentive Plan at an exercise price of $20.31 per share, for a term to expire on September 12, 2034, and where 8,000 shares vest annually over a five-year period beginning September 12, 2025. Pursuant to Mr. Levine’s restricted stock award agreement dated October 7, 2024, we granted 3,600 shares of common stock under our 2016 Equity Incentive Plan at a fair market value of the Stock at the time of transfer of $21.95 per Share, for a term to expire on October 27, 2027, and where 1,200 shares vest annually over a three-year period beginning October 25, 2025.

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2007 Long-Term Stock Option Plan.

We adopted the 2007 Long-Term Stock Option Plan (the “2007 Plan”) for the benefit of organizers, directors, and key employees of the Company and all of its subsidiaries, including GBank. The 2007 Plan was authorized to issue up to 700,000 shares of common stock, of which 688,650 had been granted and 11,350 were unawarded and forfeited by plan expiration. Of the common stock shares granted, 566,150 had been issued, 94,000 had been cancelled and forfeited by plan expiration, and 28,500 are outstanding as of December 31, 2024. The 2007 Plan required that the exercise price be equal to the fair market value of the common stock at the date of grant. Currently granted and outstanding stock options have an exercise price of $1.50 per share. Generally, the options granted under the 2007 Plan had a five-year vesting at 20% per year with a ten-year life. The 2007 Plan contains a provision allowing the primary federal regulator to direct the institution to require plan participants to exercise or forfeit their stock rights if the institution’s capital falls below the minimum requirements as determined by its state or primary federal regulator. Stock rights are not transferable by participants. Due to the scheduled expiration of the 2007 Plan, no further grants will be made under said Plan. The Company also has the 2016 Incentive Plan (the “Incentive Plan”).

2016 Equity Incentive Plan.

The Incentive Plan is intended to assist the Company in aligning the interests of the Company’s directors and employees with the interests of the stockholders. The Incentive Plan supplemented the 2007 Plan and continued the compensation policies and practices through the issuance of a wide scope of products and incentives. The Company, through the Incentive Plan, has the ability to grant equity-based incentives to eligible participants through the issuance of long-term incentive compensation such as stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on, or related to, shares of the common stock (together with incentive stock options, collectively referred to as "Incentive Awards"). As approved by the stockholders at its 2021 and 2023 Annual Meetings, the maximum total number of shares available for Incentive Awards under the Incentive Plan is 1,000,000 shares of common stock, plus all shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or that expire or terminate prior to the exercise or vesting of the Incentive Awards in full, plus shares that are surrendered to the Company in connection with the exercise or vesting of Incentive Awards, whether previously owned or otherwise subject to such Incentive Awards. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company, shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.  As of December 31, 2024, the Company has granted 643,627 Incentive Awards under the Incentive Plan, of which 42,646 have been cancelled, 292,946 have been issued, and 308,035 are outstanding.

Deferred Incentive and Compensation Plan.

On December 15, 2016, the Company adopted an unfunded nonqualified deferred incentive compensation plan (the Plan) primarily to provide supplemental retirement benefits and incentive compensation for selected employees. The Company contributes to the Plan in the amounts determined according to the terms of each participant’s agreement. Each participant shall vest in an amount of one-third of each contribution each Plan year until age 65 then all contributions will be fully vested at inception. Each year, contributions and deferrals are to be distributed for each of the three immediately preceding years, plus related interest. The accrued liability for the Plan is included in other liabilities on the consolidated balance sheets and totaled $4.4 million as of December 31, 2024 and $3.6 million as of December 31, 2023. The expense related to the plan was $74 thousand in 2024 and $37 thousand in 2023 and is included as a component of noninterest expense on the consolidated statements of income.

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Executive Annual and Long-Term Incentive Plan

The Incentive Plan is intended to assist the Company in aligning the interests of the Company’s directors and employees with the interests of the stockholders. The Incentive Plan supplemented the 2007 Plan and continued the compensation policies and practices through the issuance of a wide scope of products and incentives. The Company, through the Incentive Plan has the ability to grant equity-based incentives to eligible participants through the issuance of long-term incentive compensation such as stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on, or related to, shares of the Common Stock (together with incentive stock options, collectively referred to as "Incentive Awards"). As approved by the stockholders at its 2021 and 2023 Annual Meetings, the maximum total number of shares available for Incentive Awards under the Incentive Plan is 1,000,000 shares of Common Stock, plus all shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or that expire or terminate prior to the exercise or vesting of the Incentive Awards in full, plus shares that are surrendered to the Company in connection with the exercise or vesting of Incentive Awards, whether previously owned or otherwise subject to such Incentive Awards. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company, shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.  As of December 31, 2023, the Company has granted 643,627 Incentive Awards under the Incentive Plan, of which 42,646 have been cancelled, 292,946 have been issued, and 308,035 are outstanding.

Employment Agreements with the Company.

Edward M. Nigro.  The Company and GBank entered into an Intercompany Shared Employment Agreement with Edward M. Nigro, the Executive Chairman of the Company and GBank on January 31, 2024 for his continued service in such roles to remain effective as long as he continues to serve as Executive Chairman.  Mr. E. Nigro’s agreement sets forth certain compensation and benefits to which Mr. E. Nigro is entitled in his role as Executive Chairman of the Company and GBank. Mr. Sullivan’s role as director on the board of directors of the Company and GBank are not part of this agreement.

Mr. E. Nigro’s compensation arrangements under the agreement for his service as Executive Chairman are consistent with his recent prior annual compensation arrangements and include an annual base salary in 2024 of not less than $250,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in the Company’s Executive Annual and Long-Term Incentive Plan as well as participate in any and all other employee benefits and plans that may be developed and adopted by the Company and/or GBank, including, but not limited to the 401(k) plan.  The Company and Bank will split the cost of Mr. E. Nigro’s employment.

T. Ryan Sullivan.  The Company entered into an employment agreement with Mr. Sullivan on September 1, 2023 to be the President and Chief Executive Officer of the Company as well as GBank for his continued service in such roles for an initial term of three (3) years with automatic additional three (3) year extensions subject to either party providing at least 180 days written notice of non-renewal.  Mr. Sullivan’s agreement sets forth certain compensation and benefits to which Mr. Sullivan is entitled in his role as President and Chief Executive Officer of the Company and GBank.  Mr. Sullivan’s role as director on the board of directors of the Company and GBank  are not part of this employment agreement.

Mr. Sullivan’s compensation arrangements under the agreement for his service as President and Chief Executive Officer are consistent with his recent prior annual compensation arrangements and include an annual base salary in 2024 of not less than $400,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in the Company’s Executive Annual and Long-Term Incentive Plan as well as participate in any and all other employee benefits and plans that may be developed and adopted by the Company and/or GBank, including, but not limited to the 401(k) plan.

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Mr. Sullivan is also entitled to receive additional compensation upon the acquisition or dissolution of the Company in which it is not the surviving or resulting corporation or upon the transfer of all or substantially all of the stock or assets of the Company and Mr. Sullivan is not retained by the surviving or resulting corporation in a position satisfactory to him.  If the Mr. Sullivan’s employment ends based on the terms of the prior sentence, the he is entitled to receive: (i) two (2) times his then current annual base salary, (ii) 50% of all cash bonuses and cash incentives (including those arising from any deferred compensation plans) paid to Mr. Sullivan for the 12-month period prior to the effective termination date; and (iii) right to exercise in full all outstanding stock options, whether vested or not, within a 90-day period from the effective termination date.  The provision of this paragraph and the payments described to Mr. Sullivan shall not include a bank holding company reorganization wherein the stockholders who control at least 80% of the shares of the Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.

The Compensation Committee believes that this agreement is necessary to set forth the terms of Mr. Sullivan’s continued service as executive of the Company and GBank in light of all relevant factors, which include his leadership experience and history for more than 11 years as the President and CEO of the Company and GBank, desired terms and conditions of his continued employment, and the strategic importance of his position with the Company and GBank, with compensation arrangements consistent with recent prior years.

Employment Agreements with GBank

GBank has entered into employment agreements with each of the executives as described below.

Jeffery E. Whicker. GBank entered into an employment agreement with Mr. Whicker on August 1, 2022 to be the Executive Vice President and Chief Financial Officer of GBank for his continued service in such roles for an initial term of three (3) years with automatic additional two (2) year extensions subject to either party providing at least 180 days written notice of non-renewal unless the said agreement is terminated before said extension term(s).  Mr. Whicker’s agreement sets forth certain compensation and benefits to which Mr. Whicker is entitled in his role as Executive Vice President and Chief Financial Officer of GBank.  Mr. Whicker’s compensation arrangements under the agreement for his position are consistent with his recent prior annual compensation arrangements and include an annual base salary in 2024 of not less than $280,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in a discretionary annual bonus programs.  Mr. Whicker received a $50,000 signing bonus when he executed this Agreement. In addition, Mr. Whicker is eligible to participate in any and all other employee benefits and plans that may be developed and adopted by GBank, including, but not limited to the 401(k) plan.

Mr. Whicker is also entitled to receive additional compensation upon the acquisition or dissolution of GBank in which it is not the surviving or resulting corporation or upon the transfer of all or substantially all of the stock or assets of the Company and Mr. Whicker is not retained by the surviving or resulting corporation in a position satisfactory to him.  If Mr. Whicker employment ends based on the terms of the prior sentence, he is entitled to receive one (1) times his then current annual base salary and the right to exercise in full all outstanding stock options, whether vested or not, within a 90-day period from the effective termination date. The provision of this paragraph and the payments described to Mr. Whicker shall not include a bank holding company reorganization wherein the stockholders who control at least 80% of the shares of the Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.

David J. Fersdahl. GBank entered into an employment agreement with Mr. Fersdahl on September 2, 2022 to be the Executive Vice President and Chief Risk Officer of GBank for his continued service in such roles for an initial term of two (2) years with automatic additional two (2) year extensions subject to either party providing at least 180 days written notice of non-renewal unless the said agreement is terminated before said extension term(s).  Mr. Fersdahl’s agreement sets forth certain compensation and benefits to which Mr. Fersdahl is entitled in his role as Executive Vice President and Chief Risk Officer of GBank.  Mr. Fersdahl’s compensation arrangements under the agreement for his position are consistent with his recent prior annual compensation arrangements and include an annual base salary in 2024 of $244,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in a discretionary annual bonus programs.  In addition, Mr. Fersdahl is eligible to participate in any and all other employee benefits and plans that may be developed and adopted by GBank, including, but not limited to the 401(k) plan.

Mr. Fersdahl is also entitled to receive additional compensation upon the acquisition or dissolution of the Company in which it is not the surviving or resulting corporation or upon the transfer of all or substantially all of the stock or assets of the Company and Mr. Fersdahl is not retained by the surviving or resulting corporation in a position satisfactory to him.  If Mr. Fersdahl’s employment ends based on the terms of the prior sentence, then he is entitled to receive one (1) times his then current annual base salary and the right to exercise in full all outstanding stock options, whether vested or not, within a 90-day period from the effective termination date.  The provision of this paragraph and the payments described to Mr. Fersdahl shall not include a bank holding company reorganization wherein the stockholders who control at least 80% of the shares of the Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.

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Keith Jarvis. GBank entered into an employment agreement with Mr. Jarvis on October 1, 2018 to be the Executive Vice President and Chief Credit Officer of GBank for his continued service in such roles for an initial term of two (2) years with automatic additional two (2) year extensions subject to either party providing at least 180 days written notice of non-renewal unless the said agreement is terminated before said extension term(s).  Mr. Jarvis’ agreement sets forth certain compensation and benefits to which Mr. Jarvis is entitled in his role as Executive Vice President and Chief Credit Officer of GBank.  Mr. Jarvis’ compensation arrangements under the agreement for his position are consistent with his recent prior annual compensation arrangements and include an annual base salary in 2024 of not less than $198,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in a discretionary annual bonus programs.  In addition, Mr. Fersdahl is eligible to participate in any and all other employee benefits and plans that may be developed and adopted by GBank, including, but not limited to the 401(k) plan.

Mr. Jarvis is also entitled to receive additional compensation upon the acquisition or dissolution of GBank in which it is not the surviving or resulting corporation or upon the transfer of all or substantially all of the stock or assets of the Company and Mr. Jarvis is not retained by the surviving or resulting corporation in a position satisfactory to him.  If Mr. Jarvis’ employment ends based on the terms of the prior sentence, then he is entitled to receive one and half (1.5) times his then current annual base salary and the right to exercise in full all outstanding stock options, whether vested or not, within a 90-day period from the effective termination date.  The provision of this paragraph and the payments described to Mr. Jarvis shall not include a bank holding company reorganization wherein the stockholders who control at least 80% of the shares of the Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.

Tara Campbell. GBank entered into an employment agreement with Ms. Campbell on July 21, 2023 to be the Executive Vice President and Chief Operating Officer of GBank for her continued service in such roles for an initial term of two (2) years with automatic additional two (2) year extensions subject to either party providing at least 180 days written notice of non-renewal unless the said agreement is terminated before said extension term(s).  Ms. Campbell’s agreement sets forth certain compensation and benefits to which Ms. Campbell is entitled in her role as Executive Vice President and Chief Operating Officer of GBank.  Ms. Campbell’s compensation arrangements under the agreement for her position are consistent with her recent prior annual compensation arrangements and include an annual base salary in 2024 of not less than $270,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in a discretionary annual bonus programs.  Ms. Campbell received a $50,000 signing bonus when she executed this Agreement. In addition, Ms. Campbell is eligible to participate in any and all other employee benefits and plans that may be developed and adopted by GBank, including, but not limited to the 401(k) plan.

Ms. Campbell is also entitled to receive additional compensation upon the acquisition or dissolution of GBank in which it is not the surviving or resulting corporation or upon the transfer of all or substantially all of the stock or assets of GBank and Ms. Campbell is not retained by the surviving or resulting corporation in a position satisfactory to her.  If Ms. Campbell’s employment ends based on the terms of the prior sentence, then she is entitled to receive one (1) times her then current annual base salary and the right to exercise in full all outstanding stock options, whether vested or not, within a 90-day period from the effective termination date.  The provision of this paragraph and the payments described to Ms. Campbell shall not include a bank holding company reorganization wherein the stockholders who control at least 80% of the shares of the Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.

Shouvik Ray.  GBank entered into an employment agreement with Mr. Ray on January 1, 2023 to be the Executive Vice President and Chief Information and Technology Officer of GBank for his continued service in such roles for an initial term of two (2) years with automatic additional two (2) year extensions subject to either party providing at least 180 days written notice of non-renewal unless this agreement is terminated before said extension term(s).  Mr. Ray’s agreement sets forth certain compensation and benefits to which Mr. Ray is entitled in his role as Executive Vice President and Chief Information and Technology Officer of GBank.  Mr. Ray’s compensation arrangements under the agreement for his position are consistent with his recent prior annual compensation arrangements and include an annual base salary in 2024 of not less than $199,000 or such higher salary as is determined by the Compensation Committee, eligibility to participate in a discretionary annual bonus programs.  In addition, Mr. Ray is eligible to participate in any and all other employee benefits and plans that may be developed and adopted by GBank, including, but not limited to the 401(k) plan.

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Mr. Ray is also entitled to receive additional compensation upon the acquisition or dissolution of GBank in which it is not the surviving or resulting corporation or upon the transfer of all or substantially all of the stock or assets of GBank and Mr. Ray is not retained by the surviving or resulting corporation in a position satisfactory to him.  If Mr. Ray’s employment ends based on the terms of the prior sentence, then he is entitled to receive one (1) times his then current annual base salary and the right to exercise in full all outstanding stock options, whether vested or not, within a 90-day period from the effective termination date.  The provision of this paragraph and the payments described to Mr. Ray shall not include a bank holding company reorganization wherein the stockholders who control at least 80% of the shares of the Company prior to the reorganization will control at least 80% of the shares of the bank holding company in substantially the same proportion following the reorganization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our Articles of Incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Nevada Revised Statues. We also intend to purchase a policy of directors’ and officers’ liability insurance that will insure our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Agreements

On February 1, 2007, GBank entered into a five-year lease agreement with five 5-year options for its headquarters and branch at the southwest Las Vegas location, with Nigro HQ, LLC, a Nevada limited liability company, as the landlord. The landlord is an entity in which Edward M. Nigro (Executive Chairman of our board of directors and GBank’s board of directors) and Todd A. Nigro (a member of our board of directors and GBank’s board of directors) have a 15.78% and 25.27% ownership interest, respectively. The lease for this location originally required GBank to pay rent monthly at an initial base rate of $2.20 per rentable square foot, or $19,538 per month, with the first year’s operating expenses included. Increases in the operating expenses after the base year are paid by GBank based on a pro rata basis. The rent increases by 3% per annum starting in the second (2nd) year of the lease term. On April 16, 2012, GBank exercised its option for its first of five 5-year lease extensions. This extension was exercised in conjunction with a reduction in monthly base rent to $2.00 per rentable square foot, or $17,762 per month. On February 1, 2016, GBank executed an amendment for the addition of approximately 3,052 rentable square feet at its southwest Las Vegas location. This lease amendment required GBank to pay $2.00 per additional square foot, or $6,104 per month, after free rent (for two months), with lease expiration being coterminous with all currently leased space at this location. On September 6, 2017, GBank exercised its option for its second of five 5-year lease extensions. This extension was exercised in conjunction with a reduction in monthly base rent to $1.68 per rentable square foot, or $19,991 per month. On August 25, 2022, GBank exercised its option for its third of five 5-year lease extensions. This extension was exercised in conjunction with an increase in monthly base rent to $2.54 per rentable square foot, or $30,251.60 per month. On October 10, 2022, GBank exercised its option for its fourth of five 5-year lease extensions. This extension was exercised in conjunction with four (4) additional 5-year options to extend the term of the lease. GBank’s next lease expiration for this location is scheduled for September 30, 2032. The financial terms of this lease, subsequent renewal, and ownership interest in this landlord by Edward M. Nigro and Todd A. Nigro were disclosed to both federal and state banking regulators along with an independent market review of the property. Independent market reviews have confirmed that the terms of this lease, as well as the April 2012, February 2016, September 2017, August 2022, and October 2022 amendments, were on substantially the same terms as those prevailing at the time for comparable transaction with non-insiders and did not present more than the normal risk of such transactions nor present other unfavorable terms. Moreover, this lease was approved by the disinterested members of GBank’s board of directors (i.e., the members of the board of directors with no ownership interest in the landlord and no familial relationship with parties with an ownership interest in the landlord), who determined that the terms and conditions of this lease are fair and reasonable to GBank.

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On April 23, 2008, and commencing April 1, 2009, GBank entered into a 15-year lease agreement with six 5-year options for its Seven Hills Location, with Ten Saints Properties LLC, a Nevada limited liability company, as the landlord. The landlord is an entity in which Todd Nigro (a member of our board of directors and GBank’s board of directors) has a 10% ownership interest. The lease for this location originally required GBank to pay rent monthly at an initial base rate of $3.25 per rentable square foot or $18,037.50 per month, with a monthly common area expense to be charged to GBank on a pro-rata basis. The rent increases by 15% at the end of each 5-year period, including all option periods. On October 21, 2022, GBank exercised its option for its first and second of six 5-year lease extensions. This extension was exercised in conjunction with an increase in monthly base rent to $4.30 per rentable square foot, or $23,854.60 per month, and a reduction in the rent increase at the end of each 5-year period, including all option periods, from 15% to 12%. GBank’s next lease expiration for this location is scheduled for October 31, 2032. The financial terms of this lease, subsequent renewal, and ownership interest in this landlord by Todd A Nigro was disclosed to both the federal and state banking regulators along with an independent market review of the property. Independent market reviews have confirmed that the terms of this lease, as well as the October 2022 amendment, were on substantially the same terms as those prevailing at the time for comparable transactions with non-insiders and did not present more than the normal risk of such transactions nor present other unfavorable terms. Moreover, this lease was approved by the disinterested members of GBank’s board of directors (i.e., the members of the board of directors with no ownership interest in the landlord and no familial relationship with parties with an ownership interest in the landlord), who determined that the terms and conditions of this lease are fair and reasonable to GBank.

In April 2015, we originally entered into a sponsorship and program management agreement with BCS, which has common ownership with members of our board of directors. Four (4) directors of the Company (Messrs. Edward and Todd Nigro, Finley and Sklar) as well as three (3) directors of the Bank (Messrs. Herbst and Nelson and Ms. Lowe) have an ownership interest in BCS along with certain of the Company’s shareholders. The agreement was amended and restated in June 2022. Under this agreement, we issue prepaid debit cards through its memberships in the Discover, MasterCard, VISA, and various other networks, and BCS serves as the program manager for the cards. In addition to card issuance, we provide settlement accounts and receives a percentage of BCS’s gross revenues as compensation for these services. We recognized approximately $2,000 and $244,000 in revenue associated with this arrangement during the years ended December 31, 2024, and 2023. This agreement was amended and restated in March 2025.

In the course of ordinary business, GBank has granted loans to our officers and directors as well as GBank’s officers and directors and their respective affiliates.  At December 31, 2024 and 2023, direct loans to such parties approximated $17.6 million and $12.5 million, respectively. Total borrowing advances were approximately $6.4 million and total repayments were approximately $1.2 million for the year ended December 31, 2024. Undisbursed loan commitments with related parties totaled $2.5 million and $1.8 million as of December 31, 2024, and 2023, respectively. None of these loans are past due, on nonaccrual status, or restructured to provide a reduction or deferral of principal or interest. Deposits from related parties in the normal course of business totaled approximately $56.2 million and $54.0 million at December 31, 2024, and 2023, respectively.

For the year ended December 31, 2024, the law firm Sklar Williams PLLC (“Sklar Williams”), billed us a total of $258,000 for legal fees. Sklar Williams has served as legal counsel to us in connection with the offering of the securities in this prospectus. Alan Sklar, a principal of Sklar Williams, is also a member of our board of directors and beneficial holder of 509,587 shares of our common stock.

PRINCIPAL STOCKHOLDERS

The following table lists, as of January 3, 2025, the number of shares of our common stock that are beneficially owned by:

(i)	each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock;
(ii)	each named executive officer and director of our Company; and
(iii)	all executive officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security, of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages of common stock prior to the offering are calculated based on shares of our common stock issued and outstanding as of the date of this prospectus. Percentages of common stock after the offering are calculated based on shares of common stock issued and outstanding after this offering.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by them.  As of the date of this prospectus, we had 14,270,912 shares of common stock issued and outstanding, 231,508 of which were non-voting shares of common stock.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Prior to the Offering	Percent of Common Stock After the Offering	Percent of Total Voting Power Prior to the Offering	Percent of Total Voting Power After the Offering

Directors and Executive Officers
Edward M. Nigro(2)	1,158,287	8.12%	8.12	8.25%	8.25%
Todd A. Nigro(3)	337,962	2.37%	2.37	2.41	2.41%
T. Ryan Sullivan(4)	282,631	1.98%	1.98	2.01	2.01%
A. Lee Finley(5)	1,682,436	11.79%	11.79	11.98	11.98%
Charles W. Griege, Jr. (6)	527,715	3.70%	3.70	3.76	3.76%
William J. Hornbuckle IV(7)	421,562	2.95%	2.95	3.00	3.00%
Katie S. Lever(8)	38,901	*	*	*	* %
James K. Sims(9)	87,826	*	*	*	*
Alan C. Sklar(10)	510,274	3.58%	3.58%	3.63	3.63%
Michael C. Voinovich(11)	75,651	*	*	*	*

Key Employees
Tara A. Campbell(12)	1,334	*	*	*	*
Nancy M. DeCou(13)	74,514	*	*	*	*
David J. Fersdahl(14)	4,867	*	*	*	*
Keith F. Jarvis(15)	63,187	*	*	*	*
Scot M. Levine	0	*	*	*	*
Shouvik K. Ray(16)	1,867	*	*	*	*
Jeffery E. Whicker(17)	3,354	*	*	*	*

Directors and executive officers as a group (10 persons)	5,123,245	35.90%	35.90%	36.49%	36.49%

Directors, executive officers and key employees as group (17 persons)	5,272,368	36.94%	36.94%	37.55%	37.55%

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* Less than 1%.

(1)

Unless otherwise specified, the address of each of the persons set forth above is in care of GBank Financial Holdings Inc., at the address of 9115 West Russell Road, Suite 110, Las Vegas, Nevada 89148.

(2)

Includes 69,442 shares of Common Stock held by Mr. Nigro, personally, 255,576 shares of Common Stock held by The 1990 Nigro Trust, 669,769 shares of Common Stock held by affiliated limited liability companies, 80,000 shares of Common Stock held by Bank of George 401(K) Profit Sharing Plan FBO Edward Nigro, and 83,500 shares of Common Stock held by Bank of George 401(K) Profit Sharing Plan Roth Converted FBO Edward Nigro.

(3)

Includes 5,748 shares of Common Stock held by Mr. Nigro, personally, 280,694 shares of Common Stock held by an affiliated limited liability company, 12,880 shares of Common Stock held by the Isabelle Nigro Trust, 12,880 shares of Common Stock held by the Nathan Nigro Trust, 12,880 shares of Common Stock held by the Nicholas Nigro Trust, and 12,880 shares of Common Stock held by the Olivia Nigro Trust.

(4)

Includes 17,567 shares of Common Stock held by Mr. Sullivan, personally, 187,905 shares of Common Stock held by the Ryan & Leslie Sullivan Trust, 3,280 shares of Common Stock held by Terrance Ryan Sullivan, jointly with Leslie Sullivan, 64,779 shares of Common Stock held by Equity Trust Company, Custodian, Bank of George 401k PSP FBO Terrance Ryan Sullivan, and 9,100 shares of Common Stock held by Equity Trust Company FBO Terrance Ryan Sullivan IRA.

(5)

Includes 10,142 shares of Common Stock held by Mr. Finley, personally, 1,540,000 shares of Common Stock held by Mr. Finley, jointly with Susan N. Finley, and 132,294 shares of Common Stock held by an affiliated company.

(6)	Includes 108,426 shares of Common Stock held by Mr. Griege, personally, and 419,289 shares of Common Stock held by an affiliated company.
(7)	Includes 22,277 shares of Common Stock held by Mr. Hornbuckle, personally, and 399,285 shares of Common Stock held by the William J. Hornbuckle IV Trust.
(8)	Includes 38,901 shares of Common Stock held by Ms. Lever, personally
(9)	Includes 4,825 shares of Common Stock held by Mr. Sims, personally, and 83,001 shares of Common Stock held by James K. Sims, jointly with Catherine M. Sims.
(10)

Includes 5,123 shares of Common Stock held by Mr. Sklar, personally, 505,051 shares of Common Stock held by the Sklar Family LP, which is an affiliate of Mr. Sklar, and 100 shares of Common Stock held by the Sklar Family Trust.

(11)	Includes 75,651 shares of Common Stock held by Mr. Voinovich, personally.
(12)	Includes 1,334 shares of Common Stock held by Ms. Campbell, personally.
(13)	Includes 1,284 shares of Common Stock held by Ms. DeCou, personally, and 73,230 shares of Common Stock held by the DeCou Family Trust.
(14)	Includes 4,867 shares of Common Stock held by Mr. Fersdahl, personally.
(15)	Includes 63,187 shares of Common Stock held by Mr. Jarvis, personally.
(16)	Includes 1,867 shares of Common Stock held by Mr. Ray, personally
(17)	Includes 3,354 shares of Common Stock held by Mr. Whicker, personally.

The following table lists, as of the date of this prospectus, the number of shares of our non-voting shares of common stock beneficially owned by BankCard Services LLC.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Non-Voting Common Stock	Percent of Non-Voting Common Stock Prior to and After the Offering

BankCard Services LLC	231,508	100%

(1)	The address of BankCard Services LLC is in care of GBank Financial Holdings Inc., at the address of 9115 West Russell Road, Suite 110, Las Vegas, Nevada 89148.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

Based on the number of shares outstanding as of March 28, 2025, immediately following the closing of this offering, we will have 14,270,912 shares of common stock issued and outstanding.

As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of outstanding warrants or conversion of outstanding convertible notes and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended, or the Exchange Act, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding; or

●	the average weekly trading volume of our common stock on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Sklar Williams PLLC. Alan Sklar, of Sklar Williams PLLC, is a member of our board of directors and beneficial holder of 509,587 shares of our common stock.

EXPERTS

The consolidated balance sheets of Gbank Financial Holdings, Inc. as of December 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, included in this Prospectus, have been so included in reliance on the report of RSM US LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our units to be sold in this offering, you should refer to the registration statement and to its exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Upon the closing of the offering, we will be subject to the informational requirements of the Exchange Act and will file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. We also maintain a website at www.gbankfinancialholdings.com. Upon completion of the offering, you may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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PROSPECTUS

GBANK FINANCIAL HOLDINGS INC.

COMMON STOCK

Through and including _____________ (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

THE DATE OF THIS PROSPECTUS IS MARCH __, 2025

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee, and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Item	Amount to be paid
SEC registration fee	$5,843
Nasdaq application fee	$5,000
Nasdaq listing fee	$75,000
Printing fees and expenses	$5,000
Legal fees and expenses	300,000
Accounting fees and expenses	900,000
Transfer agent’s fees and expenses	$1,500
Miscellaneous fees and expenses	$205,000
Total	$1,497,343

Item 14. Indemnification of Directors and Officers

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification, and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

On August 1, 2022, the Company offered and sold an incentive stock option to Jeffery Whicker, our Chief Financial Officer, and Chief Financial Officer of GBank, pursuant to that certain Employment Agreement, dated August 1, 2022, by and between GBank and Mr. Whicker.  Such incentive stock option, vests in 20% increments of 20,000 shares per year, over a five-year period, and entitles Mr. Whicker to purchase 100,000 shares of common stock of the Company, at an exercise price of $10,80 per share, for a term of 10 years. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to one employee, who is an employee of GBank.

On October 22, 2022, the Company offered and sold a total of 32,100 restricted stock awards from the Company’s 2016 Equity Incentive Plan, valued at $9.70 per share, and which vest three years from the date of grant, to 24 employees of the Company and/or GBank, as partial consideration for each such person’s employment with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees of the Company and/or GBank, as the case may be.

On April 17, 2023, the Company offered and sold a total of 7,171 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $12.19 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On July 21, 2023, the Company offered and sold a total of 6,720 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $12.42 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On October 4, 2023, the Company offered and sold a total of 6,659 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $12.42 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On October 25, 2023, the Company offered and sold a total of 147,150 restricted stock awards from the Company’s 2016 Equity Incentive Plan, valued at $13.50 per share, and which vest three years from the date of grant, to 24 employees of the Company and/or GBank, as partial consideration for each such person’s employment with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees of the Company and/or GBank, as the case may be.

On November 3, 2023, the Company offered and sold an incentive stock option to Tara Campbell, Executive Vice President and Chief Operating Officer of GBank, pursuant to that certain Employment Agreement, dated July 21, 2023, by and between GBank and Ms. Campbell.  Such incentive stock option, vests in 20% increments of 13,000 shares per year, over a five-year period, and entitles Ms. Campbell to purchase 65,000 shares of common stock of the Company, at an exercise price of $12,37 per share, for a term which expires on November 3, 2033. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to one employee, who is an employee of GBank.

On January 3, 2024, the Company offered and sold a total of 6,526 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $13.51 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On April 4, 2024, the Company offered and sold a total of 6,185 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $15.88 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On July 2, 2024, the Company offered and sold a total of 5,472 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $15.94 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On June 25, 2024, the Company entered into a Securities Exchange Agreement with BankCard Services, LLC (“BCS”). Under the Securities Exchange Agreement the Company received 143,371 shares of non-voting common shares in BCS, representing a 32.99% ownership interest in BCS. BCS received 231,508 shares of non-voting common stock in the Company. The Company made the offering pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act, in a non-public offering to one sophisticated purchaser, who has access to registration-type of information about the Company.

On September 12, 2024, the Company offered and sold an incentive stock option to Scot Levine, Executive Vice President and Chief Risk Officer of GBank, pursuant to Mr. Levine’s employment with GBank. Such option vests in 20% increments of 8,000 shares per year, over a five-year period, and entitles Mr. Levine to purchase 40,000 shares of common stock of the Company, at an exercise price of $20,31 per share, for a term which expires on September 12, 2034.  The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to one employee, who is an employee of GBank.

On October 7, 2024, the Company offered and sold a total of 107,734 restricted stock awards from the Company’s 2016 Equity Incentive Plan, valued at $21.95 per share, and which vest three years from the date of grant, to 41 employees of the Company and/or GBank, as partial consideration for each such person’s employment with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees of the Company and/or GBank, as the case may be.

On October 11, 2024, we entered into Subscription Agreements with 65 purchasers, pursuant to which the Company offered and sold an aggregate of 1,081,081 shares of common stock, par value $0.0001 per share, for aggregate proceeds of $20 million. The Company paid placement agency fees of $663 thousand. Net proceeds received by the Company were $19.3 million. The Company made the offering pursuant to the exemptions from registration afforded by Section 4(a)(2) of the Securities Act, Rule 501(a)(1)-(3) and (7) and Rule 506 of Regulation D, promulgated under the Securities Act, where each purchaser was a “institutional accredited investor” or “accredited investor” within the meaning of Rule 501 of Regulation D.

On October 23, 2024, the Company offered and sold a total of 4,504 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $20.42 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On November 18, 2024, the Company offered and sold a total of 13,600 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $26.99 per share, to 136 employees of GBank, as partial consideration for each such person’s employment with GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to employees of GBank.

On January 7, 2025, the Company offered and sold a total of 2,477 shares of common stock from the Company’s 2016 Equity Incentive Plan, valued at $35.53 per share, to 12 members of the board of directors of the Company and/or GBank, as partial consideration for each such person’s performance of duties with the Company and/or GBank. The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to directors of the Company and/or GBank, as the case may be.

On January 28, 2025, the Company offered and sold an incentive stock option to Samir Ruparel, an employee of GBank, pursuant to Mr. Ruparel’s employment with GBank. Such option vests in 20% increments of 8,000 shares per year, over a five-year period, and entitles Mr. Ruparel to purchase 40,000 shares of common stock of the Company, at an exercise price of $39.00 per share, for a term which expires on October 28, 2035.  The Company made the offering pursuant to the exemption from registration afforded by Section 3(b) of the Securities Act, and Rule 701, promulgated thereunder, to one employee, who is an employee of GBank.

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Item 16. Exhibits and Financial Statement Schedules

(a)  The following exhibits are filed as part of this registration statement:

Number	Description
2.1	Securities Exchange Agreement by and between GBank Financial Holdings Inc. and Bankcard Services, LLC, dated June 25, 2024
3.1	Articles of Incorporation
3.2.1	Bylaws
3.2.2	First Amendment to Bylaws
3.2.3	Second Amendment to Bylaws
4.1	Form of Common Stock Certificate
5.1	Opinion of Sklar Williams PLLC
10.1 #	2007 Long-Term Stock Option Plan
10.2 #	Amendment to Bank of George 2007 Long-Term Stock Option Plan
10.3 #	2016 Equity Incentive Plan
10.4 #	First Amendment to 2016 Equity Incentive Plan
10.5 #	Second Amendment to 2016 Equity Incentive Plan
10.6	Form of Registration Rights Agreement
10.7 #	Form of Subscription Agreement
10.8 #	Third Amended and Restated GBank Deferred Incentive and Compensation Plan
10.9 #	Intercompany Shared Employment Agreement dated January 31, 2024 by and between the Company, GBank and Edward M. Nigro
10.10 #	Employment agreement dated September 1, 2023, by and between the Company and T. Ryan Sullivan
10.11 #	Employment agreement dated August 1, 2022, by and between GBank and Jeffery W. Whicker
10.12 #	Employment agreement dated September 1, 2023 by and between GBank and David J. Fersdahl
10.13 #	Employment agreement dated October 1, 2018, by and between GBank and Keith Jarvis
10.14 #	Employment agreement dated July 21, 2023, by and between GBank and Tara Campbell
10.15 #	Employment agreement dated January 1, 2023, by and between GBank and Shouvik Ray
10.16

Second Amended and Restated Card Sponsorship and Program Management Agreement, dated May 17, 2023, by and between Bankcard Services, LLC, a Nevada limited liability company, and GBank, a Nevada corporation.

10.17

First Amendment to the Second Amended and Restated Card Sponsorship and Program Management Agreement, by and between BankCard Services, LLC, a Nevada limited liability company, and GBank, a Nevada corporation, entered into as of August 22, 2023, and is made effective as of June 1, 2023.

14.1	Code of Ethics
21.1	Subsidiaries of the Registrant
23.1	Consent of RSM US LLP
23.2	Consent of Sklar Williams PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Executive Compensation Recoupment Policy
107	Filing Fee Table

# Indicates management contract or compensatory plan.

(b) Financial Statement Schedules. No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, on April 1, 2025.

GBANK FINANCIAL HOLDINGS INC.

By:	/s/ T. Ryan Sullivan
Name:	T. Ryan Sullivan
Title:	President and Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Ryan Sullivan as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: April 1, 2025	By:	/s/ Edward M. Nigro
	Name:	Edward M. Nigro
	Title:	Executive Chairman of the Board

Dated: April 1, 2025	By:	/s/ T. Ryan Sullivan
	Name:	T. Ryan Sullivan
	Title:	Chief Executive Officer and Director (principal executive officer)

Dated: April 1, 2025	By:	/s/ Jeffery E. Whicker
	Name:	Jeffery E. Whicker
	Title:	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

Dated: April 1, 2025	By:	*
	Name:	Michael C. Voinovich
	Title:	Secretary and Director

Dated: April 1, 2025	By:	*
	Name:	Todd A. Nigro
	Title:	Director

Dated: April 1, 2025	By:	*
	Name:	A. Lee Finley
	Title:	Director

Dated: April 1, 2025	By:	*
	Name:	Charles W. Griege, Jr.
	Title:	Director

Dated: April 1, 2025	By:	*
	Name:	William (Bill) J. Hornbuckle
	Title:	Director

Dated: April 1, 2025	By:	*
	Name:	Kathryn S. Lever
	Title:	Director

Dated: April 1, 2025	By:	*
	Name:	James K. Sims
	Title:	Director

Dated: April 1, 2025	By:	*
	Name:	Alan C. Sklar
	Title:	Director

*By:	/s/ T. Ryan Sullivan
T. Ryan Sullivan
Attorney-in-Fact

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